AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 19, 2003
                                              REGISTRATION NO. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ___________

                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                   3699                  84-1070278
   (State or Jurisdiction of    Primary SIC Code        (I.R.S. Employer
Incorporation or Organization)                       Identification  Number)

                               10989 VIA FRONTERA
                          SAN DIEGO, CALIFORNIA 92127
                                 (858) 674-5000
   (Address and telephone number of registrant's principal executive offices)

                          LOWELL W. GIFFHORN, SECRETARY
                         PATRIOT SCIENTIFIC CORPORATION
                               10989 VIA FRONTERA
                          SAN DIEGO, CALIFORNIA 92127
                                 (858) 674-5000
            (Name, address and telephone number of agent for service)
                                  ___________
                                   COPIES TO:
                             OTTO E. SORENSEN, ESQ.
                      LUCE, FORWARD, HAMILTON & SCRIPPS LLP
                          600 WEST BROADWAY, SUITE 2600
                          SAN DIEGO, CALIFORNIA 92101
                                 (619) 236-1414
                              (619) 232-8311 (FAX)
                                  ___________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                  ___________
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[]

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

___________




                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                                             Proposed Maximum
Title of Each Class of Securities                                     Proposed Maximum      Aggregate Offering     Amount of
          to be Registered            Amount to be Registered   Offereing Price Per Unit (4)       Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par value (1)       20,149,013                  $0.046                    $  926,855         $ 85.27
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par value (2)          780,000                  $0.046                    $   35,880         $  3.30
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.00001 par value (3)        1,000,000                  $0.046                    $   46,000         $  4.23
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                      21,929,013                  $0.046                    $1,008,735         $ 92.80
----------------------------------------------------------------------------------------------------------------------------------


S1Feb03.doc




(1) Shares of the Registrant's common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. The common stock being registered is issuable to the selling security holders on their conversion of the Company's 8% Convertible Debentures (the "Debentures"). The terms of the Debentures do not fix the number of common shares that may be issuable upon conversion, however, the Company hereby registers a good faith estimate of the maximum number of shares it anticipates to issue upon conversion. The Company will not rely on Rule 416 of Regulation C if the conversion price results in an insufficient number of shares being registered. In the event that the number of shares actually issued exceeds the number of shares included in the registration fee table, the Company will file a new registration statement to cover the resale of any additional shares.
(2) Shares of common stock issued to selling security holders in payment of trade accounts payable and settlement of litigation.
(3) Issuable upon the exercise of common stock purchase warrants issued to selling security holders.
(4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the Registrant's Common Stock (the "Common Stock") as reported on the OTC Electronic Bulletin Board on February 14, 2003.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (SEC) is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

             SUBJECT TO COMPLETION; AS FILED WITH THE SECURITIES AND
                    EXCHANGE COMMISSION ON FEBRUARY 19, 2003


                               P R O S P E C T U S

                         PATRIOT SCIENTIFIC CORPORATION
                               10989 Via Frontera
                           San Diego, California 92127
                                 (858) 674-5000

                                  THE OFFERING

          The resale of up to 21,929,013 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

-    780,000 shares are presently outstanding,
- up to 20,149,013 shares are issuable to the selling shareholders as conversion shares upon the conversion of our 8% Convertible Debentures,
- 1,000,000 shares are issuable upon the exercise of warrants issuable to other selling security holders.

We will receive no proceeds from the sale of the shares by the selling shareholders. However, if exercised, we may receive proceeds from the exercise of the warrants into common stock.

                                 TRADING SYMBOL
                PTSC   (Over-the-counter Electronic Bulletin Board)

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                Please refer to Risk Factors Beginning on Page 8

THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND STATE SECURITIES REGULATORS HAVE NOT APPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL
OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.   THIS
PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Please read this prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the material information that you will need to make an investment decision.

We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS
                                                                                Page
PROSPECTUS SUMMARY                                                               5
     About our company                                                           5
     About our convertible debentures                                            5
     Additional shares we are registering                                        6
     Key facts                                                                   7

RISK FACTORS                                                                     8
     Related to our business
     Our major product line has had limited revenues                             8
          We have incurred significant losses and may continue to do so          8
          Our limited sales and marketing experience has effected our revenue    9
          Our products may not be completed on time                              9

     Related to our industry
          The market in which we operate is highly competitive                   9
          Protection of our intellectual property is limited; there is a risk of
            claims for infringement                                              10
          Our products are dependent on the Internet and Java                    10
          We may be impacted as a result of terrorism                            11

     Related to our offering and share price
     The price and the trading volume of our common stock have an effect on the
       amount of capital that can be raised                                      11
     We will require additional financing                                        11
          Large block sales of our stock may decrease the price of our stock     12
          Our stock is subject to penny-stock rules which limits our ability to
       attract competitive funding                                               13
     The price of our stock could be subject to short sale pressure              13
     On a significant drop in the price of our stock, we could be subject
       to a change in control                                                    13

     Forward-looking statements                                                  14

PLAN  OF  DISTRIBUTION                                                           14

SELLING  SHAREHOLDERS                                                            15

THE  COMPANY                                                                     16
     General                                                                     16
     Background                                                                  17


                                        2

                                                                                 Page
     Business                                                                     18
          Available  information                                                  18
          Organization  and  corporate  development                               18
          Internet  growth  and  the  emergence of the java programming language  19
          Microprocessor  technology                                              20
               General  background                                                20
               Industry  background                                               21
               Technology  description                                            22
               The  Ignite  microprocessor  as a java processor                   23
               Stage  of  development                                             23
               Business  strategy                                                 24
               Competition                                                        25
          JUICEtechnology                                                         26
               General  background                                                26
               Industry  background                                               26
               Technology  description                                            27
               Stage  of  development                                             27
               Business  strategy                                                 27
               Competition                                                        27
          High  speed  data  communications  products                             27
          Radar  and  antenna  technology                                         27
               General  background                                                27
               Gas  antenna  technology  description                              28
     Research  and  development                                                   28
     Licenses,  patents,  trade  secrets  and  other  proprietary  rights         28
     Marketing  and  distribution                                                 30
     Dependence  upon  single  customers                                          30
     Facilities                                                                   30
     Employees                                                                    31
     Government  regulation                                                       31

USE  OF  PROCEEDS                                                                 31

LITIGATION                                                                        31

SELECTED  CONSOLIDATED  FINANCIAL  DATA                                           32

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL
  CONDITION  AND  RESULTS  OF  OPERATIONS                                         33
     Critical  Accounting  Policies                                               33
     Results  of  operations for the six months ended November 30, 2002 and 2001  34
     Results  of  operations  for  the  years  ended May 31, 2002, 2001 and 2000  36
     Supplementary  Financial  Information                                        38
     Liquidity  and  capital  resources                                           39
     $25  Million  Equity  Line  of  Credit                                       40
     Secured  Note  Payable                                                       43
     8%  Convertible  Debentures                                                  44
     New  accounting  pronouncements                                              46
     Tax  loss  carryforwards                                                     48

CHANGES  IN  ACCOUNTANTS                                                          48

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURE  ABOUT  MARKET  RISK                   49

MANAGEMENT                                                                        50
     Identification  of  directors  and  executive  officers                      50


                                        3

     Biographical  information                                                    50
     Indemnification  of  officers,  directors  and  others                       52
     Executive  compensation                                                      52
     Option  grants                                                               53
     Aggregated  option  exercises  and  fiscal  year-end  values                 54
     Compensation  of  directors                                                  54
     Employee  contracts                                                          54

PRINCIPAL  SHAREHOLDERS                                                           56

CERTAIN  TRANSACTIONS                                                             58

TRADING  MARKET  AND  RELATED  MATTERS                                            59

DESCRIPTION  OF  SECURITIES                                                       60

LEGAL  MATTERS                                                                    61

EXPERTS                                                                           61

INDEX  TO  CONSOLIDATED  FINANCIAL  STATEMENTS  AND  SCHEDULE                    F-1

                               PROSPECTUS SUMMARY

ABOUT  OUR  COMPANY

     We develop, market, and sell microprocessors, our technology behind the microprocessors, and complimentary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunication networks. The microprocessor technology product line accounted for approximately 3% of our revenue in fiscal 2002. The balance of our 2002 revenue was generated from a communication product line that, subsequent to a completed last buy program, is generating minimal revenue. We also have a patent for special radar technology which, if fully developed, may allow a potential licensee to penetrate the ground or structures to find various objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. We potentially could receive up to an additional $250,000 from the sale of the gas plasma technology in the form of royalties. Our strategy is to exploit our microprocessor technologies through product sales, licensing, and strategic alliances.

     Our auditors have stated in their report on our consolidated financial statements as of and for the year ended May 31, 2002, substantial doubt about our ability to continue operating as a going concern because of recurring net losses and negative cash flows from operations. We have an accumulated deficit of $43,826,470 and negative working capital of $1,267,935 as of November 30, 2002 and a history of substantial operating losses, net losses and negative cash flow.

     We have our principal executive offices at 10989 Via Frontera, San Diego, California 92127. Our telephone number is (858) 674-5000 and our website is www.ptsc.com.
   ---------

ABOUT  OUR  CONVERTIBLE  DEBENTURES

     OVERVIEW. From August 23, 2002 through January 24, 2003, we sold to and received cash from the selling shareholders an aggregate of $605,000 of 8% convertible debentures with two year maturity dates. The convertible debentures entitle the debenture holder to convert the principal and unpaid accrued interest into our common stock on any date up to and including the maturity date. In addition, the debenture holder received warrants exercisable into a number of our common shares.

     INITIAL NUMBER OF SHARES DEBENTURES MAY BE CONVERTED INTO. The debentures can be converted into a number of our common shares based on either a negotiated number of shares or the following calculation: the amount of the debenture divided by 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date.

     RESETS OF CONVERSION PRICE AND CONVERSION SHARES. A reset date occurs on each three month anniversary of the closing date of each debenture and on the date the registration statement to which this prospectus is a part becomes effective. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date.

     WARRANTS. Concurrent with the issuance of the convertible debentures, we issued to the selling shareholders warrants to purchase up to 11,234,835 shares of our common stock. These warrants are exercisable for five years from the date of issuance at initial exercise prices equal to either a negotiated exercise price or 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is subject to being reset on each six month anniversary of its issuance and on the date the registration statement of which this prospectus is a part becomes effective.

     OPTIONS TO PURCHASE ADDITIONAL DEBENTURES. Subject to the price of our common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were sold. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

     SHAREHOLDER APPROVAL. We may currently issue more than 20% of our outstanding shares under the convertible debentures. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

     RESTRICTIVE COVENANTS. For a period of 18 months from the date of the debentures, we are prohibited from engaging in certain transactions without obtaining the selling shareholders' prior written approval. These types of transactions include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements.

     RIGHT OF FIRST REFUSAL. The selling shareholders have a right of first refusal to purchase or participate in any securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

     SELLING SHAREHOLDERS' RIGHT OF INDEMNIFICATION. We are obligated to indemnify the selling shareholders (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the convertible debenture, our registration rights agreement, other related agreements, or the registration statement.

ADDITIONAL  SHARES  WE  ARE  REGISTERING

     COMMON STOCK. The following table shows recent issuances of common stock to private investors.

                     Name           Date of Issuance       Number of Shares
                     ----           ----------------       ----------------

                 Richard Blum       October 23, 2002          400,000

                 John Rigg          January 16, 2003          380,000
                                                              -------

                 Total additional shares being registered     780,000
                                                              -------

     The shares issued to Mr. Blum were in partial settlement of litigation that Mr. Blum initiated against us in September 2001. The shares issued to John Rigg were in lieu of a cash payment for the services he provided to us through December 31, 2002.

     WARRANTS. The following table shows the private investors and the number of shares issuable upon the exercise of warrants we granted to them in conjunction with sales representation contracts.

                    Name            Date of Grant     Number of Shares Issuable
                    ----            -------------     -------------------------

               Tero Koivunen        October 24, 2002            500,000

               Tony Yen             November 1, 2002            500,000
                                                              ---------

               Total shares issuable on exercise of warrants  1,000,000
                                                              ---------


KEY  FACTS
Shares being offered for resale to the public          21,929,013  (22.8% of our
                                                       shares currently outstanding)

Total shares outstanding prior to the offering         96,339,667  as of February 12, 2003

Total shares outstanding after the offering            117,488,680

Total shares that would be outstanding assuming
 full conversion of the current offering and exercise
 of all outstanding debentures, options and warrants   186,762,027

Price per share to the public                          Market price at time of resale

Total proceeds raised by offering                      None, however, amounts may be
                                                       received from the exercise of warrants

Convertible debentures                                 A form of our convertible debenture with
                                                       the  selling  shareholders  was
                                                       included  as  an exhibit to the S-3
                                                       registration  statement  filed with
                                                       the  SEC  on  June  27,  2002

Dividend policy                                        We have never paid a dividend and
                                                       do not anticipate paying a dividend
                                                       in  the  foreseeable  future


                                  RISK FACTORS


     Before purchasing any of the common shares, you should carefully consider the following factors relating to our business and prospects.

RELATED  TO  OUR  BUSINESS
--------------------------

PATRIOT'S MICROPROCESSOR TECHNOLOGIES HAVE RESULTED IN LIMITED REVENUES AND SEVERAL RELATED PRODUCTS ARE STILL IN THE DEVELOPMENT STAGE

     We are in the development stage on several components of our microprocessor technology product line, and the products which have been commercialized have had limited revenues. Our other product lines have not generated enough revenue to support our company. Therefore, we have limited financial results upon which you may judge our potential. We may not become profitable. We have experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond our control. These include:

     - substantial delays and expenses related to testing and development of our new products,
     - production and marketing problems encountered in connection with our new and existing products and technologies,
     -    competition from larger and more established companies, and
     -    lack of market acceptance of our new products and technologies.

PATRIOT  HAS  A  HISTORY OF LOSSES, EXPECTS FUTURE LOSSES AND MAY NOT ACHIEVE OR
SUSTAIN  ANNUAL  PROFITABILITY

     We expect to incur operating losses in the future. Sales of our products may never generate sufficient revenues to fund our continuing operations. We may never generate positive cash flow or attain profitability. To date, we have incurred significant losses. As of November 30, 2002, our accumulated deficit was $43,826,470 and we had negative working capital of $1,267,935. For the fiscal years ended May 31, 2002, 2001 and 2000, we incurred net losses of $5,487,051, $4,968,903 and $7,488,708. Because of this, there is substantial doubt about our ability to continue as a going concern. These losses have resulted primarily from:

     -    significant costs associated with the development of our products,
     -    costs associated with the marketing of those products,
     - the interest charges and expenses related to previous equity and debt financings, and
     - compensation costs related to the cashless exercise of options and to the earnout of escrowed common shares.

     Should our losses continue and should we be unable to fund our operations from external sources, we would need to cease doing business and/or liquidate or sell our assets.

PATRIOT'S  LIMITED  SALES  AND  MARKETING  EXPERIENCE  HAS  AFFECTED OUR REVENUE

     Our operating results depend to a large extent on our ability to successfully market and sell our products. We currently have limited marketing capabilities and need to hire additional sales and marketing personnel. In part as a consequence of our limited resources, we may not be able to recruit, train, or retain qualified personnel to sell and market our products and we may not be able to develop a successful sales and marketing strategy. We also have very limited marketing experience. There can be no assurance that any marketing efforts undertaken by us will be successful or will result in any significant sales of our products. A continued lack of significant revenues from the sale of our products would require us to cease doing business and/or liquidate or sell our assets.

PATRIOT MAY EXPERIENCE DIFFICULTIES IN THE INTRODUCTION OF NEW PRODUCTS THAT COULD RESULT IN PATRIOT HAVING TO INCUR SIGNIFICANT UNEXPECTED EXPENSES OR DELAY THE LAUNCH OF NEW PRODUCTS

     Our technologies and products are in various stages of development. Our development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Although we may license some of our technology at its current stage of development, there can be no assurance that we will be able to do so or that any revenues generated from licensing would be sufficient to support operations at their current level. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Discovery of microprocessor design errors, frequent in the industry prior to and after production, could result in lengthy and costly redesign, fabrication (production) and testing in an industry where new technology rapidly eclipses prior innovations.

     The development of our technologies has taken longer than anticipated and could be additionally delayed. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that, in combination with existing products, they will sustain us or allow us to achieve profitable operations.

RELATED TO OUR INDUSTRY
-----------------------

INTENSE COMPETITION IN THE MARKET FOR MICROPROCESSORS COULD PREVENT PATRIOT FROM INCREASING OR SUSTAINING REVENUE AND PREVENT PATRIOT FROM ACHIEVING OR SUSTAINING ANNUAL PROFITABILITY

     Our products could be rendered noncompetitive or obsolete. Technological competition from larger and more established microprocessor companies is significant and expected to increase. Most of the companies with which we compete and expect to compete have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the
production and marketing of products.   Our ability to compete effectively may
be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than we can. In addition, one or more of our competitors may succeed or may already have succeeded in developing technologies and products that are more effective than any of those we currently offer or are developing.

PATRIOT'S LIMITED ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY MAY INADVERTENTLY ADVERSELY AFFECT ITS ABILITY TO COMPETE

     A successful challenge to our ownership of our technology could materially damage our business prospects. Our technologies may infringe upon the proprietary rights of others. Licenses required by us from others may not be available on commercially reasonable terms, if at all. We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We currently have eight U.S. patents issued and three U.S. patents pending. We have one patent issued in Europe and have filed an application for another patent in Europe, Japan and elsewhere. Any issued patent may be challenged and invalidated. Patents may not issue from any of our pending applications. Any claims allowed from existing or pending patents may not be of sufficient scope or strength to provide significant protection for our products. Patents may not be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to us. Our competitors may also be able to design around our patents.

     Vigorous protection and pursuit of intellectual property rights or positions characterize the fiercely competitive semiconductor industry, which has resulted in significant and often protracted and expensive litigation. Therefore, our competitors may assert that our technologies or products infringe on their patents or proprietary rights. Problems with patents or other rights could increase the cost of our products or delay or preclude new product development and commercialization by us. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our future patent and/or technology license positions or to defend against infringement claims.

     We did not develop the technology which is the basis for our products. This technology, which was originally known as the ShBoom technology, was acquired through a series of agreements from two co- inventors. We have been, and may again be, subject to claims from such prior parties related to the technology. Such parties may also attempt to exploit the technology independently of our rights to do so. One of the co-inventors of this technology filed a lawsuit against another prior owner and us. The trial judge ruled in favor of the prior owner and us. However, the co-inventor has filed an appeal and the trial judge's ruling may be revised in a manner that is detrimental to us. The asset purchase agreement and plan of reorganization between Patriot, nanoTronics Corporation and Helmut Falk was the agreement under which we acquired the basic ShBoom technology. The agreement also contained a number of warranties and indemnities related to the ownership of the technology and other matters. We believe nanoTronics Corporation has been liquidated and, due to Mr. Falk's death in July 1995, our ability to obtain satisfaction for any future claims as a result of a breach of the agreement may be limited.

PATRIOT  IS  DEPENDENT  ON  THE INTERNET AND JAVA FOR ACCEPTANCE OF ITS PRODUCTS

     The marketing of our microprocessor products will depend in large part upon a robust and growing industry and infrastructure for providing Internet access and carrying Internet traffic and the emergence of Java as a widespread programming language for the Internet or in embedded applications. The infrastructure or complementary products necessary to make the Internet a viable commercial marketplace may not be developed, or, even if they are developed, the Internet may not become a viable commercial marketplace. Also, Java may not become a widespread programming language for the Internet or in embedded applications, and a market may not develop for devices to run Java efficiently. If the Internet does not become a viable commercial marketplace or if Java does not become a generally accepted programming language, then our business, operating results and financial condition will be materially and adversely affected.

PATRIOT MAY FACE INTERRUPTION OF PRODUCTION AND SERVICES DUE TO INCREASED SECURITY MEASURES IN RESPONSE TO TERRORISM

     Our business depends on the free flow of products and services through the channels of commerce. Recently, in response to terrorists' activities and threats aimed at the United States, transportation, mail, financial and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of these activities and potential activities. We may also experience delays in receiving payments from payers that have been affected by terrorist activities and potential activities. The U.S. economy in general is being adversely affected by terrorist activities, and potential activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

RELATED TO OUR OFFERING AND SHARE PRICE
---------------------------------------

THE PRICE AND THE TRADING VOLUME OF PATRIOT'S COMMON STOCK HAVE AN EFFECT ON THE AMOUNT OF CAPITAL THAT CAN BE RAISED

     We are exposed to fluctuations in the price and trading volume of our common stock and the effect on the amount of capital we are able to raise related to our $25 million line of credit. We registered 15,000,000 shares of our common stock in November 2001, comprised of 14,100,000 put shares and 900,000 warrant shares which have been issued to Swartz Private Equity LLC under a three year, $25 million investment agreement. The actual number of shares that potentially could be issued under the investment agreement is determined by the price of our stock during the pricing periods and the discount that Swartz receives and is limited by the trading volume of our stock during the defined period. We can impose a floor under which we will not be obligated to issue stock to Swartz, and we set a predetermined number of shares to be issued for each put. In this manner, we maintain the ability to have an effect on when, how much and at what price the stock will be issued to Swartz. We ran out of registered shares related to the $25 million equity line of credit in May 2002. Before we can make additional use of the $25 million equity line of credit, we would need to register additional common shares beyond the 15,000,000 shares previously registered and issued.

PATRIOT MAY NOT BE ABLE TO OBTAIN ADDITIONAL CAPITAL TO FUND ITS OPERATIONS WHEN NEEDED

     A lack of additional funding could force us to substantially curtail or cease our operations, which would have a material adverse effect on our business. Our ability to raise additional funds under the debenture agreement is subject to certain conditions. These conditions include the effectiveness of a registration statement covering the resale of the shares sold on the conversion of the debentures or the exercise of the warrants issued concurrently with the debentures. We estimate our current annual cash requirements to sustain our operations to be $2.4 million. There can be no assurance that any future funds required will be generated from operations or from other potential sources. Further, any such required funds may only be available on unattractive terms and may significantly dilute the value of our existing shares.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF PATRIOT SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE

     The selling shareholders are offering all of the common stock offered through this prospectus. The selling shareholders are not restricted in the price at which they can sell the common stock. Shares sold at a price below the current market price at which the common stock is trading may cause the market price to decline. The shares of common stock that are issuable on the conversion of the debentures or exercise of the warrants issued concurrent with the debentures represent 23.2% of our outstanding shares. However, should the price of our stock drop, the number of common shares issuable on the conversion of these debentures, plus the conversion of currently outstanding previously issued debentures, would be subject to reset provisions which would substantially increase the number of common shares to be issued. To the extent the selling shareholders, and shareholders of currently outstanding previously issued debentures, convert and then sell their common stock, the common stock price may decrease due to the additional shares in the market. This could allow the selling shareholders, and shareholders of currently outstanding previously issued debentures, to convert their convertible debentures into even greater amounts of common stock, the sales of which would further depress the stock price. Accordingly, we do not know the exact number of shares that will be issued on the conversions of the debentures. The following table presents the potential number of shares that could be issued and the total number of shares outstanding under several alternative scenarios:




                                    Market Price as of  If January 15, 2003 Market Price Decreases
                                      January 15, 2003          25%            50%            75%

Market price (conversion price)           $      0.090   $      0.068   $      0.045   $      0.023

Common stock currently outstanding          96,339,667     96,339,667     96,339,667     96,339,667

Number of shares issuable on conversion     23,716,186     23,924,580     27,086,124     53,478,261

Number of warrants issuable on exercise     24,094,010     24,094,010     24,094,010     24,094,010

Potential common stock outstanding         144,149,863    144,358,257    147,519,801    173,911,938

Dilutive effect to current shareholders             50%            50%            53%            81%


In addition, at the option of the debenture holder, interest accruing at the annual rate of 8% can be converted into shares of our common stock at the same time and at the same conversion price as the principal portion of the debenture.

Should the debenture holders accumulate interest, a larger number of shares would be issued on conversion and if the price of the common stock declines, the reset provisions which allow greater amounts of shares to be issued would also be in effect for the interest portion of the debenture. As of December 31, 2002, $59,966 interest was payable to the debenture holders which could be converted into 1,199,320 shares of common stock at an average conversion price of $0.05.

THE MARKET FOR PATRIOT'S STOCK IS SUBJECT TO RULES RELATING TO LOW-PRICED STOCK WHICH LIMITS OUR ABILITY TO ATTRACT COMPETITIVE FUNDING

     Our common stock is currently listed for trading in the NASD Over-The-Counter Bulletin Board Market and is subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended. In general, the penny stock rules apply to non-NASDAQ or non-national stock exchange companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document, quote information, broker's commission information and rights and remedies available to investors in penny stocks. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The "penny stock rules," therefore, may have an adverse impact on the market for our common stock and may effect our ability to attract competitive funding.

OUR SHARE PRICE COULD BE LOWERED AS A RESULT OF SHORT SALES

     The significant downward pressure on the price of the common stock as the selling shareholders convert and sell material amounts of common stock could encourage short sales by the selling shareholders or others. When an investor sells stock that he does not own, it is known as a short sale. The seller, anticipating the price of the stock to go down, will buy the stock at a later date. If the price of the stock goes down, the seller will profit for the difference between what he origianally sold it for less what he later had to buy it for. Short sales enable the seller to profit in a down market. Short sales could place significant downward pressure on the price of our common stock.

ON A SIGNIFICANT DROP IN THE PRICE OF OUR STOCK, WE COULD BE SUBJECT TO A CHANGE IN CONTROL

     There is a possibility that a significant number of shares, the exact number of which we do not know, of our common stock could be issued on the conversion of the debentures. This possibly could result in a change in control of the company. Such a change in control could have a material adverse effect on our operations and business plans. We are unable to determine the impact such a change in control could have on our company.

FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and we desire to take advantage of the "safe harbor" provisions in those laws. Therefore, we are including this statement for the express purpose of availing ourselves of the protections of these safe harbor provisions with respect to all of the forward-looking statements we make. The forward-looking statements in this prospectus reflect our current views with respect to possible future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the absence of significant revenues and financial resources, a history of losses, no assurance that the development of technology can be completed or that its completion will not be delayed, significant competition, the uncertainty of patent and proprietary rights, uncertainty as to royalty payments and indemnification risks, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we anticipate. In this prospectus, the words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in "Risk Factors" and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus. All written and oral forward-looking statements made subsequent to the date of this prospectus and attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

                    PLAN OF DISTRIBUTIONPLAN OF DISTRIBUTION

     After the effective date of the registration statement of which this prospectus is a part, each selling shareholder will be free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

     The selling shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling shareholders and any broker-dealer that acts in connection with the sale of common shares may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals are deemed to be underwriting discounts or commissions.

     Because the selling shareholders may be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

     Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Exchange Act, provided they meet the criteria and conform to the requirements of such Rule.

                              SELLING SHAREHOLDERS

SELLING SHAREHOLDERS


     The following table sets forth certain information with respect to the selling shareholders as of February 12, 2003. Except as set forth below, none of the selling shareholders currently is an affiliate of ours, and none of them had has a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers.


                                                                              Amount and
                                                                             Percentage of
                                 Beneficial            Maximum Number         Common Stock
                                Ownership of           of Shares of          After the Sale
                              Common Stock as          Common Stock     --------------------------
Name                        of February 12, 2003      Offered for Sale    Number              %
--------------------------  -------------------      ----------------  ---------------------------
Lincoln Ventures, LLC                32,425,616   (2)    8,311,689   24,113,927   (2)  23.82%  (2)
Clifford Koerner                      2,780,403   (3)    1,755,755    1,024,648   (3)   1.08%
Victor Gabourel                       3,130,339   (4)      975,419    2,154,920   (4)   2.30%
Gloria Felcyn, Trustee (1)           17,904,222   (5)    4,814,305   13,089,917   (5)  13.41%
James and Josephine Zolin             2,839,634   (6)      390,168    2,449,466   (6)   2.63%
Richard Daniels                       3,240,764   (7)      975,419    2,265,345   (7)   2.41%
Frederick Feck, Trustee               1,536,334   (8)      975,419      560,915   (8)      *
Stan Caplan                           1,536,334   (9)      975,419      560,915   (9)      *
Dan Nunes                               768,168   (10)     487,710      280,458  (10)      *
Leo Correia                             768,168   (11)     487,710      280,458  (11)      *
Richard Blum                            400,000            400,000           -             *
John Rigg                               380,000            380,000           -             *
Tero Koivunen                           500,000            500,000           -             *
Tony Yen                                500,000            500,000           -             *

* Denotes less than 1%

     (1) As trustee of the Helmut Falk Family Trust and executor of the Helmut Falk estate, Ms. Felcyn effectively controls the shares that were subject to an escrow arrangement originally issued to nanoTronics in connection with the ShBoom technology acquisition and shares that remain from 5,000,000 non-escrowed shares originally issued to nanoTronics in connection with the ShBoom technology acquisition and subsequently transferred to the Helmut Falk Family Trust.

     (2) This number includes 9,495,694 shares of common stock issuable upon the conversion of previously issued convertible debentures. These shares have been previously registered. This number also includes
          14,618,233 shares of common stock issuable upon exercise of outstanding warrants previously issued to Lincoln which are currently exercisable, which shares would not be deemed beneficially owned (due to exercise restrictions within the warrants) within the meaning of Sections 13(d) and 13(g) of the Exchange Act to the extent that their acquisition in a warrant exercise by Lincoln would cause Lincoln to own in excess of 4.99% of our outstanding common stock immediately following such exercise. By the terms of the Debentures, the 4.99% limitation may be increased to a maximum of 9.99% if the Company accepts a tender offer and a change in control takes place. Therefore, it is expected that Lincoln will not beneficially own more than 9.99% of our outstanding common stock at any time. Roy Adams has ultimate voting and/or investment control over the securities owned by Lincoln.

     (3) Includes 1,024,648 shares of common stock issuable upon exercise of outstanding warrants

     (4) Includes 580,316 shares of common stock issuable upon the conversion of previously issued convertible debentures. These shares have been previously registered. This number also includes 1,424,604 shares of common stock issuable upon exercise of outstanding warrants

     (5) Includes 2,321,263 shares of common stock issuable upon the conversion of previously issued convertible debentures. These shares have been previously registered. This number also includes 4,102,431 of common stock issuable upon exercise of outstanding warrants and 50,000 shares of common stock issuable upon exercise of stock options issued to Ms. Felcyn, as an individual, as a director of the company.

     (6) Includes 580,316 shares of common stock issuable upon the conversion of previously issued convertible debentures. These shares have been previously registered. This number also includes 1,456,336 shares of common stock issuable upon exercise of outstanding warrants

     (7) Includes 580,316 shares of common stock issuable upon the conversion of previously issued convertible debentures. These shares have been previously registered. This number also includes 1,650,029 shares of common stock issuable upon exercise of outstanding warrants

     (8) Includes 560,915 shares of common stock issuable upon exercise of outstanding warrants

     (9) Includes 560,915 shares of common stock issuable upon exercise of outstanding warrants

     (10) Includes 280,458 shares of common stock issuable upon exercise of outstanding warrants

     (11) Includes 280,458 shares of common stock issuable upon exercise of outstanding warrants


                              INFORMATION ABOUT US
THE COMPANY

     Patriot Scientific Corporation was organized under Delaware law on March 24, 1992, as the successor by merger to Patriot Financial Corporation, a Colorado corporation incorporated on June 10, 1987. Our address is 10989 Via Frontera, San Diego, California 92127, and our telephone number is (858) 674-5000. Our home page can be located on the World Wide Web at http://www.ptsc.com.

     We develop, market, and sell microprocessors, our technology behind the microprocessors, and complimentary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunication networks. The microprocessor technology product line accounted for approximately 3% of our revenue in fiscal 2002. The balance of our 2002 revenue was generated from a communication product line that, subsequent to a completed last buy program, is generating minimal revenue. We also have a patent for special radar technology which, if fully developed, may allow a potential licensee to penetrate the ground or structures to find various objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. We potentially could receive up to an additional $250,000 from the sale of the gas plasma technology in the form of royalties. Our strategy is to exploit our microprocessor technologies through product sales, licensing, and strategic alliances.

     In 1997, we emerged from the development stage primarily as a result of the acquisition of Metacomp Inc. There can be no assurance that we can achieve profitable operations, and we may need additional financial resources during the next twelve months.

BACKGROUND

     In February 1989, we completed our initial public offering under a registration statement on Form S-18 under the Securities Act of 1933. This offering raised gross proceeds of $50,000 and net proceeds of approximately $28,640 upon the sale of 2,500,000 units at $.02 per unit. Each unit sold in the public offering consisted of one common share and one Class A common stock purchase warrant exercisable to acquire one share of common stock and one Class B common stock purchase warrant. All Class A and Class B warrants have since been exercised or have lapsed.

     On May 12, 1992, we redomiciled ourselves from Colorado to Delaware by merging into a wholly owned Delaware subsidiary, Patriot Scientific Corporation, organized for that purpose. The reincorporation resulted in a reverse stock split. Three shares of the Colorado corporation, par value $.00001, were converted into one share of the Delaware corporation, par value $.00001. The reincorporation also effected a change in our charter and bylaws and a name change to Patriot Scientific Corporation.

     In May 1993, we registered under the Securities Act of 1933 a total of 7,631,606 shares issuable upon the exercise of outstanding Class A and Class B common stock purchase warrants. We received net proceeds of $3,343,915 upon the
exercise of those warrants and the issuance of 7,538,102 common shares.   None
of such warrants remain outstanding.

     Effective May 31, 1994, we entered into an asset purchase agreement and plan of reorganization with nanoTronics Corporation located in Eagle Point,
Oregon and Helmut Falk.   We issued a total of 8,500,000 restricted common
shares to nanoTronics to acquire certain microprocessor technology of nanoTronics. The technology acquired was used to develop a sophisticated yet low cost microprocessor. 5,000,000 of the shares were issued on a non-contingent basis, and the remaining 3,500,000 shares were issued subject to the terms of an earnout escrow arrangement, which concluded on May 31, 1999.

     Effective December 26, 1996, we acquired 96.9% of the outstanding shares of Metacomp, Inc., a California corporation, from 56 shareholders in exchange for the issuance of 1,272,068 shares of our common stock. Based on the closing price of our common stock of $1.375 on the date of the acquisition, the price of the acquisition was $1,749,094. This business combination was accounted for as a pooling-of-interests.

BUSINESS

     AVAILABLE INFORMATION

     We file reports, proxy statements and other information with the SEC, and these reports may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Offices of the SEC: 75 Park Place, New York, New York 10007, and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates.

     We mail a copy of our audited Annual Report on Form 10-K along with a proxy statement to our shareholders prior to our annual meeting.

     We have filed a registration statement on Form S-1, of which this prospectus is a part, with the SEC. This registration statement or any part thereof may also be inspected and copied at the public reference facilities of the SEC.

     Our filings may also be accessed through the SEC's web site
(http://www.sec.gov) or by visiting our web site at (http://www.ptsc.com) and linking to the SEC's site.

     ORGANIZATION AND CORPORATE DEVELOPMENT. Our business involves the following technologies:

     -    Ignite  microprocessor  technology,
     -    JUICEtechnology,
     -    high-speed data communications technology, and
     -    radar technology.

     The  stages  of  development  of  our  technologies  is  as  follows:

     - Ignite microprocessor. This technology is generating minor amounts of revenue from the sale of development boards, microprocessors and initial license fees related to the microprocessor application. We run the technology on a 0.35-micron microprocessor, which is in current production. We have ported the WindRiver VxWorks operating system and the Sun Microsystems personalJava virtual machine to the microprocessor. In addition, the technology is available for sale as intellectual property which enables the prospective customer to incorporate the microprocessor functions with other parties' applications to arrive at a system on a chip solution. Although we anticipate the Ignite technology to be our main product line, it currently accounts for only 3% of our revenue in fiscal year 2002.

     - JUICEtechnology. This technology was introduced to address the need to conserve power in embedded applications by varying the speed at which any microprocessor processes data. By varying the speed of the microprocessor, battery life can be significantly expanded thereby enhancing the users internet experience on a variety of handheld devices including cell phones, smart phones, pocket PCs and personal digital assistants. There has been no revenue generated from this product as of yet.

     - High-speed data communications. Revenue from this technology was phased out during fiscal year 2002 as a result of the products reaching the end of their life cycles. During fiscal 2002 we initiated a last time buy program and except for minor repeat orders have discontinued to sell this product line. We have decided to concentrate our efforts on the Ignite microprocessor and JUICEtechnology. Although the communications product line accounted for approximately 97% of our fiscal year 2002 revenue, we anticipate that the Ignite microprocessor and JUICEtechnology will be our main product lines in the future.

     - Radar and antenna. We sold the gas plasma antenna technology in August 1999. Our radar technology has not generated any revenue and we have suspended further development of this technology in order to concentrate our resources on our Ignite and JUICEtechnology products.

     Due to our small size and staffing overlaps among the technologies, certain personnel may work on any or all of our technologies from time to time.

     During at least the last three years, we have focused the majority of our efforts on the Ignite and high-speed data communications technologies. The Ignite technology is targeted for the embedded controller and Java language processor marketplaces.

     INTERNET GROWTH AND THE EMERGENCE OF THE JAVA PROGRAMMING LANGUAGE. The Internet is a global web of computer networks. This "network of networks" allows computers connected to the Internet to "talk" to one another. The Internet provides organizations and individuals with new means to conduct business. Commercial uses of the Internet include business-to-business and business-to-consumer transactions, product marketing, advertising, entertainment, electronic publishing, electronic services and customer support. We believe that organizations will also increasingly use the Internet and private Intranet networks to improve communications, distribute information, lower operating costs and change operations. Use of the Internet has grown rapidly impacting computer hardware, software and peripheral industries. The rapid growth in popularity of the Internet is in part due to continuing penetration of computers and modems into U.S. households, growth of the informational, entertainment and commercial applications and resources of the Internet, the growing awareness of such resources among individuals, and the increasing availability of user-friendly navigational and utility tools which enable easier access to the Internet's resources.

     The growth of the Internet and corporate Intranets is creating a demand for hardware, software and peripherals. Software, such as Java, has been developed to serve the requirements of Internet users.

     Java is a programming language that was originally developed for personal digital assistant devices and television set top boxes. It was formally announced as an object-oriented language for the Internet in May 1995 by Sun Microsystems Inc. A large number of major computer, software, browser and on-line service provider companies have licensed the Java language. Accordingly, Java is a fundamental platform for Internet related applications. A significant number of Java applications, or applets, are now available on the Internet. These applications not only enhance web pages but also perform many functions of traditional computer software programs. Our Ignite technology lends itself to potential markets in which the use of Java is prevalent.

     With Java, data and programs do not have to be stored on the user's computer, but can reside anywhere on the Internet to be called upon as needed. Among its various attributes, two key features of Java are (1) its ability to run on a variety of computer operating systems thus avoiding the problem of incompatibility across networks, and (2) security, because Java enables the construction of virus-resistant, tamper-resistant systems by using resource-access control and public-key encryption. Because of Java's useful features, it has also become a popular programming language for embedded applications.

     Since Java is designed to run on multiple types of devices and operating systems, it allows developers to write a program once for many types of operating systems, instead of having to write new versions for each type. Java does this by interpreting a program's commands into something that a particular type of computer can understand. This interpretive design runs programs slower than if they were tailored for each type of computer and is resulting in a need for specialized microprocessors and compilers to increase Java's speed.

     The growth of Java is causing a number of companies to consider it as a basis for a new style of computing tailored to the Internet and not encumbered by the limitations of, or requiring, traditional computer operating systems. The concept is to design inexpensive access devices to communicate via the Internet.

     OUR MICROPROCESSOR TECHNOLOGY.

     General Background.    In 1991, nanoTronics Corporation was formed and
     ------------------
acquired a base technology for an advanced microprocessor integrated on a single computer chip. nanoTronics subsequently engaged in substantial technical development and fabricated a first-generation microprocessor in early 1994.

     Since the acquisition of the technology from nanoTronics, effective May 31, 1994, we have been engaged in enhancing the microprocessor design, adding additional technical features to further modernize the design, and improving and testing the new design. We initially fabricated a prototype 0.8-micron microprocessor in May 1996. The next generation was a 0.5-micron microprocessor that was delivered in September 1997. The 0.5-micron microprocessor was employed in demonstrations for prospective customers and was shipped in limited numbers to customers as an embedded microprocessor. In 1998 we introduced a 0.35-micron microprocessor whose features included a reduction in size and improved performance. In addition, in September 2000 we completed a VHDL model of this technology which enables customers to purchase intellectual property incorporating microprocessor functions with other parties' applications to arrive at a system on a chip solution. By purchasing this software model, customers can significantly reduce their time to market by simulating results as opposed to trial and error commitment to silicon production. We are currently working on a 0.18-micron enhancement of silicon production for our Ignite microprocessor technology.

     Industry Background.  The semiconductor logic market has three major
     -------------------
sectors:

        -     standard logic products,
        -     application specific standard products, and
        -     application specific integrated circuits.

     Standard logic products, such as the Intel's X86 and Pentium and Motorola's 680X0 microprocessor families, are neither application nor customer specific. They are intended to be utilized by a large group of systems designers for a broad range of applications. Because they are designed to be used in a broad array of applications, they may not be cost effective for specific applications. Application specific integrated circuits are designed to meet the specific application of one customer. While cost effective for that application, application specific integrated circuits require large sales volumes of that application to recover their development costs. Application specific standard processors are developed for one or more applications but are not generally proprietary to one customer. Examples of these applications include modems, cellular telephones, wireless communications, multimedia applications, facsimile machines and local area networks. We have designed our microprocessor to be combined with application specific software to serve as an embedded control product for the application specific standard processor market sector.

     Application specific standard processors are typically used in embedded control systems by manufacturers to provide an integrated solution for application specific control requirements. Such systems usually contain a microprocessor or microcontroller, logic circuitry, memory and input/output circuitry. Electronic system manufacturers combine one or more of these elements to fit a specific application. The microprocessor provides the intelligence to control the system. The logic circuitry provides functions specific to the end application. The input/output circuitry may also be application specific or an industry standard component. The memory element, if not on the microprocessor, is usually a standard product used to store program instructions and data. In the past, these functions have been executed through multiple integrated circuits assembled on a printed circuit board. The requirements for reduced cost and improved system performance have created market opportunities for semiconductor suppliers to integrate some or all of these elements into a single application specific standard processor or chip set, such as the Ignite family of microprocessors. The Ignite family provides close integration of the microprocessor and input/output function with the logic circuitry, thereby providing an advanced application specific standard processor.

     Embedded control systems enable manufacturers to differentiate their products, replace less efficient electromechanical control devices, add product functionality and reduce product costs. In addition, embedded control systems facilitate the emergence of completely new classes of products. Embedded control systems have been incorporated into thousands of products and subassemblies worldwide, including automotive systems, remote controls, appliances, portable computers and devices, cordless and cellular telephones, motor controls and many other systems.

     Microprocessors are generally available in 4-bit through 64-bit architectures, which refers to the amount of data they can process. 4-bit microprocessors are relatively inexpensive, typically less than $1.00 each. Although they lack certain performance and features, they account for more than

40% of worldwide microcontroller volume. Also in general use today are 8-bit architectures, generally costing $1.00 to $10.00 each and accounting for an additional 40% of worldwide microcontroller volume. To date 16-bit, 32-bit and 64-bit architectures, with typical costs of over $10.00 each, have offered very high performance, but are generally considered to be expensive for high-volume embedded control applications. The use of 16-bit, 32-bit and 64-bit architectures offers fewer internal limitations, making programming easier and providing higher performance. Although generally more expensive per unit and requiring more support logic and memory, these devices offer many advantages for more sophisticated embedded control systems.

     Electronic system designers, driven by competitive market forces, seek semiconductor products with more intelligence, functionality and control that can be used to reduce system costs and improve performance. For these needs, the Ignite product family was designed to be a sophisticated 32-bit microprocessor with advanced features. The Ignite product family uses a smaller number of transistors compared to other RISC processors which results in less power consumption and more economical prices compared to other embedded control
applications.   This creates the opportunity for the development of new,
cost-effective applications.

     Technology Description.  Conventional high-performance microprocessors are
     ----------------------
register-based with large register sets. These registers are directly addressable storage locations requiring a complex architecture that consumes costly silicon. This conventional architecture provides processing power for computer applications but complicates and slows the execution of individual instructions and increases silicon size, thereby increasing the microprocessor cost.

     Our technology is fundamentally different from most other microprocessors in that the data is stored in groups. Our microprocessor employs certain features of both register and stack designs. The resultant merged stack-register architecture improves program execution for a wide range of embedded applications. Our design combines two processors in one highly integrated package, a microprocessing unit for performing conventional processing tasks, and an input-output processor for performing input-output functions. This replaces many dedicated peripheral functions supplied with other processors. The microprocessor's design simplifies the manipulation of data. Our architecture employs instructions that are shrunk from 32-bits to 8-bits. This simplified instruction scheme improves execution speed for computer instructions. Our architecture incorporates many on-chip system functions, thus eliminating the requirement of support microprocessors and reducing system cost to users.

     The 0.8-micron microprocessor was designed to operate at a speed of 50Mhz; the 0.5-micron microprocessor at a speed of 100Mhz; the 0.35-micron microprocessor at 150MHz; and the 0.18-micron to operate at speeds in excess of 300Mhz. They are all compatible with a wide range of memory technology from low cost dynamic random access memory to high-speed static random access memory.
The microprocessors can be packaged in various surface-mount and die-form packaging. There can be no assurance that the designed speed will be achieved with production models of the 0.5 or 0.18-micron microprocessors or future versions or that all of the desired functions will perform as anticipated.

     Our technology is not designed or targeted to compete with high-end processors for use in personal computers. It is targeted for embedded control applications. We believe that the features described above differentiate the Ignite family from other 8-bit to 64-bit microprocessors targeted for embedded control applications. Considering the reduced requirement for support microprocessors, the Ignite family is intended to be available at a high volume price that should be price competitive with high-end 8-bit microprocessor and general 16-bit microprocessor systems but with higher performance (speed and functional capability). The Ignite family has been designed to allow high-speed and high-yield fabrication using generally available wafer fabrication technology and facilities.

     The Ignite Microprocessor as a Java Processor.  We believe the Ignite
     ---------------------------------------------
microprocessor architecture is capable of being an efficient and cost effective Java programming language processor, because Java is designed to run on a stack-oriented architecture and the Ignite architecture executes the virtual stack machine internal to Java efficiently. Many Java operation codes or instructions require only a single 8-bit Ignite family instruction to be executed, providing a performance advantage over other more expensive processors that require six or more 32-bit instructions to do the same task. This feature allows the execution of Java programs with increased speed and reduced code size thereby enabling lower system memory costs. In addition, the incorporation of many on-chip system functions is expected to allow the Ignite family to perform most of the other functions required of an Internet computer device or Java accelerator, thereby eliminating components. Since Internet computers are designed to be inexpensive appliances for Internet access, cost, speed and performance are expected to be key requirements for designers. We believe the Ignite technology can compete favorably on the basis of such requirements, although there can be no assurance we can successfully exploit Java related applications or that competitors will not create superior Java processors.

     We have ported the Java operating environment to the Ignite family, which currently uses the C programming language for software support. We are a licensee of Sun Microsystems Inc. This enables us to develop and distribute products based on Sun's personalJava, a platform on which to run Java applications. We have also licensed from Wind River an operating system, VxWorks, and entered into a relationship with Forth Inc. whereby Forth will provide software support and operating system development tools for the Forth Programming language. We expect that successful implementation of this software should result in a microprocessor which is competitive in the Java virtual machine and embedded applications markets. We believe that, if the implementation is successfully completed, the Ignite I family will be competitive with Java microprocessors announced by competitors. However, there can be no assurance of successful implementation of this package of software or of a market for an Ignite family Java microprocessor.

     Stage of Development.  In early 1994, nanoTronics initiated production of a
     --------------------
first generation of wafers at a contract fabrication facility using 6 inch wafers employing 0.8-micron double-metal CMOS technology. After the May 31, 1994 acquisition, we improved the original design, added new features and performed simulations and tests of the improved designs. In October 1995, a run of six wafers of second generation 0.8-micron microprocessors was fabricated by a contract fabrication facility. Subsequently, we tested these microprocessors, while completing a C computer language compiler and preparing application development tools. The compiler and application development tools are necessary to enable system designers to program the Ignite family for specific applications. We made corrections to the design suggested by the testing of prototype units and produced an additional run of second generation microprocessors from remaining wafers in May 1996. In July 1996, we employed these microprocessors in demonstration boards for use by developers and prospective customers and licensees.

     In December 1997, we completed development of and started shipping a 0.5-micron microprocessor based on the Ignite technology and found that 0.5-micron double-metal CMOS technology improved operating speed, reduced power requirements, reduced physical size and reduced fabrication cost. In May 1998, we began a production run of a 0.35-micron microprocessor that further increased operating speed and cost performance over the previous generations of the Ignite family of microprocessors.

     At each stage of development, microprocessors require extensive testing to ascertain performance limitations and the extent and nature of errors (bugs), if any. When significant limitations or errors are discovered, additional rounds of design modifications and fabrication are required prior to having functional and demonstrable microprocessors for prospective customers and licensees. Although our 0.5 and 0.35-micron microprocessors have been sent to prospective customers in anticipation of production orders, there can be no assurance that we, during our continued testing of these products, will not identify errors requiring additional rounds of design and fabrication prior to commercial production. Additional delays could have an adverse effect on the marketability of our technology and financial condition.

     In September 2000, we completed the VHDL soft-core version of the Ignite microprocessor family. The hardware design inside a microprocessor, or silicon device, can be represented as a software program. This, in essence, replaces the old style of designing microprocessors using schematics. VHDL is the predominant software language used to design semiconductors. In addition to the design aspects, VHDL also contains sophisticated simulation tools that allow the designer to simulate the functionality of the entire design before committing to silicon. Also VHDL enables a designer to easily modify and enhance the design. A design represented in VHDL goes through a synthesis process whereby it is converted to the most basic element of a design, logical gates. This gate level representation in turn is used with computer aided engineering tools to translate the design into the most fundamental component of semiconductors, transistors. The characteristics of the transistors can be given as a library to a foundry. Therefore, a design represented in VHDL is technology and foundry independent and can be targeted for any given transistor geometry (such as 0.18, 0.25, or 0.35- micron) for any foundry of choice.

     We have developed marketing materials, product manuals and application development tools for use by licensees and customers. The manuals and tools are necessary to enable system designers to quickly and easily program the Ignite family for specific applications.

     We believe that the Ignite family is ready for licensing or sale and that any additional changes encountered in current testing will be minor and can be made during subsequent production runs of Ignite family microprocessors for customers, when and if orders are obtained. We also believe the core technology is ready for licensing for use by others to develop custom multiple function microprocessors.

     Business Strategy.  The increasing demand for embedded control has made the
     -----------------
market for microprocessors one of the largest segments of the semiconductor logic market. This demand will drive the need for embedded processors. Our strategy does not entail competing directly with suppliers who have multiple microprocessor types addressing all parts of the embedded systems market, but on identifying certain market niches that the Ignite would best address due to its low cost, low power consumption and small number of transistors.

     Because of the above factors, we intend to focus the majority of our efforts on the embedded microprocessor business, a market without an established base of microprocessor products and for which we believe the Ignite has desirable technical and market advantages.

     We believe that our architecture is suited for controller applications requiring high performance and low system cost, such as cell phones, printers, video terminals, robotics, motion controllers, industrial controllers, digital communication devices, video games, kiosks, cable and satellite modems and TV set top boxes. We expect that early licensing of the technology and product applications will focus on embedded control.

     We have three international representatives for foreign markets and are addressing the domestic market with an in-house business development person. We also have a strategic alliance with an outside microprocessor design house.

     We believe the appropriate approach for us initially lies in a balanced effort of cultivating licensees and developing specific product enhancement partnerships, producing original equipment manufactured products, and providing technical support to third parties on a contract basis. The overall balance of these approaches will be monitored and modified as we attempt to ascertain and capitalize on the highly dynamic and competitive embedded microprocessor market. There can be no assurance that we can successfully exploit our microprocessor technology.

     Subject to the availability of financial and personnel resources, while we are commercializing the Ignite family and the core technology, our strategy is to also design and develop future versions of the microprocessor with more demanding sub-micron technology and with more features. However, our resources are limited, and there can be no assurance that we will be able to continue microprocessor enhancement.

     Initial fabrications of the 0.8-micron and 0.5-micron processors were performed by contract fabrication facilities. The 0.35-micron microprocessor was fabricated by a contract fabrication facility that had agreed to provide production quantities for our customers. We are currently working with a contract fabrication facility and our design house partner to produce a 0.18-micron version of the Ignite. There can be no assurance fabrication facilities will be available to produce the Ignite family in the future. However, since there are a large number of fabrication facilities with the capability to produce the Ignite family of microprocessors, we believe microprocessors can be produced on a contract basis. Industry shortages of fabrication facilities that may exist and are predicted to exist in the future are generally limited to the more demanding architectures. If a shortage of fabrication facilities develops, it could have a material adverse effect on our financial condition.

     Competition.  The semiconductor industry is intensely competitive and has
     -----------
been characterized by price erosion, rapid technological change and foreign competition in many markets. The industry consists of major domestic and international semiconductor companies, most of which have greater financial, technical, marketing, distribution, development and other resources than ours. The market for microprocessors and for embedded control applications is at least as competitive.

     While our strategy is to target high-volume licensees and microprocessor customers requiring more sophisticated but low-cost, low-power consumption devices, we can still expect significant competition. We may also elect to develop embedded control system products utilizing our own architecture or by contract for other manufacturers.

     We expect that the Ignite family, if successfully commercialized in the embedded controller market, will compete with a variety of 16/64-bit microprocessors including those based on intellectual property from ARM and MIPS and microprocessors from Hitachi, Motorola and IBM. As a Java processor, we expect our Ignite family will compete with a broad range of microprocessors including those incorporating co-processor accelerator technology. The producers of these microprocessors have significantly greater resources than ours.

     A new entrant, such as ours, is at a competitive disadvantage compared to these and other established producers. A number of factors contribute to this, including:

          -    the lack of product performance experience,
          - lack of experience by customers in using application development systems,
          -    no record of technical service and support, and
          -    limited marketing and sales capabilities.

     JUICETECHNOLOGY

     General Background.  During 2001 we introduced a technology to enhance the
     ------------------
users experience of the wireless internet by expanding the capabilities of his device (either a cell phone, PDA, smart phone or pocket PC). By varying the speed at which the microprocessor processes information, the device can present information in a richer format than is available from current technologies and, additionally, doing so with less drain on the device's battery.

     Industry Background.  The wireless industry currently provides voice and
     -------------------
text data over airwaves ranging from 8Kbps to 19.6Kbps in North America. Voice transmissions account for the majority of wireless use, however at these band widths data content providers are limited to the type of product they are able to transmit and display on a user's device. In addition, users are now familiar with the internet content they receive on their desk top and lap top computers provided by land lines and, therefore, may not be overly enthusiastic about inferior products provided by the wireless internet. Eventually the band width is expected to increase to over 2Mbits. When this happens, content providers will be able to transmit information to a user's device in a way similar to existing land lines thereby meeting the user's current expectations. These enhanced transmissions may include items such as video streaming, video mail, mobile television, video conferencing and video on demand just to name a few.
In North America we are still several years away from this solution. Currently
only 4% of wireless users are internet connected.   Significant funds will need
to be expended to procure band width and provide the infrastructure to meet the
demands of next generation wireless applications.   In the meantime, device
manufacturers, wireless data network providers and content providers continue to attempt to attract a larger number of wireless internet subscribers with existing technology. Several areas which are having a dampening effect on attracting internet subscribers are the mobile wireless device's small screen size and limited battery power, the user's difficulty in interacting when using small keypads or number pads, and the network carrier's transmission of text only or limited graphics.

     Technology Description.  JUICEtechnology provides a solution for text only
     ----------------------
and limited graphics content and limited battery power. Juice allows interaction between the microprocessor contained in the user's device and the data being transmitted by the content provider. When the content is such that increased processor speed is required to provide a better display, as would be the case in expanded graphics, the microprocessor simply increases its functioning speed. Conversely, if the content is such that the microprocessor can effectively process the content at a lower speed, then the processor slows down, thereby, conserving energy. This combination provides for both expanded battery life for the user's device and for a richer wireless internet experience for the user.

     Stage of Development.  The engineering is complete for JUICEtechnology,
     --------------------
however, we are awaiting significant customer interest before we commit to the development of a working model available for demonstrations and commercialization.

     Business Strategy.   To launch JUICEtechnology we will need the
     -----------------
support of a major manufacturer, wireless service provider or content supplier who can introduce the product as a defacto standard.

     Competition.  Although we are not aware of any other solutions which
     -----------
condition data in the manner that JUICEtechnology does, there are a variety of companies that are attempting to vary the speed at which a microprocessor processes data including Intel, Hitachi, Transmeta and AMD. Some of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can.

     HIGH SPEED DATA COMMUNICATIONS PRODUCTS.

     The communication products that reached the end of their life cycles are:

     VME Product Line - a line of intelligent high-speed communications engines in a virtual memory European form factor. Some of our customers for these products included the military as well as large satellite based data communications companies.

     Atcomm2/4 Product Line - an intelligent two or four channel product that was used for high-speed data communications.

     Except for minor repeat orders, we no longer support this product line. We have disposed of or fully reserved the communication product line inventory and are concentrating our efforts and resources on Ignite and JUICEtechnology.

     RADAR AND ANTENNA TECHNOLOGY.

     General Background.We commenced active development of our ground
     -------------------
penetrating radar technology in April 1992. By May 1993, we were able to demonstrate the sensing, processing and crude visualization of images from our technology, and by May 1994 we had completed our prototype device. Since May 1994, we have focused our efforts and limited financial resources on the microprocessor technology and communication products, effectively suspending development and marketing efforts related to ground penetrating radar.

     Gas Antenna Technology Description.
     ----------------------------------

     We sold our gas plasma technology in August 1999.

     RESEARCH AND DEVELOPMENT. Our current development efforts are focused on improvement of and additional features for the Ignite family microprocessor and developing the JUICEtechnology. The development of these technologies has taken longer than anticipated and could be subject to additional delays. Therefore, there can be no assurance of timely or successful marketing of these technologies.

     We incurred research and development expenditures of $1,372,421, $2,218,433 and $3,170,166 for our fiscal years ended May 31, 2002, 2001 and 2000. The majority of these expenditures have been devoted to our microprocessor
technology.   We believe that technical advances are essential to our success and expect that we will continue to expend substantial funds on research and
development of our technology.   However, there can be no assurance that such
research and development efforts will result in the design and development of a competitive technology in a timely manner.

     LICENSES, PATENTS, TRADE SECRETS AND OTHER PROPRIETARY RIGHTS. We rely on a combination of patents, copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary technologies. Our policy is to seek the issuance of patents that we consider important to our business to protect inventions and technology that support our microprocessor technology.

     We have six U.S. patents issued dating back to 1989 on the microprocessor technology. We have one microprocessor technology patent pending in five European countries and one patent issued in Japan and may file additional applications under international treaties depending on an evaluation of the costs and anticipated benefits that may be obtained by expanding possible patent coverage. In addition, we have one U.S. patent issued on the ground penetrating radar technology and one U.S. patent issued on one of the communications products. We also have three patents pending related to several other development programs including JUICEtechnology.

     In addition to such factors as innovation, technological expertise and experienced personnel, we believe that a strong patent position is becoming increasingly important to compete effectively in the semiconductor industry. It may become necessary or desirable in the future for us to obtain patent and technology licenses from other companies relating to certain technology that may be employed in future products or processes. To date, we have not received notices of claimed infringement of patents based on our existing processes or products; but, due to the nature of the industry, we may receive such claims in the future. Likewise, we believe that we may have claims against other semiconductor companies should certain of our pending patents be favorably granted. However, there can be no assurance thereof or any assurance that we could successfully exploit any potential patent claims against larger competitors.

     Based on the asset purchase agreement and plan of reorganization between Patriot, nanoTronics and Mr. Falk, we were the recipients of a number of warranties and indemnities. We believe nanoTronics has been liquidated and, due to Mr. Falk's death in July 1995, we may be limited in our ability to obtain satisfaction should we have any future claims against nanoTronics or its successor, the Falk Family Estate.

     We have entered into the following licenses related to the microprocessor technology:

     - Sierra Systems. In June 1994, we entered into an agreement with Sierra Systems whereby we could provide the C programming language on the Ignite. We currently provide development boards with the C programming language.

     - Sun Microsystems Inc. In June 1997, we entered into an agreement with Sun Microsystems, Inc. which enabled us to develop and distribute products based on Sun's Java's technology. In June 1998, we exercised an option under that agreement to license from Sun, personalJava, a smaller platform on which to run Java applications that did not include an operating system. We determined that personalJava was better suited to the markets available to the Ignite. We have ported personalJava to the Ignite.

     - Wind River. In July 1997, we entered into an agreement with Wind River that provided us with a license for an operating system, VxWorks, to be used in conjunction with personalJava. We have ported VxWorks to the Ignite.

     - Forth Inc. In July 1997, we entered into a license agreement with Forth Inc. whereby Forth will provide software support and operating system development tools for the Forth programming language. Several customers are evaluating the Ignite as a microprocessor using the Forth programming language.

     We had one U.S. patent on our gas plasma antenna technology that was sold in August 1999.

     We have one U.S.  patent on our ground penetrating radar technology.  No
foreign application has been made.   There are a large number of patents owned
by others in the radar field generally and in the field of ground penetrating radar specifically. Accordingly, although we are not aware of any possible infringement and have not received any notices of claimed infringement, we may receive such claims in the future.

     There can be no assurance that any patents will be issued from pending or future applications or that any patents that are issued will provide meaningful protection or other commercial advantages to us. Although we intend to protect our rights vigorously, there can be no assurance that these measures will be successful.

     We generally require all of our employees and consultants, including our management, to sign a non-disclosure and invention assignment agreement upon employment with us.

     MARKETING AND DISTRIBUTION. Our products are marketed through a combination of direct sales and distributors. Approximate sales by principal geographic area (as a percentage of sales) for fiscal years ended May 31 were as follows:

                                2002                2001           2000
                              --------           ---------       --------
     Domestic sales              99%                75%             65%

     Foreign sales
       Asia                      -  %                7%              7%
       Europe                     1 %                6%             19%
       North America              - %               12%              9%
                              --------           ---------       --------
    Total sales                  100%              100%            100%
                              ========           =========       ========

     All of our operating assets are located within the United States. While sales to certain geographic areas generally vary from year to year, we do not expect that changes in the geographic composition of sales will have a material adverse effect on operations.


     DEPENDENCE UPON SINGLE CUSTOMERS. Ten percent (10%) or more of our consolidated net sales were derived from shipments to the following customers for the fiscal years ended May 31as follows:

                            2002         2001           2000
                            ----         ----           ----

     Advanced Relay     $151,000      $      -        $     -
     Schindler            59,000             -              -
     Raytheon                  -        88,000              -
     SAIC                      -        41,000              -
     Spellcaster               -        40,000              -
     Intermec                  -             -        137,000
     Sipex                     -             -        138,000
     Miel                      -             -        127,000

      All of the above sales were for communication products and were shipped against multiple purchase orders from each customer.

     We had no backlog as of January 31, 2003 or January 31, 2002.

     FACILITIES. We have one 10,300 square foot office located at 10989 Via Frontera, San Diego, California. The facility is leased through July 2006. In July 2002, we sublet approximately 5,000 square feet of our facility to an independent third party. The term of the sublease coincides with the remaining term of our lease. The reduced floor space provides adequate and suitable facilities for all of our corporate functions.

     EMPLOYEES. We currently have eight personnel. Four persons are employed in research and development, one in marketing and sales and three are engaged in general and administrative activities. We also engage additional consultants and part-time persons as needed from time to time.

     Our future success depends in significant part upon the continued service of our key technical and senior management personnel. The competition for highly qualified personnel is intense, and there can be no assurance that we will be able to retain our key managerial and technical employees or that we will be able to attract and retain additional highly qualified technical and managerial personnel in the future. None of our employees is represented by a labor union, and we consider our relations with our employees to be good. None of our employees is covered by key man life insurance policies.

     GOVERNMENT REGULATION. To our knowledge, our products are not subject to governmental regulation by any federal, state or local agencies that would affect the manufacture, sale or use of our products, other than occupational health and safety laws and labor laws which are generally applicable to most companies. We cannot, of course, predict what sort of regulations of this type may be imposed in the future but do not anticipate any unusual difficulties in complying with governmental regulations which may be adopted in the future.

     We have not incurred costs associated with environmental laws and do not anticipate such laws will have any significant effect on our future business.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of these securities.

                                LEGAL PROCEEDINGS

     In January 1999, we were sued in the Superior Court of San Diego County, California by the Fish Family Trust, a co-inventor of the original ShBoom technology. The suit also named as defendants nanoTronics and Gloria Felcyn on behalf of the Falk Family Trust. The suit sought a judgment for damages, a rescission of the Technology Transfer Agreement and a restoration of the
technology to the co-inventor.   In March 1999, we joined with nanoTronics and
Gloria Felcyn and filed our response and cross-complaint against the Fish Family Trust. In November 2000, the judge issued a summary ruling in favor of the
defendants on all counts.   The Fish Family Trust filed an appeal in January
2001. Management believes that it is unlikely that the appellate court will overturn the trial court's ruling and that the resolution of the appeal process will have no impact on our financial position, income or cash flows.

     In September 2001, an action was filed against us in the Superior Court of San Diego County, California by Richard G. Blum, our former Chairman, President and Chief Executive Officer. Mr. Blum contended that he was wrongfully terminated on August 5, 2001 in violation of his employment agreement dated December 1, 2000. He sought damages for the alleged breach of his employment agreement, age discrimination, as well as other related claims. In October 2002, we entered into a settlement agreement with Mr. Blum whereby we agreed to pay him $60,000 over twelve months and to issue him 400,000 shares of our common stock. This liability has been recorded in our consolidated financial statements for the six months ended November 30, 2002.

                             SELECTED FINANCIAL DATA

     You should read the selected consolidated financial data set forth below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those statements included elsewhere in this report. The selected unaudited consolidated financial data set forth below for the first two fiscal quarters ended November 30, 2002 and 2001 have been derived from our unaudited consolidated financial statements. In the opinion of management, these interim financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of the results for interim periods. Operating results for the six month period are not necessarily indicative of the results that may be expected for the year. The selected consolidated financial data set forth below for the fiscal years ended May 31, 2002, 2001, 2000, 1999, and 1998 have been derived from our consolidated financial statements which have been audited by Nation Smith Hermes Diamond, independent auditors, for the year ended May 31, 2002 and BDO Seidman, LLP, independent auditors, for the preceding four years.



                                      SIX MONTHS ENDED NOVEMBER 30,                           YEARS ENDED MAY 31,
                                       ---------------------------- ---------------------------------------------------------------
                                            2002           2001          2002         2001          2000       1999         1998
                                         ------------  ------------ ------------ ------------ ------------ ------------ -----------
                                                  inaudited
                                         --------------------------
STATEMENTS OF OPERATIONS DATA:
Revenue:
     Sales                               $    45,049   $   321,889  $   358,809  $   337,384  $   716,960  $ 1,134,545  $1,902,874
                                         ------------  ------------ ------------ ------------ ------------ ------------ -----------
Costs and expenses:
     Cost of sales                            11,989       390,011      393,980      544,320      725,008      711,195    1,163,688
     Research and development                373,505       871,247    1,372,421    2,218,433    3,170,166    2,149,361    1,607,828
     Selling, general and administrative   1,064,234     1,392,412    2,708,579    2,588,579    3,501,128    2,015,058    4,090,937
                                         ------------  ------------ ------------ ------------ ------------ ------------ -----------
        Total costs and expenses           1,449,728     2,653,670    4,474,980    5,351,332    7,396,302    4,875,614    6,862,453
                                         ------------  ------------ ------------ ------------ ------------ ------------ -----------
Operating loss                            (1,404,679)   (2,331,781)  (4,116,171)  (5,013,948)  (6,679,342)  (3,741,069) (4,959,579)
Other income (expense), net                 (616,050)     (273,791)  (1,370,880)      45,045     (809,366)    (535,387) (2,555,206)
                                         ------------  ------------ ------------ ------------ ------------ ------------ -----------
Net loss                                 $(2,020,729)  $(2,605,572) $(5,487,051) $(4,968,903) $(7,488,708) $(4,276,456)$(7,514,785)
                                         ============  ============ ============ ============ ============ ============ ===========

Basic and diluted loss per common share  $     (0.02)  $     (0.04) $     (0.08) $     (0.09) $     (0.17) $     (0.11) $    (0.24)

Weighted average number of shares-
     basic and diluted                    82,752,899    60,741,712   66,810,028   53,433,788   44,156,418   38,042,734   31,016,956


                                                                                            May 31,
                                               November 30,      ------------------------------------------------------------------
                                                   2002              2002           2001          2000         1999          1998
                                             -----------------   ------------  -------------   ----------- ------------  ----------
                                               (unaudited)
BALANCE SHEET DATA:
Cash and cash equivalents                      $      2,210     $    88,108   $    464,350    $2,100,242  $    35,813   $  602,456
Working capital (deficiency)                     (1,267,935)       (918,768)       328,605     1,769,340   (1,545,055)   1,011,329
Total assets                                        662,979         934,526      1,543,693     2,733,148    1,145,027    2,189,654
Long-term obligations, net of current maturities    278,622         331,929              -             -            -      508,355
Total stockholders' equity (deficit)             (1,030,826)       (444,825)       922,388     2,209,882     (981,234)   1,156,848


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Our Results of Operations have been and may continue to be subject to significant variations. The results for a particular period may vary due to a number of factors. These include:

- the overall state of the semiconductor and communications segments of the economy,
-     the development status of and demand for our products,
-     economic conditions in our markets,
-     the timing of orders,
-     the timing of expenditures in anticipation of future sales,
-     the mix of products sold by us,
-     the introduction of new products,
-     product enhancements by us or our competitors, and
-     pricing and other competitive conditions.

CRITICAL ACCOUNTING POLICIES

     We believe that the following represent our critical accounting policies:

Property, Equipment and Depreciation

     Property and equipment are stated at cost. Depreciation is computed over the estimated useful life of three to five years using the straight-line method. Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We continuously evaluate the recoverability of our long-lived assets based on estimated future cash flows from and the estimated fair value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

Patents and Trademarks

     Patents and trademarks are carried at cost less accumulated amortization and are amortized over their estimated useful lives of four years. The carrying value of patents and trademarks is periodically reviewed and impairments, if any, are recognized when the expected future benefit to be derived from an individual intangible asset is less than its carrying value.

Revenue Recognition

     We recognize revenue on the shipment to our customers of communication products, microprocessor integrated chips and evaluation boards. We anticipate that in the future we will also derive revenue from fees for the transfer of proven and reusable intellectual property components or the performance of engineering services. We anticipate to enter into licensing agreements that will provide licensees the right to incorporate our intellectual property components in their products with terms and conditions that we anticipate to vary by licensee. Generally, we anticipate these payments will include a nonrefundable technology license fee, which will be payable upon the transfer of intellectual property, or a nonrefundable engineering service fee, which generally will be payable upon achievement of defined milestones. In addition, we anticipate these agreements will include royalty payments, which will be payable upon sale of a licensee's product, and maintenance and limited support fees. We will classify all revenue that involves the future sale of a licensee's products as royalty revenue. Royalty revenue will be generally recognized in the quarter in which a report is received from a licensee detailing the shipments of products incorporating our intellectual property components (i.e., in the quarter following the sale of licensed product by the licensee). We will classify all revenue that does not involve the future sale of a licensee's products, primarily license fees and engineering service fees and maintenance and support fees, as contract revenue. License fees will be recognized upon the execution of the license agreement and transfer of intellectual property, provided no further significant performance obligations exist and collectibility is deemed probable. Fees related to engineering services contracts, which will be performed on a best efforts basis and for which we will receive periodic milestone payments, will be recognized as revenue over the estimated development period, using a cost-based percentage of completion method. Annual maintenance and support fees, which will be renewable by the licensee, will be classified as contract revenue and will be amortized over the period of support, generally 12 months.


Research and Development Costs

     Research and development costs are expensed as incurred.

Stock Options

     The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. During the year ended May 31, 2002, based upon information then available, we revised our estimates regarding the recovery of our inventories. As a result, we increased existing reserves for obsolescence by $111,381.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED NOVEMBER 30, 2002 AND NOVEMBER 30, 2001

NET SALES. Total net sales for the six months ended November 30, 2002 decreased 86.0% to $45,049 from $321,889 for the corresponding period of the previous fiscal year. This decrease was due to the final buys on our matured communication products having been substantially completed the previous fiscal year. We are currently expending our efforts on marketing and sale of our microprocessor technology. The microprocessor technology generated minimal revenue during the six months ended November 30, 2002. We anticipate that future revenue will be derived from up front license fees and royalties as a result of the shift in focus to the commercialization of our microprocessor and
related technology intellectual property.   Previously we focused primarily on
the sale of silicon products. We cannot estimate when significant revenue will be generated from the microprocessor technology.

COST OF SALES. Cost of sales as a percentage of net sales decreased to 26.6% in the six months ended November 30, 2002 compared to 121.2% for the corresponding period of the previous fiscal year. This significant decrease was due to minor sales during the first two quarters of 2003 not having associated costs due to having previously written off the communication product line inventory. A $149,433 write-down of the inventory to zero during the previous fiscal year was a result of not being able to find a buyer for the communication product line and our decision to focus future company revenue on the sale of licenses and intellectual property related to our microprocessor technology versus the sale of microprocessor silicon and related products. The winding down of the communication product line did not impair any of our other assets. Also, as a result of eliminating the communication product line, overhead expenses charged to cost of sales the previous fiscal year are now being charged to general and administrative expenses.

RESEARCH AND DEVELOPMENT EXPENSES decreased 57.1% from $871,248 for the six months ended November 30, 2001 compared to $373,505 for the six months ended November 30, 2002. This decrease was due to a reduction in consulting services compared to the previous fiscal year related to the development of a new soft core version of the microprocessor technology in the amount of $87,802 and a reduction in payroll expense as a result of downsizing the department by six individuals during the second and third fiscal quarters of the previous fiscal year in an amount of $370,625.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES decreased 23.6% to $1,064,234 for the six months ended November 30, 2002 compared to $1,392,412 for the six months of the previous fiscal year. This decrease was due primarily to a reduction in executive, marketing and sales personnel in the amount of $309,932 as a result of downsizing the company during the second and third fiscal quarters of the previous fiscal year.

OTHER EXPENSES for the six months ended November 30, 2002, were $616,050 compared to other expenses of $273,791 for the corresponding period of the previous fiscal year. This change resulted primarily from the recognition of non-cash interest expense of $550,566 related to the amortization of the debt discount associated with the issuance of warrants under a secured note payable and convertible debentures coupled with interest expense of $65,669 related to the note and debentures for the current fiscal period compared to $261,068 and $13,087, respectively for the same fiscal period of the previous fiscal year.

RESULTS  OF  OPERATIONS  FOR  THE  YEARS  ENDED  MAY  31,  2002,  2001  AND 2000

     OUR NET SALES IN FISCAL 2002, 2001 AND 2000 WERE AS FOLLOWS:

     Fiscal Year       Amount       % Change from the Previous Fiscal Year
    -----------      -----------     --------------------------------------

       2002          $   358,809               Increase of 6.3%
       2001          $   337,384               Decrease of 52.9%
       2000          $   716,960

     Net sales. Total net sales for the year ended May 31, 2002 increased slightly over the previous year as a result of our last buy program for the communications products all of which have reached the end of their life cycles. Net sales for the year ended May 31, 2001 decreased from the previous fiscal year. This decrease was due to a lack of follow-on shipments for the matured communication products. We have stopped production of our communications products as we are now concentrating on the microprocessor product line. We anticipate only minor, if any, communication product revenue since we are attempting to sell this line. Future sales will be derived from sales of microprocessors and licensing of microprocessor technology.

     OUR COST OF SALES IN FISCAL 2002, 2001 AND 2000 WERE AS FOLLOWS:

     Fiscal Year     Amount       % Change from the          % of Net Sales
     -----------     ------      Previous Fiscal Year         --------------
                                 --------------------

        2002       $  393,980      Decrease of 27.6%            109.8%
        2001       $  544,320      Decrease of 24.9%            161.3%
        2000       $  725,008                                   101.1%

     Cost of sales. Cost of sales as a percentage of net sales decreased in the fiscal year ended May 31, 2002 compared to the previous fiscal year. This decrease was due to a reduction in fixed manufacturing overhead as a result of cost cutting programs instituted in conjunction with the completion of the communication product line during the current fiscal year. Cost of sales as a percentage of net sales increased in the fiscal year ended May 31, 2001 compared to the previous fiscal year. This increase was due to fixed manufacturing overhead being allocated to a smaller revenue base during the fiscal year ended May 31, 2001 and a $138,000 reduction in royalties during the fiscal year ended May 31, 2001 compared to the previous fiscal year negatively impacting the percentage comparison.

     OUR RESEARCH AND DEVELOPMENT EXPENSES IN FISCAL 2002, 2001 AND 2000 WERE AS
FOLLOWS:

          Fiscal Year       Amount      % Change from the Previous Fiscal Year
       -----------------  -----------  ----------------------------------------

             2002           $1,372,421            Decrease of 38.1%
             2001           $2,218,433            Decrease of 30.0%
             2000           $3,170,166

     Research and development expenses decreased during the fiscal year ended May 31, 2002 compared to the previous fiscal year. This decrease was due primarily to a reduction of approximately $406,000 in personnel costs, a $221,000 reduction in the costs of outside consultants and a reduction in software maintenance costs of $77,000. These reductions in costs were as a result of a cost cutting program initiated during the first half of the current fiscal year. Research and development expenses decreased during the fiscal year ended May 31, 2001 compared to the previous fiscal year. This decrease was due primarily to non-cash compensation expense of $1,588,960 being recorded the previous fiscal year as a result of the Company providing employees and directors the option of exercising their stock options using a cashless exercise provision compared to no similar expense in the current fiscal year. This decrease was partially offset by an increase in personnel costs of approximately $300,000 and consulting services of $150,000. The increase in personnel and consulting costs was attributable to the introduction of the new soft core version of the microprocessor technology and to accelerate the effort to complete and improve the marketability of the Ignite I and JUICEtechnology. We added four research and development personnel, including one executive, during the fiscal year ended May 31, 2001.

     OUR SELLING, GENERAL AND ADMINISTRATIVE EXPENSES IN FISCAL 2002, 2001 AND 2000 WERE AS FOLLOWS:

      Fiscal Year        Amount     % Change from the Previous Fiscal Year
     -------------     -----------  --------------------------------------

        2002           $2,708,579          Increase of 4.6%
        2001           $2,588,579          Decrease of 26.0%
        2000           $3,501,128

     Selling, general and administrative expenses increased during the fiscal year ended May 31, 2002. This increase was due primarily to approximately $294,000 of legal, accounting and shareholder costs associated with several registrations of securities and two shareholder meetings, non-cash compensation of $105,000 related to services provided to support our merger and acquisition
activities, offset by reductions in consulting expenses of $286,000.   Selling,
general and administrative expenses decreased during the fiscal year ended May 31, 2001, compared to the previous fiscal year. This decrease was due primarily to non-cash compensation expense of approximately $2,150,000 being recorded during the previous fiscal year as a result of the Company providing employees and directors the option of exercising their stock options using a cashless exercise provision compared to no similar expense in the current fiscal year. This decrease was partially offset by an increase in marketing, employment and consulting costs of approximately $1,174,000. This increase was due to increased marketing expenses related to Ignite I and JUICEtechnology and additional compensation and relocation costs related to changes in several executive level positions. We added six selling, general and administrative personnel, including two executives, during the fiscal year ended May 31, 2001.

     OUR OTHER INCOME (EXPENSES) IN FISCAL 2002, 2001 AND 2000 WERE AS FOLLOWS:

     Fiscal Year             Amount     % Change from the Previous Fiscal Year
   ----------------     --------------    ------------------------------------

          2002               $(1,370,880)              Not meaningful
          2001               $    45,045               Not meaningful
          2000               $  (809,366)

     Other income (expense) changed significantly for the fiscal year ended May 31, 2002 compared to the previous fiscal year. This change resulted primarily from the recognition of non-cash interest expense of approximately $1,324,000 related to the amortization of the debt discount associated with the issuance of warrants under the secured note payable, convertible debentures, and equity line of credit and interest expense related to the excess of the market price over the carrying value of the common shares sold to Swartz for which the proceeds were applied to the note payable balance. Other income (expenses) changed significantly for the fiscal year ended May 31, 2001, compared to the previous fiscal year. During the fiscal year ended May 31, 2001, other income was recognized primarily from interest income as opposed to the previous fiscal year when other expense resulted primarily from the recognition of approximately $996,000 of non-cash interest expense related to the amortization of debt discount and $51,000 increase in interest expense over 2001 related to short term notes. The 2000 expenses were partially offset by a gain of $250,000 on the sale of the gas plasma antenna technology.

SUPPLEMENTARY FINANCIAL INFORMATION

     The following table presents unaudited, select information for each of the ten fiscal quarters in the period ended November 30, 2002:

                                         First               Second             Third               Fourth
                                         Quarter             Quarter            Quarter             Quarter
                                     -----------------   -----------------  -----------------   -----------------
Fiscal 2003:
Total revenues                       $         39,889    $          5,160
Operating loss                               (661,408)           (743,271)
Net loss                                     (943,441)         (1,077,288)
Net loss per basic and diluted share $          (0.01)   $          (0.01)

Fiscal 2002:
Total revenues                       $        314,500    $          7,389   $          4,620    $         32,300
Operating loss                             (1,039,217)         (1,292,564)          (964,703)           (819,687)
Net loss                                   (1,046,970)         (1,558,602)        (1,260,676)         (1,620,803)
Net loss per basic and diluted share $          (0.02)   $          (0.02)  $          (0.02)   $          (0.02)

Fiscal 2001:
Total revenues                       $        119,101    $         57,623   $         66,045    $         94,615
Operating loss                               (900,412)         (1,202,001)        (1,365,203)         (1,546,332)
Net loss                                     (886,540)         (1,186,663)        (1,352,694)         (1,543,006)
Net loss per basic and diluted share $          (0.02)   $          (0.02)  $          (0.03)   $          (0.02)


LIQUIDITY AND CAPITAL RESOURCES

In connection with their report on our consolidated financial statements as of and for the year ended May 31, 2002, Nation Smith Hermes Diamond, our independent certified public accountants, expressed substantial doubt about our ability to continue as a going concern because of recurring net losses and negative cash flow from operations.

At November 30, 2002, we had deficit working capital of $1,267,935 and cash and cash equivalents of $2,210. We have historically funded our operations primarily through the issuance of securities and debt financings. Cash and cash equivalents decreased $85,898 during the six months ended November 30, 2002 due to net cash used in operations of $1,108,120 offset by funds generated primarily from the issuance of convertible debentures of $847,000 and short term notes payable of $150,000. The net cash used in operations was $1,108,120 for the six months ended November 30, 2002 compared to $2,073,812 for the corresponding period of the previous fiscal year. The decrease in cash required in operations was due primarily to a $764,150 reduction in net loss as adjusted to reconcile to cash used in operating activities coupled with a $167,211 change in prepaid expenses and other assets between the two periods. Cash used in investing activities was $34,240 for the six months ended November 30, 2002 compared to $51,348 for the corresponding period of the previous fiscal year. Cash provided by financing activities was $1,056,462 for the six months ended November 30, 2002 compared to $1,703,603 for the corresponding period of the previous fiscal year. This decrease was primarily the result of a reduced issuance of common stock of $761,604 during the current fiscal period compared to the corresponding period of the previous fiscal year.

We estimate our current annual cash requirements to sustain our operations for the next twelve months to be $2.4 million. Since we are no longer supporting the communications product line, we are assuming that there will be no communications product revenue. We have a note payable to Swartz Private Equity, LLC ("Swartz") of $635,276 at November 30, 2002 which was originally due in January 2003 and subsequent to the end of the quarter has been extended to April 2003. We also have convertible debentures with a group of investors as of November 30, 2002 aggregating $1,280,000. At the option of the debenture holders, they may purchase additional debentures up to $1 million at any time during the next two years as long as the price of our common stock is in excess of $0.20 per share. During the first six months ended November 30, 2002, we obtained $50,000 from the sale of equity to several private investors and
$150,000 from short term notes entered into with a related party.    Subsequent
to November 30, 2002, we obtained an additional $33,350 from the sale of equity to several private investors, $250,000 from the issuance of additional convertible debentures and $30,000 from a short term note entered into with a related party. In addition, we are negotiating the terms of a $12 million equity line of credit.

If we are not successful at obtaining and drawing down on the $12 million equity line of credit or if the optional amounts under the convertible debentures are not raised in sufficient amounts, then we may not have funds sufficient to meet our cash requirements. In such circumstances, we may need to secure additional short-term debt, private placement debt and/or equity financings with individual or institutional investors. In addition, we may need to make additional cost
reductions if our cash requirements cannot be met from external sources.    We
expect that the $2.4 million requirement will be provided by:

     - additional funds under the $12 million equity line of credit if we are successful in concluding negotiations with the potential investor and are able to register additional shares of common stock, and such available funding exceeds the remaining balance of the note payable to Swartz;

     -    proceeds from the exercise of outstanding stock options and warrants;
          and

     -    additional debt and/or equity financings.

In addition, we have formulated additional cost reduction plans which can be implemented if the required funds are not obtainable. We also have remaining a $400,000 accounts receivable factoring agreement with our bank; however, we have no eligible accounts receivable to factor as of November 30, 2002.

We anticipate our future revenue to be derived primarily from the sale of licenses and royalties. To receive this revenue, we may require additional equipment, fabrication, components and supplies during the next twelve months to support potential customer requirements and further develop our technologies. Product introductions such as those currently underway for the Ignite I and JUICEtechnology may require significant product launch, marketing personnel and other expenditures that cannot be currently estimated. Further, if expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures we cannot currently estimate, may be required. It is possible therefore, that higher levels of expenditures may be required than we currently contemplate resulting from changes in development plans or as required to support new developments or commercialization activities or otherwise.

If we are unable to obtain the necessary funds, we could be forced to substantially curtail or cease operations which would have a material adverse effect on our business. Further, there can be no assurance that we will be able to timely receive shareholder approval to increase the number of authorized shares or that required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. As such, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

$25 MILLION EQUITY LINE OF CREDIT

     Overview. On September 17, 2001, we entered into an investment agreement with Swartz. The investment agreement entitles us to issue and sell our common stock to Swartz for up to an aggregate of $25 million from time to time during a three-year period following the effective date of the registration statement. This is also referred to as a put right. We filed a registration statement on Form S-1 on October 11, 2001 that was declared effective on November 5, 2001 for 15,000,000 shares of our common stock which we issued to Swartz during the fiscal year ended May 31, 2002. There remains approximately $24 million available under this line conditioned on us filing one or more additional registration statements. As of January 31, 2003, we have not filed a statement requesting the registration of additional shares to put to Swartz under the $25 million equity line of credit.

     Put Rights. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right, and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $3 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of common shares sold to Swartz may not exceed 20% of the aggregate daily reported trading volume during each of two consecutive ten business day periods beginning on the business day immediately following the day we invoked the put right.

     The price Swartz will pay for each share of common stock sold in a put is equal to the lesser of (i) the market price for each of the two consecutive ten business day periods beginning on the business day immediately following the day we invoked the put right minus $0.10, or (ii) X percent of the market price for each of the two ten day periods, where, X is equal to 90% if the market price is below $2.00 and 93% if market price is equal to or greater than $2.00. Market price is defined as the lowest closing bid price for the common stock during each of the two consecutive ten business day periods. However, the purchase price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

          Limitations and Conditions Precedent to Our Put Rights. We may not initiate a put if, as of the proposed date of such put:

     - we have issued shares of our common stock that have been paid for by Swartz and the amount of proceeds we have received is equal to the maximum offering amount;

     - the registration statement covering the resale of the shares becomes ineffective or unavailable for use;

     - our common stock is not actively trading on the OTC Bulletin Board, the Nasdaq Small Cap Market, the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange, or is suspended or delisted with respect to the trading on such market or exchange.

     If any of the following events occur during the pricing period for a put, the volume accrual shall cease. For the put, the pricing period shall be adjusted to end 10 business days after the date that we notify Swartz of the event, and any minimum price per share we specified shall not apply to the put:

     - we have announced or implemented a stock split or combination of our common stock between the advanced put notice date and the end of the pricing period;

     - we have paid a common stock dividend or made any other distribution of our common stock between the advanced put notice date and the end of the pricing period;

     - we have made a distribution to the holders of our common stock or of all or any portion of our assets or evidences of indebtedness between the put notice date and the end of the pricing period;

     - we have consummated a major transaction (including a transaction, which constitutes a change of control) between the advance put notice date and the end of the pricing period, the registration statement covering the resale of the shares becomes ineffective or unavailable for use, or our stock becomes delisted for trading on our then primary exchange; or

     - we discover the existence of facts that cause us to believe that the registration statement contains an untrue statement or omits to state a material fact.

     Short Sales. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

     Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the investment agreement. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

     Termination of Investment Agreement. We may also terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

     Restrictive Covenants. During the term of the investment agreement and for a period of two months thereafter, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities or with a fixed conversion or exercise price subject to adjustment without obtaining Swartz's prior written approval.

     Right of First Refusal. Swartz has a right of first refusal to purchase any variable priced securities offered by us in any private transaction which closes on or prior to two months after the termination of the investment agreement and a right of participation for any equity securities offered by us in any private transaction which closes on or prior to two months after the termination of the investment agreement.

     Swartz's Right of Indemnification. We are obligated to indemnify Swartz (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

     Waiver and Agreement. On March 12, 2002, we entered into an amended waiver and agreement with Swartz which replaced and superseded all previous waivers and agreements. This amended waiver and agreement extended the time of the put beyond twenty days and redefined the price of the put to be the lesser of the factor of (a) the volume weighted average price per share, as defined by Bloomberg L.P., for each day of the put multiplied by .70 or (b) the volume weighted average price per share minus $0.05 multiplied by 20% of the acceptable daily volume as defined in the waiver. At the discretion of Swartz, the 20% daily volume limitation could be increased up to 30% of the daily volume. In addition, the amended waiver and agreement increased the intended put share amount for the first put to 14,100,000 shares, which is the total number of shares we had registered so far under the $25 million equity line of credit. On May 30, 2002 we closed the first put under the $25 million equity line of credit by applying the proceeds of $926,924 to the secured note payable discussed below.

     Warrants. In connection with closing the $25 million equity line of credit, we issued to Swartz a commitment warrant to purchase 900,000 shares of our common stock as discussed further in Note 7 to the consolidated financial statements. This warrant was valued on the issuance date using the Black-Scholes pricing model and the value was recorded as a debt discount.

SECURED NOTE PAYABLE

On March 12, 2002, we replaced and superceded a previously issued Secured Promissory Note with Swartz with an Amended Secured Promissory Note and Agreement with an effective date of October 9, 2001 and an Addendum to Amended Secured Promissory Note dated March 12, 2002. The amended note, which originally was to mature on January 9, 2003, has been extended to April 2003 and amounts outstanding under the note bear interest at the rate of 5% per annum. Per the addendum to the amended note, principal and interest payments are deferred until April 2003.

As part of the consideration for entering into the above amended note, we agreed to issue warrants to Swartz related to each advance against the note. In connection with each advance, we issued to Swartz a warrant to purchase a number of shares of common stock equal to the amount of the advance multiplied by 8.25 at an initial exercise price equal to the lesser of (a) the factor of the average of the volume weighted average price per share, as defined by Bloomberg L.P., for each trading day in the period beginning on the date of the previous advance and ending on the trading day immediately preceding the date of the current advance multiplied by .70 or (b) the volume weighted average price per
share minus $0.05.   In addition, if after March 12, 2002, we issue common stock to any parties other than Swartz, we are obligated to issue to Swartz warrants equal to 20% of the common stock so issued. The amended note also gives to Swartz the right of first refusal and rights to participate in subsequent debt or equity transactions entered into by us through March 15, 2003.

As of November 30, 2002 we issued warrants to purchase up to 14,817,481 shares of our common stock in accordance with the amended note agreements. The warrants issued were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. See Note 7 to the consolidated financial statements for discussion of the terms of the warrants

The note is secured by our assets.

All debt discounts are to be amortized as additional interest expense over the term of the note payable. As of November 30, 2002, $1,107,238 had been reflected as debt discount of which $917,722, $86,781 and $189,516 was amortized to interest expense during the year ended May 31, 2002 and the three and six months ended November 30, 2002, respectively.

     Advances against the note                                    $1,790,000
     Less amount applied against $30 million equity line of credit (227,800) Less amount applied against $25 million equity line of credit (926,924) Less debt discount
          Total                                     1,107,238
          Amount amortized to expense              (1,107,238)            -
                                                  ------------   -----------
     Note payable at November 30, 2002                           $  635,276
                                                                 ===========

On November 9, 2001, an offset of $227,800 from the sale of 2,500,000 shares of common stock was applied against the final put under the $30 million equity line of credit discussed below.

On May 30, 2002, an offset of $926,924 from the sale of 14,100,000 shares of common stock was applied against the first and only put under the $25 million equity line of credit discussed below.

8%  CONVERTIBLE  DEBENTURES

Overview.  From April 23, 2002 through January 31, 2003, we sold an aggregate of
---------
$1,605,000 of 8% convertible debentures to a group of eleven investors.   The
convertible debentures entitle the debenture holder to convert the principal and unpaid accrued interest into our common stock for two years from the date of closing. In addition, the debenture holders received warrants exercisable into a number of our common shares.

Number of Shares Debentures May Be Converted Into.  The debentures can be
--------------------------------------------------
converted into a number of our common shares at conversion prices that initially equaled $0.05126 to $0.10289 per share.

Resets of Conversion Price and Conversion Shares.  A reset date occurs on each
------------------------------------------------
three month anniversary of the closing date of each debenture and on the date the registration statement becomes effective, October 29, 2002 for the first $1,000,000 of principal. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten
days previous to the reset date.   On October 29, 2002, the date the
registration statement for the first $1,000,000 of principal became effective, the conversion price for debentures dated April 23, 2002 in an amount of $225,000 and June 10, 2002 in amounts accumulating $775,000 were reset to $0.04457 from initial conversion prices of $0.10289 and $0.08616.

Warrants. Concurrent with the issuance of the convertible debentures, we issued
--------
to the debenture holders warrants to purchase up to 24,094,010 shares of our common stock. These warrants are exercisable for five years from the date of issuance at either initial negotiated exercise prices or prices equal to 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is subject to being reset on each six month anniversary of its issuance. On October 23, 2002, the six month anniversary for a debenture dated April 23, 2002 in an amount of $225,000, the warrant exercise price was reset to $0.04685 from an initial exercise price of $0.10289.

Options to Purchase Additional Debentures.  Subject to the price of our common
-----------------------------------------
stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were closed. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

Shareholder  Approval.  We  may currently issue more than 20% of our outstanding
---------------------
shares under the convertible debentures. If we become listed on the NASDAQ Small Cap Market or NASDAQ National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Restrictive Covenants.  For a period of 18 months from the date of the
---------------------
debentures, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements without obtaining the debenture holders' prior written approval.

Right of First Refusal.  The debenture holders have a right of first refusal to
----------------------
purchase or participate in any equity securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

Registration Rights.  We are responsible for registering the resale of the
-------------------
shares of our common stock which will be issued on the conversion of the debentures. On October 29, 2002, a registration statement covering the first $1,000,000 of debentures was declared effective by the Securities and Exchange Commission.

As of November 30, 2002 we issued warrants to purchase up to 19,665,438 shares of our common stock in accordance with the convertible debentures. The warrants issued were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. See Note 7 to the consolidated financial statements for discussion of the terms of the warrants. Debt discounts related to the warrant valuations are to be amortized as additional interest expense over the term of the convertible debenture. As of November 30, 2002, $950,268 has been reflected as debt discount of which $108,689, $203,104 and $8,383 was amortized to interest expense during the three and six months ended November 30, 2002 and the year ended May 31, 2002, respectively.

In addition, the convertible debentures contain beneficial conversion features. Such features require us to allocate the proceeds received to both the warrants and the debt and to calculate an intrinsic value for the debt portion if the per share price allocated to debt is less than the fair market per share price as of the first date the debenture is sold. Accordingly, during the three and six months ended November 30, 2002, we recorded $58,842 and $404,732 to additional paid in capital to reflect the intrinsic value of the convertible debentures. The intrinsic value of the beneficial conversion feature of the convertible debenture is amortized to non-cash interest expense over the life of the convertible debenture. Accordingly, we amortized to non-cash interest expense $45,688 and $71,139 during the three and six months ended November 30, 2002.

During November 2002, holders converted debentures accumulating $75,000 of principal and $394 of accrued interest into 1,691,597 shares of our common stock. The balance of unamortized debt discount related to the beneficial conversion features and debt discount on the date of conversion of $57,288 was charged to additional paid in capital.

The convertible debentures are secured by our assets.

Convertible debenture dated April 23, 2002                         $  225,000
Convertible debentures dated June 10, 2002                            775,000
Convertible debenture dated August 23, 2002                           175,000
Convertible debentures dated October 29, 2002                         180,000

Less amounts converted to common stock                               ( 75,000)

Less debt discount
               Total                             1,355,000
               Amount amortized to expense      (  282,626)
     Amount cancelled on conversion                (57,288)       (1,015,086)
                                                 -----------    -------------

Convertible debentures at November 30, 2002                      $   264,914
                                                                =============

NEW  ACCOUNTING  PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 was effective for us on June 1, 2001. The adoption of this statement had no material impact on our consolidated financial statements.

          In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that companies recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that companies reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141.

     SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that companies identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No.142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS No. 142 requires companies to complete a transitional goodwill impairment test six months from the date of adoption. Companies are also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No. 142. The adoption of this statement had no material impact on our consolidated financial statements.

     Our previous business combinations were accounted for using the pooling-of-interests method. The pooling-of-interests method does not result in the recognition of acquired goodwill or other intangible assets. As a result, the adoption of SFAS No. 141 and No. 142 will not affect the results of past acquisition transactions. However, all future business combinations will be accounted for under the purchase method, which may result in the recognition of goodwill and other intangible assets, some of which will be recognized through operations, either by amortization or impairment charges, in the future.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for the fiscal year ending May 31, 2003. The adoption of this statement had no material impact on our consolidated financial statements.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively. The adoption of this statement had no material impact on our consolidated financial statements.

     In April 2002, FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other nonsubstantive corrections to authoritative accounting literature. The changes related to the debt extinguishment are effective for fiscal years beginning after May 15, 2002. Adoption of this standard did not have any effect on the Company's consolidated financial statements.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. The Company will adopt the provisions of SFAS No. 146 for restructuring activities initiated after December 31, 2002. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. Adoption of this standard will not have any effect on the Company's consolidated financial statements.

TAX LOSS CARRYFORWARDS

     Deferred income taxes are provided for temporary differences in recognizing certain income and expense items for financial and tax reporting purposes. Deferred tax assets consist primarily of income tax benefits from net operating
loss carry-forwards.   A valuation allowance has been recorded to fully offset
the deferred tax asset as it is more likely than not that the assets will not be utilized. The valuation allowance increased approximately $432,000 in the first six months of 2003, from $13,446,000 at May 31, 2002 to $13,878,000 at November
30, 2002.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective May 20, 2002, the client-auditor relationship between Patriot Scientific Corporation (the "Company") and BDO Seidman, LLP ("BDO") ceased. The Company dismissed BDO on May 20, 2002 as part of its cost reduction program which was initiated earlier in this fiscal year.

     The change in certifying accountants was approved by the Company's board of directors.

      BDO's reports on the consolidated financial statements of the Company for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to any uncertainty in audit scope or accounting principle; however the audit opinion of BDO on the Company's most recent consolidated financial statements as of and for the period ending May 31, 2001 was modified to include an explanatory paragraph which contained a statement that the Company's recurring losses from operations and negative cash flows raised substantial doubt about the Company's ability to continue as a going concern.

     During the two years ended May 31, 2001 and the subsequent interim periods preceding the date of the dismissal of BDO on May 20, 2002, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused the former accountant to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods.

     During the two years ended May 31, 2001 and the subsequent interim periods preceding the date of the dismissal of BDO on May 20, 2002, there were no "reportable events" (hereinafter defined) requiring disclosure pursuant to Item 304 (a) (1) (v) of Regulation S-K. As used herein, the term "reportable events" means any of the items listed in paragraphs (a) (1) (v) (A) - (D) of Item 304 of Regulation S-K.

     Effective May 20, 2002, the Company engaged Nation Smith Hermes Diamond, a professional corporation, which is a member of the BDO Seidman Alliance ("Nation") , as its independent accountants. During the two years ended May 31, 2001 and the subsequent interim periods preceding the effective date of the engagement of May 20, 2002, neither the Company nor anyone on its behalf consulted Nation regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has Nation provided to the Company a written report or oral advice regarding such principles or audit opinion.

     The Company requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from BDO dated June 4, 2002 was filed as
Exhibit 16.1 to the Form 8-K/A filed June 5, 2002.

            QUANITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     We are exposed to interest rate risk on investments of our excess cash. The primary objective of our investment activities is to preserve capital. To achieve this objective and minimize the exposure due to adverse shifts in interest rates, we invest from time to time in high quality short-term maturity commercial paper and money market funds operated by reputable financial institutions in the United States. Due to the nature of our investments, we believe that we do not have a material interest rate exposure.

     As of November 30 and May 31, 2002, our notes payable to corporations and individuals totaling $2.1 and $1.1 million before unamortized discounts, respectively, bore interest at fixed rates of 5% to 8%. Our capital lease obligation totaling $19,432 and $21,847, respectively, is discounted at a fixed rate of interest of 22.7%.

                                   MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and the executive officers at January 1, 2003:


NAME                     AGE      POSITION AND OFFICES        DIRECTOR SINCE
----                    ---      --------------------        --------------
Donald R. Bernier        60     Chairman and Director         January 1995
David H. Pohl            65     Director                      April 2001
Jeffrey Wallin           55     President and CEO             n/a
Lowell W. Giffhorn       55     Executive Vice President,
                                CFO, Secretary and Director   August 1999
Carlton M. Johnson, Jr.  43     Director                      August 2001
Helmut Falk, Jr.         46     Director                      December 1997
Gloria Felcyn            55     Director                      October 2002
Joey Maitra              52     Vice President Engineering    n/a
Patrick Nunally          39     Vice President and CTO        n/a

BIOGRAPHICAL INFORMATION

     DONALD R. BERNIER. Mr. Bernier was appointed Chairman of the Board on August 5, 2001. Since 1971, Mr. Bernier has been the owner and President of Compunetics Incorporated, a Troy, Michigan-based electronics firm of which he is the founder. Compunetics engages in contract research and development, specializing in microelectronics primarily for the automotive industry.

     DAVID H. POHL. Mr. Pohl has served on our board of directors since April 2001, and served as an officer of the Company from January 2001 to March 2002. Except for his service with PTSC, Mr. Pohl has been in the private practice of law counseling business clients since 1997, and from 1995 to 1996 was Special Counsel to the Ohio Attorney General. Previously, he was a senior attorney with a large U.S. law firm, and held positions as a senior officer and general counsel in large financial services corporations. Mr. Pohl earned a J.D. degree in 1962 from the Ohio State University College of Law, and also holds a BS in Administrative Sciences from Ohio State.

     JEFFREY E. WALLIN. Mr. Wallin has served as our Chief Executive Officer and President since March 2002. Since 1999, Mr. Wallin was president of SDMC Inc., a consulting company serving the multimedia system integration and communications markets. From 1996 to 1999, Mr. Wallin was President and CEO of TV/COM International, a division of Hyundai that developed and manufactured
end-to-end digital communications systems.   Previously Mr. Wallin held senior
level management positions with Snell & Wilcox, General Instrument, now a major division of Motorola, and Teledyne Corporation. Mr. Wallin obtained a B.S. degree from Bemidji State University in 1970.

     LOWELL W. GIFFHORN. Mr. Giffhorn was the principal in his own financial management consulting firm from August 1996 until joining Patriot as Chief Financial Officer (CFO) in May 1997. Mr. Giffhorn has served on our board of directors since August 1999. From June 1992 to August 1996 and from September 1987 to June 1990 he was the CFO of Sym-Tek Systems, Inc. and Vice President of Finance for its successor, Sym-Tek Inc., a major supplier of capital equipment to the semiconductor industry. Mr. Giffhorn obtained a M.B.A. degree from National University in 1975 and he obtained a B.S. in Accountancy from the University of Illinois in 1969.

      CARLTON M. JOHNSON, JR. Mr. Johnson was appointed a Director on August 5, 2001. Mr. Johnson is in-house legal counsel for Swartz Investments, LLC, a position he has held since June 1996. Mr. Johnson has practiced law in Alabama since 1986, Florida since 1988, and Georgia since 1997. He has been a shareholder in the Pensacola, Florida AV rated law firm of Smith, Sauer, DeMaria & Johnson and as President-Elect of the 500 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned a degree in History/Political Science at Auburn University and Juris Doctor at Samford University - Cumberland School of Law.

     HELMUT FALK, JR. Since 1992, Dr. Falk has been the Director of Anesthesia for the Johnson Memorial Hospital in Franklin, Indiana. Dr. Falk received his D.O. from the College of Osteopathic Medicine of the Pacific in 1987 and his B.S. in Biology from the University of California, Irvine in 1983. Dr. Falk is the son of the late Helmut Falk, who was the sole shareholder of nanoTronics and the Chairman and CEO of Patriot until his death in July 1995. Dr. Falk is also an heir to the Helmut Falk Estate, which is the beneficial owner of the Company's shares held by the Helmut Falk Family Trust.

     GLORIA FELCYN. Ms. Felcyn was appointed a Director and chairman of our audit committee on October 10, 2002. Since 1982 Ms. Felcyn has been the principal in her own public accounting firm. Ms. Felcyn received a B.S. degree in Business Economics for Trinity University in 1968.

     PATRICK O. NUNALLY.   Dr. Nunally joined us as Vice President of Business
Development and Chief Technical Officer in June 2001, previous to which he had been providing consulting services to us since May 2000. Dr. Nunally has more than 20 years of entrepreneurial experience in semiconductor and embedded processor design. From December 1998 to May 2000, he was President and CEO of Intertech, a company he founded specializing in intellectual property development for embedded processor and communications systems. From June 1998 to December 1998, he was President and CEO of Gruppe Telekom, Inc., a licensee of Interactive Video and Data Service Spectrum. From April 1996 to June 1998, he served as Chief Technical Officer and co-founder of Aristo, now PlayNet Inc., a Java-based games company. Dr. Nunally also held other senior management positions with Wave Interactive Network, Sensormatic Video Products Division, Intellisys Automation Inc., E-Metrics Inc., General Dynamics Corporation and Interstate Electronics. Dr. Nunally received his PhD in Electrical Engineering from the Pacific Western University in 1996, a MBA from the University of LaVerne in 1993 and a BS in Electrical and Electronics Engineering from California State Polytechnic University in 1987.

     JOEY MAITRA. Mr. Maitra was Vice President of Engineering for Metacomp since 1990 and was appointed Vice President of Engineering of Patriot in December 1996 through February 2001. Mr. Maitra was reappointed to the same position in November 2001. Previously Mr. Maitra held various engineering positions with several computer related technology companies. Mr. Maitra obtained a B.S. in Electrical Engineering from the Indian Institute of Technology in 1972 and a M.S. in Electrical Sciences at State University of New York in 1973.

     There is no family relationship between any of our executive officers.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     As permitted by Delaware law, our certificate of incorporation provides that we will indemnify our officers, directors, employees and agents. This includes indemnification against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us. However, they will not be indemnified if they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. We have provided for indemnification for liabilities arising under the Securities Act of 1933 as they may be permitted to directors, officers or persons controlling us. The SEC has informed us that such indemnification is against public policy and may be unenforceable.

EXECUTIVE COMPENSATION

         There is shown below information concerning the compensation of our chief executive officers and the most highly compensated executive officers whose salary and bonus exceeded $100,000 (each a "Named Officer") for the fiscal years ended May 31, 2002, 2001, and 2000.



                                         Annual Cash Compensation              Long-Term Compensation
                                         ------------------------              ----------------------
             Name and             Fiscal                                                      Repriced         All Other
      Principal Position           Year          Salary          Bonus      (# of Shares)      Options       Compensation
      ------------------           ----          ------          -----      -------------      -------       ------------

Richard G. Blum                    2002            $34,062 (3)    Nil              None         None             None
  President and CEO (1)            2001           $128,862 (3)    Nil              325,000      None             None

Don Bernier                        2002             $7,500 (3)    Nil              350,000      None             None
  CEO (2)

Jeff Wallin                        2002            $68,800 (3)    Nil            1,000,000      None             None
  President and CEO (2)

Lowell W. Giffhorn                 2002           $139,908 (3)    Nil              255,000      None             None
  Exec. V.P., CFO and Secy.        2001           $126,650 (3)    Nil              125,000      None             None
                                   2000           $110,000        Nil              None        300,000           None

Joey Maitra                        2002           $125,058 (3)    Nil              335,000      None             None
  VP Engineering                   2001           $120,000        Nil              None         None             None
                                   2000           $120,000        Nil              None        225,000           None

Patrick O. Nunally                 2002           $173,046 (3)    Nil              250,000      None         $105,000 (4)
  VP and CTO

(1) Mr. Blum served as President and CEO from September 25, 2000 until August 5, 2001 when he was relieved of his duties. In September 2001, an action was filed against the Company in the Superior Court of San Diego County, California by Mr. Blum. He contended that he was wrongfully terminated on August 5, 2001 in violation of his employment agreement dated December 1, 2000. He sought damages for the alleged breach of his employment agreement, age discrimination, as well as other related claims. In October 2002, we entered into a settlement agreement with Mr. Blum whereby we agreed to pay him $60,000 over twelve months and to issue him 400,000 shares of our common stock. This liability has been recorded in our consolidated financial statements for the six months ended November 30, 2002.

(2) Mr. Bernier served as CEO from August 5, 2001 until March 18, 2002 when Mr. Wallin was appointed President and CEO under a contract entered into between the Company and SDMC, Inc.

(3) Included in Mssr. Blum, Wallin, Giffhorn, Maitra and Nunally is cash compensation of $400 per month for car allowance.

(4) Payments to Mr. Nunally for assignments to the Company of intellectual property rights.


     The Company maintains employee benefits that are generally available to all of its employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan. The Company did not make any matching contributions under the 401(k) plan for any of the above named officers during the fiscal years ended May 31, 2002, 2001 and 2000.

OPTION GRANTS

     Shown below is information on grants of stock options pursuant to the Company's 1992, 1996 and 2001 Stock Option Plans to the Named Officers reflected in the Summary Compensation Table shown above.

             Option Grants Table for Fiscal Year Ended May 31, 2002
             ------------------------------------------------------

                                                                                       Potential Realizable Value
                                           Percent of Total                              of Assumed Annual Rates
                                            Options Granted                            of Stock Price Appreciation
                          Number of         to Employees in     Exercise   Expiration      for Option Term (1)
        Name           Options Granted        Fiscal Year         Price       Date         5% ($)       10% ($)
        ----           ---------------        -----------         -----       ----         ------       -------

Jeffrey E. Wallin              1,000,000         24.1%             $ 0.090    4/8/2007     $ 24,865     $ 54,946

Lowell W. Giffhorn               255,000         6.2%              $ 0.110   11/1/2006     $  7,750     $ 17,125

Joey Maitra                      335,000         8.1%              $ 0.133    1/2/2007     $ 12,310     $ 27,201

Donald Bernier                   350,000         8.4%              $ 0.110   11/1/2006     $ 10,637     $ 23,505

Patrick Nunally                  250,000         6.0%              $ 0.110   11/1/2006     $  7,598     $ 16,789

Richard Blum                      -                -                -           -          $      -     $      -

(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of the company's common stock, overall market conditions and the executive's continued involvement with the company. The amounts represented in this table will not necessarily be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     There were no exercises of stock options for the fiscal year ended May 31, 2002 by any of the officers reflected in the Summary Compensation Table shown above. Shown below is information on fiscal year-end values under the Company's 1992, 1996 and 2001 Stock Option Plans to the officers reflected in the Summary Compensation Table shown above.



                             Number of Unexercised               Value of Unexercised
                                Options Held At                In-The-Money Options At
                                  May 31, 2002                       May 31, 2002
                                  ------------                       ------------
          Name              Exercisable      Unexercisable    Exercisable     Unexercisable
          ----              -----------      -------------    ------------    -------------

Jeffrey E. Wallin                  520,000           500,000   $          -   $          -
Lowell W. Giffhorn                 133,333           246,667   $          -   $          -
Joey Maitra                        210,000           150,000   $          -   $          -
Donald Bernier                     150,000           275,000   $          -   $          -
Patrick Nunally                    195,000           355,000   $          -   $          -
Richard Blum                             -                 -   $          -   $          -



     The fair market value of the unexercised in-the-money options at May 31, 2002 was determined by subtracting the option exercise price from the last sale price as reported on the over the counter bulletin board on May 31, 2002, $0.08.

     The Company has not awarded stock appreciation rights to any of its employees. The Company has no long-term incentive plans.

COMPENSATION OF DIRECTORS

     No direct or indirect remuneration has been paid or is payable by us to the directors in their capacity as directors other than the granting of stock options. We expect that, during the next twelve months, we will not pay any direct or indirect remuneration to any directors of ours in their capacity as directors other than in the form of stock option grants or the reimbursement of expenses of attending directors' or committee meetings.

EMPLOYMENT CONTRACTS

          The Company entered into a consulting agreement dated as of March 7, 2002, with SDMC, Inc. whereby SDMC would provide the services of Mr. Wallin to be the President and Chief Executive Officer. The agreement is for a term through March 18, 2004 providing for payments of $133,200 per annum. The agreement provides for a bonus up to 50% of the annual base consideration for
the applicable year.   The agreement also provides for potential bonuses to be
paid based on the increase in the price of the Company's common stock. Should the price of the common stock reach $0.25 for twenty consecutive days, SDMC would receive a cash payment of $10,000, $0.40- $20,000, $0.50- $20,000, $0.60-
$30,000, $0.80- $30,000, $1.00- $50,000, $1.50- $100,000, and $2.00- $150,000.
The Company may terminate SDMC's agreement with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current compensation or (ii) the balance remaining of the current compensation for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Wallin refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then SDMC will receive a lump sum severance payment equal to twelve months of the then current compensation. Under the agreement, the Company granted SDMC options to purchase 1,000,000 common shares, 500,000 vesting on March 7, 2002, 250,000 vesting on March 7, 2003 and 250,000 vesting on March 7, 2004. The Company also placed in escrow four months of payments which shall be released to SDMC on the termination of Mr. Wallin's services for any reason other than cause or his resignation.

     The Company entered into an employment agreement dated as of November
17, 2001, with Mr. Giffhorn providing for his employment as Executive Vice President and Chief Financial Officer. The agreement is for a term through September 4, 2004 providing for a base salary of $144,000 per annum. The base salary may be increased at the discretion of the Board of Directors. The agreement provides for a bonus up to 50% of the annual base salary for the applicable year. The agreement also provides Mr. Giffhorn a monthly car allowance of $400. The Company may terminate Mr.Giffhorn's employment with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current base salary or (ii) the balance remaining of the current base salary for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Giffhorn refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then he will receive a lump sum severance payment equal to twelve months of his then current salary.

     The Company entered into an employment agreement dated as of December 20, 2001, with Mr. Maitra providing for his employment as Vice President of Engineering. The agreement is for a term through January 2, 2003 providing for a base salary initially of $120,000 per annum which was increased to $126,000 in April 2002. The base salary may be increased at the discretion of the Board of Directors. The agreement provides for a bonus up to 50% of the annual base salary for the applicable year. The agreement also provides Mr. Maitra a monthly car allowance of $400. The Company may terminate Mr.Maitra's employment with or without cause, but termination without cause (other than disability or death) would result in severance payments equal to the lesser of (i) four months of the then current base salary or (ii) the balance remaining of the current base salary for the term of his agreement. If a change in control, as defined in the agreement, occurs during the term of his agreement, and if Mr. Maitra refuses to accept or voluntarily resigns from a position other than a qualified position, as that term is defined in the agreement, then he will receive a lump sum severance payment equal to twelve months of his then current salary. Under the agreement, the Company granted Mr. Maitra options to purchase 335,000 common shares, 185,000 vesting on January 2, 2002 and 150,000 vesting on January 2, 2003.

     The Company entered into a letter of intent dated May 31, 2001 with Dr. Nunally providing for his employment as the Chief Technical Officer of the Company. The terms of the letter provide for a base salary of $180,000 per annum. The letter provides for a bonus up to 50% of the annual base consideration for the applicable year. In addition, the letter provides for monthly payments of $4,500 for the purchase from Dr. Nunally of certain intellectual property assets and assignment of worldwide patent rights. On March 30, 2001, the Company entered into an agreement with Dr. Nunally providing for additional monthly payments of $3,000 for additional intellectual property assets.

     Mr. Giffhorn was an executive officer and a member of the compensation committee during the fiscal year ended May 31, 2001. Through October 10, 2002, the entire Board of Directors served as the compensation committee. Any actions effecting Mr. Giffhorn's compensation or stock option grants during the period of time he served on the compensation committee were approved by the entire Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 12, 2003, the stock ownership of each officer and director of the Company, of all officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power over such shares. No person listed below has any option, warrant or other right to acquire additional securities of the Company, except as otherwise noted.


                                 Name and Address                      Amount & Nature
     Title                         of Beneficial                       of Beneficial                    Percent
   of Class                             Owner                            Ownership                      of Class
--------------                ---------------------------           -----------------------         -----------------
Common stock                  Gloria Felcyn, CPA                           17,904,222 (1)                 16.6%
par value                     20440 Williams Ave.
$.00001                       Saratoga, California 95070

SAME                          Donald R. Bernier                               487,500 (2)                    *
                              10989 Via Frontera
                              San Diego, California 92127

SAME                          Helmut Falk, Jr.                                149,500 (3)                    *
                              10989 Via Frontera
                              San Diego, California 92127

SAME                          Lowell W. Giffhorn                              536,614 (4)                    *
                              10989 Via Frontera
                              San Diego, California 92127

SAME                          SDMC, Inc.                                      520,000 (5)                    *
                              10989 Via Frontera
                              San Diego, California 92127

SAME                          David H. Pohl                                   325,000 (6)                    *
                              10989 Via Frontera
                              San Diego, California 92127

                                       56


SAME                          Patrick O. Nunally                              399,500 (7)                    *
                              10989 Via Frontera
                              San Diego, California 92127

SAME                          Joey Maitra                                     512,342 (8)                    *
                              10989 Via Frontera
                              San Diego, California 92127

SAME                          Carlton M. Johnson, Jr.                         75,000 (9)                     *
                              10989 Via Frontera
                              San Diego, California 92127

                              All directors & officers                   20,909,678 (10)                  19.0%
                              as a group (8 persons)

* Less than 1%.


1) As trustee of the Helmut Falk Family Trust and executor of the Helmut Falk estate, Ms. Felcyn effectively controls the shares which were subject to an escrow arrangement (as described in "Certain Transactions" below) originally issued to nanoTronics in connection with the ShBoom technology acquisition and shares that remain from 5,000,000 non-escrowed shares that were originally issued to nanoTronics in connection with the ShBoom technology acquisition and were subsequently transferred to the Helmut Falk Family Trust. Includes 11,237,999 shares that are issuable on the conversion of 8% Convertible Debentures and the exercise of warrants into shares of common stock and 50,000 shares issuable upon the exercise of outstanding stock options.

2) Includes 262,500 shares issuable upon the exercise of outstanding stock options.

3) Includes 115,000 shares issuable upon the exercise of outstanding stock options.

4) Includes 311,666 shares issuable upon the exercise of outstanding stock options.

5) Includes 520,000 shares issuable upon the exercise of outstanding stock options.

6) Includes 325,000 shares issuable upon the exercise of outstanding stock options.

7) Includes 387,500 shares issuable upon the exercise of outstanding stock options.

8) Includes 335,000 shares issuable upon the exercise of outstanding stock options.

9) Includes 75,000 shares issuable upon the exercise of outstanding stock options.

10) Includes 7,290,013 shares issued and outstanding and 13,619,665 shares issuable upon exercise of stock options, conversion of convertible debentures and exercise of warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There were no transactions, or series of transactions, during fiscal 2002, 2001 or 2000, nor are there any currently proposed transactions, or series of transactions, to which the Company is a party, in which the amount exceeds $60,000, and in which to its knowledge any director, executive officer, nominee, five percent or greater shareholder, or any member of the immediate family of any of the foregoing persons, has or will have any direct or indirect material interest other than as described below.

          Based on the asset purchase agreement and plan of reorganization dated June 22, 1994 between Patriot, nanoTronics Corporation and Helmut Falk, we issued a total of 8,500,000 restricted common shares to nanoTronics, 3,500,000 of which were a contingent payment subject to the terms of an earnout escrow. These shares were issued in consideration of technology acquired. nanoTronics was formed in 1991 and acquired certain base technology for a simplified 32-bit microprocessor integrated on a single chip with merged stack/register architecture. nanoTronics expended in excess of $1.9 million (unaudited) while engaged in further development of that technology and produced from the basic architecture an enhanced microprocessor (ShBoom-architecture microprocessor).
A majority of the expenditures by nanoTronics consisted of microprocessor and related software development costs. The result of these efforts was a successful initial fabrication of the microprocessor in early 1994 demonstrating technical feasibility of the ShBoom architecture. nanoTronics also expended funds on the preparation and prosecution of patent applications.

     The shares were initially issued to nanoTronics who on dissolution subsequently transferred the shares to the Helmut Falk Family Trust. Prior to the transaction, Mr. Falk was an unaffiliated person with respect to us. At the time of issuance the common shares represented approximately 36% of our total issued and outstanding shares.

     Although the transaction did not result in a majority change in our board of directors, or a majority change in our stock ownership, the issuance of new stock resulted in a large percentage ownership controlled by one entity with the ability to have significant influence over our future affairs.

      Based on the terms of the purchase agreement, 5,000,000 of the common shares were issued to nanoTronics subject to an earnout escrow arrangement as a contingent purchase price. The terms of the escrow arrangement, as defined in the purchase agreement, provided for the earnout from escrow of 500,000 common shares for each $500,000 of Patriot revenues commencing June 1, 1994 and ending May 31, 1999. As of May 31, 2002:

     -    3,500,000 shares were released from escrow,  and
     - the remaining 1,500,000 shares were returned to us and cancelled since revenue was not sufficient to earn this portion of the escrowed shares.

     During January 1999 through April 1999, we entered into four short-term notes with Gloria Felcyn, the trustee for the Falk Family Trust, aggregating $175,000 with maturity dates ranging from October 22, 1999 to January 15, 2000. The short-term notes were paid in December 1999 and January 2000. Ms. Felcyn was appointed to our board of directors in October 2002.

     In June 2000, we entered into a three-year, $80,000 secured promissory note receivable with James T. Lunney, a previous Chairman, President and CEO. The note bears interest at the rate of 6% with interest payments due semi-annually and the principal due at the maturity of the note. Mr. Lunney pledged 100,000 shares of Patriot's common stock that he held on the date of issuance as security for this note.

     During the fiscal years ended May 31, 2002 and 2001, we paid $70,292 and $139,253 to Webster Incorporated for design and maintenance of our web site and for marketing support and materials. The principal in Webster Incorporated, Christine Blum, is the daughter of our previous Chairman, President and CEO, Richard Blum.

     From June 10, 2002 through August 23, 2002, we issued to Gloria Felcyn, Trustee of the Helmut Falk Family Trust, two 8% Convertible Debentures with accumulative principal balances of $275,000 due June 10, 2004 through August 23, 2004. The initial exercise prices ranged from $0.0727 to $0.08616 and are subject to a downward revisions if the price of our stock is lower on any three month anniversary of the debentures or on the date that a statement registering the resale of the common stock issuable upon conversion of the debentures becomes effective. Also, in conjunction with the debentures, we issued five year warrants to purchase up to 4,102,431 shares of our common stock at an initial exercise prices ranging from $0.0727 to $0.08616 subject to reset provisions on each six month anniversary of the issuance of the warrants. If the price of our common stock is in excess of $0.20 per share, Ms. Felcyn has a two year option to purchase up to an additional $275,000 of 8% Convertible Debentures on the same terms.

     During October 2002 through December 2002, we entered into three 8% short-term notes with Gloria Felcyn, the trustee for the Falk Family Trust, aggregating $180,000 with initial maturity dates ranging from January 2 to March 16, 2003. Notes accumulating $150,000 due on January 2 and January 15, 2003 have each been extended for an additional three months.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is traded in the over-the-counter market and is quoted on the NASD OTC Bulletin Board system maintained by the National Association of Securities Dealers, Inc. Prices reported represent prices between dealers, do not include markups, markdowns or commissions and do not necessarily represent actual transactions. The market for our shares has been sporadic and at times very limited.

     The following table sets forth the high and low closing bid quotations for the Common Stock for the fiscal years ended May 31, 2002 and 2001 and for the fiscal year 2003 through February 14, 2003.


 QUOTATIONS
--------------
                                              HIGH          LOW
Fiscal Year Ending May 31, 2003
  First Quarter                              $0.08          $0.06
  Second Quarter                             $0.14          $0.03
  Third Quarter through February 14, 2003    $0.09          $0.05

Fiscal Year Ended May 31, 2002
  First Quarter                             $0.53          $0.25
  Second Quarter                            $0.25          $0.10
  Third Quarter                             $0.15          $0.07
  Fourth Quarter                            $0.14          $0.07

Fiscal Year Ended May 31, 2001
  First Quarter                             $1.72          $0.65
  Second Quarter                            $1.60          $0.78
  Third Quarter                             $1.09          $0.49
  Fourth Quarter                            $0.84          $0.50

     We have approximately 416 shareholders of record as of May 31, 2002. Because most of our common stock is held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. We have never paid a cash dividend on our common stock and do not expect to pay one in the foreseeable future.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 200,000,000 shares of common stock, $.00001 par value per share. At February 12, 2003, a total of 96,339,667 common shares were issued and outstanding. The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting.
However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and our election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

A special meeting of shareholders may be called by or at the request of:

     -    the Chairman of the Board,
     -    the President or any two directors, and
     - persons owning in the aggregate not less than 20% of the issued and outstanding common shares entitled to vote in elections for directors.

     After the satisfaction of requirements with respect to preferential dividends, if any, holders of common stock are entitled to receive, pro rata, dividends when and as declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding-up, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders.

     Our board of directors is authorized to issue 5,000,000 shares of undesignated preferred stock, $.00001 par value, without any further action by the stockholders. The board of directors may also divide any and all shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by the board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of common stock and could dilute the voting rights of the holders of common stock. There are currently no shares of preferred stock issued and outstanding.

     We have not paid any cash dividends to date, and no cash dividends will be declared or paid on the common shares in the foreseeable future. Payment of dividends is solely at the discretion of our board of directors.

     Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as our transfer agent and registrar for our common stock. Their telephone number is (801) 272-9294.

                                  LEGAL OPINION

     Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway Street, Suite 2600, San Diego, California 92101 will pass on the validity of the common stock offered by us.

                                     EXPERTS

     The financial statements and schedule for the year ended May 31, 2002 included in this Prospectus and in the Registration Statement have been audited by Nation, Smith, Hermes and Diamond, independent certified public accountants, to the extent and for the periods set forth in their report (which contain an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given the authority of said firm as experts in auditing and accounting.

     The financial statements and schedule for the years ended May 31, 2001 and 2000 included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contain an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given the authority of said firm as experts in auditing and accounting.


Index to Consolidated Financial Statements


Report of Nation Smith Hermes Diamond,
  Independent Certified Public Accountants . . . . . . . . . . . . . . . .  F-2

Report of BDO Seidman, LLP, Independent Certified Public Accountants . . .  F-3

Consolidated Balance Sheets as of May 31, 2002 and 2001  . . . . . . . . .  F-4

Consolidated Statements of Operations for the Years Ended May 31,
  2002, 2001 and 2000    . . . . . . . . . . . . . . . . . . . . . . . . .  F-5

Consolidated Statement of Stockholders' Equity (Deficit) for the
  Years Ended May 31, 2002, 2001 and 2000  . . . . . . . . . . . . . . . .  F-6

Consolidated Statements of Cash Flows for the Years Ended
  May 31, 2002, 2001 and 2000    . . . . . . . . . . . . . . . . . . . . .  F-7

Summary of Accounting Policies   . . . . . . . . . . . . . . . . . . . . .  F-8-F-14

Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . F-15-F-36

Schedule II- Valuation and Qualifying Accounts  . . . . . . . . . . . . . . F-37

Consolidated Balance Sheets as of November 30, 2002 (unaudited)
  and May 31, 2002      . . . . . . . . . . . . . . . . . . . . . . . . . . F-38

Consolidated Statements of Operations for the Three  and Six Months
  ended November 30, 2002 and 2001 (unaudited)  . . . . . . . . . . . . . . F-39

Consolidated Statements of Cash Flows for the Six Months
  ended November 30, 2002 and 2001 (unaudited)  . . . . . . . . . . . . . . F-40

Notes to Unaudited Consolidated Financial Statements  . . . . . . . . . . . F-41- F-55



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
Patriot Scientific Corporation
San Diego, California

We have audited the accompanying consolidated balance sheet of Patriot Scientific Corporation as of May 31, 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flow for the year ended May 31, 2002. We have also audited the schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted
in the United States of America.   Those standards require that we plan and
perform the audit to obtain reasonable assurance about whether the financial
statements are free of material misstatement.   An audit includes examining, on
a test basis, evidence supporting the amounts and disclosures in the financial
statements.   An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall
financial statement presentation.   We believe that our audit provides a
reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Patriot Scientific Corporation at May 31, 2002, and the consolidated results of its operations and its cash flows for the year ended May 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

Also, in our opinion, the schedule presents fairly, in all material respects, the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows and has negative working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Nation Smith Hermes Diamond

San Diego, California

July 19, 2002, except for note 1,
dated as of August 23, 2002

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors
Patriot Scientific Corporation
San Diego, California

We have audited the accompanying consolidated balance sheet of Patriot Scientific Corporation as of May 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two year period ended May 31, 2001. We have also audited the schedule listed in the accompanying index for each of the two years in the period ended May 31, 2001. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted
in the United States of America.   Those standards require that we plan and
perform the audit to obtain reasonable assurance about whether the financial
statements and schedule are free of material misstatement.   An audit includes
examining, on a test basis, evidence supporting the amounts and disclosures in
the financial statements and schedule.   An audit also includes assessing the
accounting principles used and significant estimates made by management, as well
as evaluating the overall financial statement and schedule presentation.   We
believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Patriot Scientific Corporation at May 31, 2001 and the consolidated results of its operations and its cash flows for each of the years in the two year period ended May 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Also, in our opinion, the schedule presents fairly, in all material respects, the information set forth therein for each of the two years in the period ended May 31, 2001.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

Denver, Colorado
August 9, 2001, except for Note 1, dated as of August 15, 2001


                                              Patriot Scientific Corporation
                                                Consolidated Balance Sheets

May 31,                                                                              2002                        2001
---------------------------------------------------------------------------------------------------------------------------

ASSETS  (Notes 5 and 6)

Current assets:
       Cash and cash equivalents                                            $           88,108            $        464,350
       Accounts receivable, net of allowance
         of $6,000 and $54,000 for uncollectible accounts                                4,797                     188,982
       Inventories (Note 2)                                                                  -                     223,393
       Prepaid expenses                                                                 35,749                      73,185
---------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                   128,654                     949,910

Property and equipment, net (Note 3)                                                   285,488                     423,528

Other assets, net of accumulated amortization of $20,833 and $8,333                    330,863                      16,667

Patents and trademarks, net of accumulated amortization
  of $400,158 and $337,363                                                             189,521                     153,588
---------------------------------------------------------------------------------------------------------------------------
                                                                            $          934,526            $      1,543,693
---------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
       Secured note payable, net of debt discount of $189,516 (Note 5)      $          445,760            $              -
       Accounts payable                                                                385,255                     434,838
       Accrued liabilities                                                             211,291                     186,467
       Current portion of capital lease obligation                                       5,116                           -
---------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                            1,047,422                     621,305

8% Convertible Debentures, net of debt discount of $192,802 (Note 6)                   315,198                           -

Long term portion of capital lease obligation                                           16,731                           -

Commitments and contingencies (Notes 1, 8, 12 and 13)

Stockholders' equity  (deficit) (Notes 5, 6, 7, 8 and 9):
       Preferred stock, $.00001 par value; 5,000,000 shares
         authorized: none outstanding                                                        -                           -
       Common stock, $.00001par value; 200,000,000 and 100,000,000 shares authorized: 81,465,757 and 57,535,411 issued and
         outstanding at May 31, 2002 and 2001, respectively                                815                         575
       Additional paid-in capital                                                   41,440,101                  37,320,503
       Accumulated deficit                                                         (41,805,741)                (36,318,690)
       Note receivable (Note 4)                                                        (80,000)                    (80,000)
---------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity (deficit)                                                  (444,825)                    922,388
---------------------------------------------------------------------------------------------------------------------------
                                                                            $          934,526            $      1,543,693
---------------------------------------------------------------------------------------------------------------------------
See accompanying reports of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.


                               Patriot Scientific Corporation
                            Consolidated Statements of Operations


Years Ended May 31,                                            2002               2001                2000
----------------------------------------------------------------------------------------------------------------

Net sales (Note 14):
     Product                                            $        358,809   $         336,684   $        553,181
     Licenses and royalties                                            -                 700            163,779
----------------------------------------------------------------------------------------------------------------
Net sales                                                        358,809             337,384            716,960
----------------------------------------------------------------------------------------------------------------

Cost of sales:
     Product costs                                               244,547             444,320            455,008
     Inventory obsolescence                                      149,433             100,000            270,000
----------------------------------------------------------------------------------------------------------------
Cost of sales                                                    393,980             544,320            725,008
----------------------------------------------------------------------------------------------------------------

Gross loss                                                       (35,171)           (206,936)            (8,048)

Operating expenses:
     Research and development                                  1,372,421           2,218,433          3,170,166
     Selling, general and administrative                       2,708,579           2,588,579          3,501,128
----------------------------------------------------------------------------------------------------------------
Operating expenses                                             4,081,000           4,807,012          6,671,294
----------------------------------------------------------------------------------------------------------------
Operating loss                                                (4,116,171)         (5,013,948)        (6,679,342)
----------------------------------------------------------------------------------------------------------------
Other income (expenses):
     Gain on sale of technology                                        -                   -            250,000
     Interest income                                               2,662              48,329             28,014
     Interest expense (Notes 5, 6 and 7)                      (1,373,542)             (3,284)        (1,087,380)
----------------------------------------------------------------------------------------------------------------
Other income (expenses)                                       (1,370,880)             45,045           (809,366)
----------------------------------------------------------------------------------------------------------------
Net loss                                                $     (5,487,051)  $      (4,968,903)  $     (7,488,708)
================================================================================================================

Basic and diluted loss
     per common share (Note 9)                          $          (0.08)  $           (0.09)  $          (0.17)
================================================================================================================


Weighted average number of
  common shares outstanding
  during the period (Note 9)                            66,810,028         53,433,788          44,156,418
================================================================================================================

See accompanying reports of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

                                      F-5

                                              Patriot Scientific Corporation
                                 Consolidated Statements of Stockholders' Equity (Deficit)

----------------------------------------------------------------------------------------------------------------------------
Years Ended May 31, 2002, 2001 and 2000
                                                  Common Stock
                                            -------------------------     Additional        Accumulated      Stockholders'
                                             Shares          Amount      Paid-in Capital      Deficit        Equity (Deficit)
----------------------------------------------------------------------------------------------------------------------------


Balance, June 1, 1999                         39,563,915    $    396    $   22,879,449    $   (23,861,079)   $     (981,234)

Issuance of common stock at $.25 to $.98
  per share (Note 7)                           7,014,796          70         4,999,930                  -         5,000,000
Exercise of common stock warrants and
  options at $.18 to $1.46 per share (Note 8)  3,750,759          37           923,913                  -           923,950
Reclassification of stock subject to
  rescission at $.18 to $.20 per share           400,000           4            74,996                  -            75,000
Non-cash compensation expense (Note 8)                 -           -         3,739,267                  -         3,739,267
Conversion of notes payable plus
  interest at $.29 per share (Note 5)            397,205           4           116,178                  -           116,182
Value of warrants issued (Note 8)                      -           -           739,037                  -           739,037
Non-cash interest on conversion of
  notes payable (Note 5)                               -           -            86,388                  -            86,388
Net loss                                               -           -                 -         (7,488,708)       (7,488,708)
----------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2000                         51,126,675    $    511    $   33,559,158    $   (31,349,787)   $    2,209,882
============================================================================================================================

Issuance of common stock at $.43 to $1.05
  per share (Note 8)                           5,411,320          54         3,342,143                  -         3,342,197
Exercise of common stock warrants and
  options at $.25 to $.32 per share (Note 8)     997,416          10           289,063                  -           289,073
Issuance of options for services                       -           -           130,139                  -           130,139
Issuance of note receivable (Note 4)                   -           -           (80,000)                 -           (80,000)
Net loss                                               -           -                 -         (4,968,903)       (4,968,903)
----------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2001                         57,535,411    $    575    $   37,240,503    $   (36,318,690)   $      922,388
============================================================================================================================

Issuance of common stock at $.07 to $.30
  per share (Notes 7 and  8)                   4,888,680          49           879,556                  -           879,605
Exercise of common stock warrants and
  options at $.25 to $.32 per share (Note 8)     241,666           3            73,830                  -            73,833
Issuance of options for services                       -           -           106,926                  -           106,926
Issuance of common stock for services
  at $.09 per share                            2,200,000          22           197,978                  -           198,000
Conversion of notes payable
  at $.07 to $.09 per share (Note 5)          16,600,000         166         1,552,885                  -         1,553,051
Value of warrants issued                               -           -         1,308,423                  -         1,308,423
Net loss                                               -           -                 -         (5,487,051)       (5,487,051)
----------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2002                         81,465,757    $    815    $   41,360,101 (1)$   (41,805,741)   $     (444,825)
============================================================================================================================

See accompanying reports of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

(1)  Additional Paid-In Capital includes a note receivable of $80,000 and additional paid-in capital of $41,440,101.

                                      F-6

                         Patriot Scientific Corporation
                      Consolidated Statements of Cash Flows

-------------------------------------------------------------------------------------------------------
Increase (Decrease) in Cash and Cash Equivalents
Years Ended May 31,                                    2002                  2001            2000
-------------------------------------------------------------------------------------------------------
Operating activities:
     Net loss                                      $  (5,487,051)     $   (4,968,903)    $  (7,488,708)
     Adjustments to reconcile net loss
       to cash used in operating activities:
         Amortization and depreciation                   285,759             260,316           367,395
         Provision for doubtful accounts                  76,000              49,000            41,919
         Provision for inventory obsolescence            149,433             100,000           270,000
         Common stock, options and warrants issued for
             services                                     99,000             119,565                 -
         Non -cash interest expense related to convertible
             debentures, notes payable and warrants    1,324,431                   -           995,651
         Gain on sale of technology                            -                   -          (250,000)
         Non -cash compensation expense                        -                   -         3,739,267
         Changes in:
             Accounts receivable                         (45,973)           (242,405)         (159,709)
             Inventories                                  73,960            (252,229)          (91,331)
             Prepaid and other assets                    (83,334)             (2,563)           75,150
             Accounts payable and accrued expenses       (24,759)             98,039          (982,684)
-------------------------------------------------------------------------------------------------------
Net cash used in operating activities                 (3,632,534)         (4,839,180)       (3,483,050)
-------------------------------------------------------------------------------------------------------
Investing activities:
     Note receivable (Note 4)                                  -             (80,000)                -
     Web site development costs                                -             (25,000)                -
     Purchase of property, equipment and patents, net   (146,156)           (388,557)         (169,116)
     Proceeds from sale of technology                          -                   -           250,000
-------------------------------------------------------------------------------------------------------
Net cash (used in) provided by investing activities     (146,156)           (493,557)           80,884
-------------------------------------------------------------------------------------------------------
Financing activities:
     Proceeds from issuance of secured note payable    1,790,000                   -           410,000
     Payments for capital lease obligations               (3,148)                  -                 -
     Proceeds from issuance of convertible debentures    508,000                   -                 -
     Principal payments on notes payable and
       long-term debt                                          -                   -          (720,355)
     Proceeds from issuance of common stock              879,605           3,342,197         5,000,000
     Proceeds from exercise of common stock warrants
       and options                                        73,833             289,073           634,950
     Proceeds from sale of accounts receivable           154,158              65,575           142,000
-------------------------------------------------------------------------------------------------------
Net cash provided by financing activities              3,402,448           3,696,845         5,466,595
-------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents    (376,242)         (1,635,892)        2,064,429
Cash and cash equivalents, beginning of year             464,350           2,100,242            35,813
-------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year             $      88,108      $      464,350     $   2,100,242
=======================================================================================================

Supplemental Disclosure of Cash Flow Information:
     Convertible debentures, notes payable and accrued
       interest exchanged for common stock         $   1,154,725      $            -     $     405,182
     Cash payments for interest                           19,719                   -           102,137
     Common stock, warrants and options issued
       for prepaid services                              315,500              10,574                 -
     Write-off of inventory                               38,052             177,000           347,000
     Capital lease obligation                             24,996                   -                 -
     Debt discount                                     1,308,423                   -                 -
=======================================================================================================

See accompanying report of independent certified public accountants, summary of accounting policies and notes to consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS
Patriot Scientific Corporation (the "Company") is engaged in the development, marketing, and sale of patented microprocessor technology and the sale of high-performance high-speed data communication products. The Company also owns innovative radar technology. The Company sold its antenna technology in August 1999.

BASIS OF PRESENTATION AND CONSOLIDATION
The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company, its majority owned subsidiaries, Metacomp, Inc. ("Metacomp") and Plasma Scientific Corporation. All material intercompany transactions and balances have been eliminated in consolidation.

RECLASSIFICATIONS
Certain reclassifications have been made to the 2001 and 2000 financial statements in order for them to conform to the 2002 presentation. Such reclassifications have no impact on the Company's financial position or results of operations.

FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK
The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

The Company's cash equivalents are placed in high quality money market accounts with major financial institutions and high grade short-term commercial paper. The investment policy limits the Company's exposure to concentrations of credit risk. Money market accounts are federally insured; however, commercial paper is not insured. The Company has not experienced any losses in such accounts.

Concentrations of credit risk with respect to accounts receivable are limited due to the wide variety of customers and markets which comprise the Company's customer base, as well as their dispersion across many different geographic areas. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. Generally, the Company does not require collateral or other security to support customer receivables.

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated fair value because of the immediate or short-term maturity of these instruments. With respect to the long-term debt, the carrying amounts approximate fair value because the debt was issued immediately prior to the end of the fiscal year.

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

INVENTORIES
Inventories consist of raw materials, work in process and finished goods and are valued at the weighted average cost method, which approximates cost on a first-in, first-out basis, not in excess of market value.

PROPERTY, EQUIPMENT AND DEPRECIATION
Property and equipment are stated at cost. Depreciation is computed over the estimated useful life of three to five years using the straight-line method. The Company follows the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of." Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows from and the estimated fair value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset.

PATENTS AND TRADEMARKS
Patents and trademarks are carried at cost less accumulated amortization and are amortized over their estimated useful lives of four years. The carrying value of patents and trademarks is periodically reviewed and impairments, if any, are recognized when the expected future benefit to be derived from individual intangible assets is less than its carrying value determined based on the provisions of SFAS No. 121 as discussed above.

REVENUE RECOGNITION
We recognize revenue on the shipment to our customers of communication products, microprocessor integrated chips and evaluation boards. We anticipate that in the future we will also derive revenue from fees for the transfer of proven and reusable intellectual property components or the performance of engineering services. We anticipate to enter into licensing agreements that will provide licensees the right to incorporate our intellectual property components in their products with terms and conditions that we anticipate to vary by licensee. Generally, we anticipate these payments will include a nonrefundable technology license fee, which will be payable upon the transfer of intellectual property, or a nonrefundable engineering service fee, which generally will be payable upon achievement of defined milestones. In addition, we anticipate these agreements will include royalty payments, which will be payable upon sale of a licensee's product, and maintenance and limited support fees. We will classify all revenue that involves the future sale of a licensee's products as royalty revenue. Royalty revenue will be generally recognized in the quarter in which a report is received from a licensee detailing the shipments of products incorporating our intellectual property components (i.e., in the quarter following the sale of licensed product by the licensee). We will classify all revenue that does not involve the future sale of a licensee's products, primarily license fees and engineering service fees and maintenance and support fees, as contract revenue. License fees will be recognized upon the execution of the license agreement and transfer of
                                      F-9

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

intellectual property, provided no further significant performance obligations exist and collectibility is deemed probable.

Fees related to engineering services contracts, which will be performed on a best efforts basis and for which we will receive periodic milestone payments, will be recognized as revenue over the estimated development period, using a cost-based percentage of completion method. Annual maintenance and support fees, which will be renewable by the licensee, will be classified as contract revenue and will be amortized over the period of support, generally 12 months.

RESEARCH AND DEVELOPMENT COSTS
Research and development costs are expensed as incurred.

ADVERTISING
The Company expenses advertising costs as incurred. Advertising expenses were approximately $9,000, $7,400 and $2,100 for the years ended May 31, 2002, 2001 and 2000, respectively.

INCOME TAXES
The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are
expected to affect taxable income.   Valuation allowances are established when
necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

NET LOSS PER SHARE
The Company applies SFAS No. 128, "Earnings Per Share" for the calculation of "Basic" and "Diluted" earnings (loss) per share. Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflect the potential dilution of securities that could share in the earnings (loss) of an entity.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

During the year ended May 31, 2002, based upon information then available, the Company revised its estimates regarding the recovery of certain inventories. As a result, the Company increased existing reserves for obsolescence by $111,381.

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

SALE OF ACCOUNTS RECEIVABLE
The Company has adopted SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 140"). SFAS 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A $400,000 factoring line established by the Company with a bank enables the Company to sell selected accounts receivable invoices to the bank with full recourse against the Company. These transactions qualify for a sale of assets since (1) the Company has transferred all of its right, title and interest in the selected accounts receivable invoices to the bank, (2) the bank may pledge, sell or transfer the selected accounts receivable invoices, and (3) the Company has no effective control over the selected accounts receivable invoices since it is not entitled to or obligated to repurchase or redeem the invoices before their maturity and it does not have the ability to unilaterally cause the bank to return the invoices. Under SFAS 140, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. During fiscal 2002 and 2001, the Company sold approximately $193,000 and $82,000, respectively, of its accounts receivable to a bank under a factoring agreement for approximately $177,000 and $66,000, respectively. Pursuant to the provisions of SFAS 140, the Company reflected the transaction as a sale of assets and established an accounts receivable from the bank for the retained amount less the costs of the transaction and less any anticipated future loss in the value of the retained asset. The retained amount is equal to 20% of the total accounts receivable invoice sold to the bank less 1% of the total invoice as an administrative fee and 1.75% per month of the total outstanding accounts receivable invoices as a finance fee. The estimated future loss reserve for each receivable included in the estimated value of the retained asset is based on the payment history of the accounts receivable customer. The Company collected the entire retained amount and there were no balances for retained amounts outstanding at May 31, 2002. Also, at May 31, 2002, the entire line of $400,000 is available for future factoring of accounts receivable invoices.

STOCK OPTIONS
The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost has been recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

The Company applies SFAS No. 123 in valuing options granted to consultants and estimates the fair value of such options using the Black-Scholes option-pricing model. The fair value is recorded as

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

consulting expense as services are provided. Options granted to consultants for which vesting is contingent based on future performance are measured at their then current fair value at each period end, until vested.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 was effective for us on June 1, 2001. The adoption of this statement had no material impact on our financial statements.

In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that companies recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that companies reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141.

SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that companies identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No.142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS No. 142 requires companies to complete a transitional goodwill impairment test six months from the date of adoption. Companies are also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No. 142. Upon the adoption of this statement no material impact on our financial statements is expected.

Our previous business combinations were accounted for using the pooling-of-interests method. The pooling-of-interests method does not result in the recognition of acquired goodwill or other intangible assets. As a result, the adoption of SFAS No. 141 and No. 142 will not affect the results of past acquisition transactions. However, all future business combinations will be accounted for

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

under the purchase method, which may result in the recognition of goodwill and other intangible assets, some of which will be recognized through operations, either by amortization or impairment charges, in the future. We will be required to reassess the useful lives of our intangible assets within the first fiscal quarter of 2003.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for the fiscal year ending May 31, 2003. Upon the adoption of this statement no material impact on our financial statements is expected.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively. The adoption of this statement may impact the presentation of information in our future financial statements.

In April 2002, FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement also contains other nonsubstantive corrections to authoritative accounting literature. The changes related to the debt extinguishment will be effective for fiscal years beginning after May 15, 2002. Adoption of this standard will not have any effect on the Company's consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. The Company will adopt the provisions of SFAS No. 146 for restructuring activities initiated after December 31, 2002. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well

PATRIOT SCIENTIFIC CORPORATION
SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

as the amount recognized. Adoption of this standard will not have any effect on the Company's consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  CONTINUED  EXISTENCE  AND  MANAGEMENT'S  PLAN

Our consolidated financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our obtaining sufficient financing to sustain our operations.
We incurred a net loss of $5,487,051, $4,968,903 and $7,488,708 and negative cash flow from operations of $3,632,534, $4,839,180 and $3,483,050 in the years ended May 31, 2002, 2001 and 2000, respectively. At May 31, 2002, we had deficit working capital of $918,768 and cash and cash equivalents of $88,108.
We have historically funded our operations primarily through the issuance of securities and debt financings. Cash and cash equivalents decreased $376,242 during the year ended May 31, 2002.

We estimate our current cash requirements to sustain our operations for the next twelve months through May 2003 to be $2.4 million. Since we are attempting to sell the communications product line, we are assuming that there will be no communications product revenue. We have a note payable to Swartz of $635,276 at May 31, 2002 which is due in November 2002. We also have a convertible debenture with one investor as of May 31, 2002 of $225,000 and have received advances against additional convertible dentures of $283,000. In addition to limitations based on trading volume and market price of the common stock, our ability to obtain equity financing under the $25 million equity line of credit (see Note 7 to the consolidated financial statements) is dependent on our having registered shares of our common stock to sell to Swartz Private Equity, LLC ("Swartz"). As of May 31, 2002, we do not have any registered shares to sell to Swartz. Subsequent to May 31, 2002, we completed the first funding of the convertible debentures by receiving an additional $492,000. At the option of the debenture holders, they may purchase additional debentures up to $1 million at any time during the next two years as long as the price of our common stock is in excess of $0.20 per share.

The terms of the $25 million equity line of credit, including limitations on the amount of shares that can be sold to Swartz based on the trading volume and market price of the common stock and the potential additional amounts that may be raised under the convertible debentures may not provide funds sufficient to meet our cash requirements. In order to meet our cash requirements, we may need to receive additional advances from Swartz, secure short-term debt, private placement debt and/or equity financings with individual or institutional investors. In addition to the cost reduction plan implemented during the current fiscal year, including the reduction in personnel, we may need to make additional cost reductions if our cash requirements cannot be met from external
sources.    We expect that the $2.4 million requirement will be provided by:

     - the additional funds received subsequent to May 31, 2002, related to the convertible debentures of $492,000;

     - optional amounts which may received under the convertible debentures of $1,000,000;

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     - additional funds under the $25 million equity line of credit if we are successful in registering additional shares of common stock, limitations based on trading volume and market price of the common stock allow adequate funding, and such available funding exceeds the remaining balance of the note payable to Swartz;

     -    proceeds from the exercise of outstanding stock options and warrants;
          and

     -    additional debt and/or equity financings.

In addition, we have formulated additional cost reduction plans which can be implemented if the required funds are not obtainable. We also have remaining a $400,000 accounts receivable factoring agreement with our bank; however, we have no eligible accounts receivable to factor as of May 31, 2002.

We anticipate our future revenue to be derived primarily from the sale of licenses and royalties. To receive this revenue, we may require additional equipment, fabrication, components and supplies during the next twelve months to support potential customer requirements and further develop our technologies. Product introductions such as those currently underway for the Ignite I and JUICEtechnology may require significant product launch, marketing personnel and other expenditures that cannot be currently estimated. Further, if expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures we cannot currently estimate, may be required. It is possible therefore, that higher levels of expenditures may be required than we currently contemplate resulting from changes in development plans or as required to support new developments or commercialization activities or otherwise.

Based on our current plan and assumptions, we anticipate that we will be able to meet our cash requirements for the next twelve months. We anticipate meeting our cash needs as follows:

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Cash available:

        Cash available at May 31, 2002                                     $           88,108
        Subsequent advances
           Additional amounts under convertible debentures received
              subsequent to May 31, 2002                                              492,000
                                                                           -------------------

              Total                                                                   580,108
                                                                           -------------------

Cash needs:

        Estimated needs                                                             2,400,000

        Note payable to Swartz at October 9, 2002                                     635,276
                                                                           -------------------

              Total                                                                 3,035,276
                                                                           -------------------

              Required funds from external sources                         $        2,455,168
                                                                           ===================

As shown above, we need to obtain $3,035,276. Any additional funding under the existing $25 million equity line of credit is dependent on many factors. However, there can be no assurance that any funds required during the next twelve months or thereafter can be generated from sales of common stock under the existing $25 million equity line of credit or that we will be able to secure additional debt or equity financing. The lack of additional capital could force us to substantially curtail or cease operations and would, therefore, have a material adverse effect on our business. Further, there can be no assurance that we will be able to timely receive shareholder approval to increase the number of authorized shares or that required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. As such, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)




2.   Inventories                  Inventories consisted of the following:
                                                                                          May 31,
                                                                            -----------------------------------
                                                                                 2002                 2001
                                  -----------------------------------------------------------------------------

                                  Component parts                        $        301,548     $        343,430
                                  Work in process                                       -               20,000
                                  Finished goods                                   71,833              121,963
                                                                         -----------------    -----------------
                                                                                  373,381              485,393
                                  Reserve for obsolescence                       (373,381)            (262,000)
                                                                         -----------------    -----------------
                                                                         $              -     $        223,393
                                  -----------------------------------------------------------------------------

3.    Property and         Property and equipment consisted of the following:
      Equipment

                                                                                           May 31,
                                                                                       ------------------------------------
                                                                                            2002                 2001
                           ------------------------------------------------------------------------------------------------
                           Computer equipment and software                          $       1,660,707    $       1,593,907
                           Furniture and fixtures                                             499,274              493,649
                           Laboratory equipment                                               205,594              205,594
                                                                                    ------------------   ------------------

                                                                                            2,365,575            2,293,150

                           Less accumulated depreciation and amortization                   2,080,087            1,869,622
                                                                                    ------------------   ------------------

                           Net property and equipment                               $         285,488    $         423,528
                           ------------------------------------------------------------------------------------------------

                           Depreciation expense was $211,850, $186,621 and $283,952
                           for the years ended May 31, 2002, 2001 and 2000.

4.  NOTE  RECEIVABLE

In June 2000, the Company entered into a three-year, $80,000 Secured Promissory Note Receivable with an individual who was, at the time of the issuance of the note, an executive officer of the Company. The note is due June 12, 2003. On September 25, 2000, he requested and was relieved of his duties as an executive officer and director of the Company. The note bears interest at the rate of 6% per annum with interest payments due semi-annually and the principal due at the maturity of the note. The individual pledged 100,000 shares of the Company's common stock that he held on the date of issuance as security for this note.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. SECURED NOTE PAYABLE

On March 12, 2002, we replaced and superceded a previously issued Secured Promissory Note with Swartz with an Amended Secured Promissory Note and Agreement with an effective date of October 9, 2001 and an Addendum to Amended Secured Promissory Note dated March 12, 2002. The amended note matures on October 9, 2002 and amounts outstanding under the note bear interest at the rate of 5% per annum. Upon mutual agreement between Swartz and us, Swartz may advance additional amounts under the amended note. Per the addendum to the amended note, principal and interest payments are deferred until October 9, 2002.

As part of the consideration for entering into the above amended note, we agreed to issue warrants to Swartz related to each advance against the note. In connection with each advance, we issued to Swartz a warrant to purchase a number of shares of common stock equal to the amount of the advance multiplied by 8.25 at an initial exercise price equal to the lesser of (a) the factor of the average of the volume weighted average price per share, as defined by Bloomberg L.P., for each trading day in the period beginning on the date of the previous advance and ending on the trading day immediately preceding the date of the current advance multiplied by .70 or (b) the volume weighted average price per share minus $0.05. In addition, if after March 12, 2002, we issue common stock to any parties other than Swartz, we are obligated to issue to Swartz warrants equal to 20% of the common stock so issued. The amended note also gives to Swartz the right of first refusal and rights to participate in subsequent debt or equity transactions entered into by us through March 15, 2003.

As of May 31, 2002 we issued warrants to purchase up to 12,188,150 shares of our common stock in accordance with the amended note agreement. The warrants issued were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. See Note 7 to the consolidated financial statements for discussion of the terms of the warrants

The note is secured by our assets.

All debt discounts are to be amortized as additional interest expense over the term of the note payable. As of May 31, 2002, $1,107,238 has been reflected as debt discount of which $917,722 was amortized to interest expense during the year ended May 31, 2002.

     Advances against the note                                     $1,790,000
     Less amount applied against $30 million equity line of credit   (227,800)
     Less amount applied against $25 million equity line of credit   (926,924)
     Less debt discount
               Total                              1,107,238
               Amount amortized to expense         (917,722)         (189,516)
                                                 -----------      ------------

     Note payable at May 31, 2002                                  $  445,760
                                                                  ============

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On November 9, 2001, an offset of $227,800 from the sale of 2,500,000 shares of common stock was applied against the final put under the $30 million equity line of credit discussed below. The excess of the market value of the underlying 2,500,000 shares of common stock over the principal reduction of $227,800 was recorded as additional interest expense of $197,250 during the year ended May 31, 2002.

On May 30, 2002, an offset of $926,924 from the sale of 14,100,000 shares of common stock was applied against the first put under the $25 million equity line of credit discussed below. The excess of the market value of the underlying 14,100,000 shares of common stock over the principal reduction of $926,924 was recorded as additional interest expense of $201,076 during the year ended May 31, 2002.

6.  8% CONVERTIBLE DEBENTURES

Overview.  From April 23, 2002 through June 10, 2002, we sold an aggregate of
---------
$1,000,000 of 8% convertible debentures to a group of six investors. The initial funding of $225,000 was completed on April 23, 2002 and we received additional advances of $283,000 as of May 31, 2002 towards the $775,000 closing on June 10, 2002. The convertible debentures entitle the debenture holder to convert the principal and unpaid accrued interest into our common stock through June 10, 2004. In addition, the debenture holder received warrants exercisable into a number of our common shares.

Initial Number of Shares Debentures May Be Converted Into.  The $225,000
----------------------------------------------------------
debenture can be converted into a number of our common shares at a conversion price that initially equals $0.10289 per share and the $775,000 debenture can be converted into a number of our common shares at a conversion price that initially equals $0.086 per share.

Resets of Conversion Price and Conversion Shares.  A reset date occurs on each
------------------------------------------------
three month anniversary of the closing date of each debenture and on the date the registration statement filed in June 2002 becomes effective. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date.

Warrants. Concurrent with the issuance of the convertible debentures, we issued
--------
to the selling shareholders warrants to purchase up to 12,859,175 shares of our common stock. These warrants are exercisable for five years from the date of issuance at initial exercise prices equal to 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is subject to being reset on each six month anniversary of its issuance.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Options to Purchase Additional Debentures.  Subject to the price of our common
-----------------------------------------
stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were closed. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

Shareholder  Approval.  We  may currently issue more than 20% of our outstanding
---------------------
shares under the convertible debentures. If we become listed on the NASDAQ Small Cap Market or NASDAQ National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Restrictive Covenants.  For a period of 18 months from the date of the
---------------------
debentures, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements without obtaining the selling shareholders' prior written approval.

Right of First Refusal.  The selling shareholders have a right of first refusal
----------------------
to purchase or participate in any equity securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

As of May 31, 2002 we issued warrants to purchase up to 2,514,809 shares of our common stock in accordance with the convertible debenture. The warrants issued were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. See Note 8 to the consolidated financial statements for discussion of the terms of the warrants.

All debt discounts are to be amortized as additional interest expense over the term of the convertible debenture. As of May 31, 2002, $201,185 has been reflected as debt discount of which $8,383 was amortized to interest expense during the year ended May 31, 2002.

The convertible debenture is secured by our assets.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     Convertible debenture dated April 23, 2002                      $ 225,000
     Advances against convertible debenture dated June 10, 2002 as of
        May 31, 2002                                                   283,000
     Less debt discount
               Total                                       201,185
               Amount amortized to expense                 ( 8,383)   (192,802)
                                                          --------- ----------
     Convertible debenture at May 31, 2002                          $  315,198
                                                                    ==========

7.   INVESTMENT AGREEMENTS

$5 Million Equity Line of Credit Agreement
------------------------------------------

In February 1999, the Company entered into an investment agreement with Swartz Private Equity LLC ("Swartz"). The investment agreement entitled the Company, at the Company's option, to issue and sell its common stock for up to an aggregate of $5 million from time to time during a three-year period through February 24, 2002, subject to certain conditions including (1) an effective registration statement must be on file with the SEC registering the resale of the common shares, and (2) a limitation on the number of common shares which could be sold to Swartz within a 30 day time period based on the trading volume of the stock, among others. Swartz could purchase the common stock from the Company at a discount ranging from 10% to 20% depending on the price of the common stock. In addition to the common stock purchased, Swartz received warrants to purchase an additional 15% of the common stock equal to 110% of the market price as determined during the pricing period, subject to further semi-annual price adjustments if the price of the common stock goes down.

In July 1999, the Company amended and restated the investment agreement with Swartz to eliminate the discretion of Swartz as to the timing of its purchase of the Company's common stock.

The amended and restated investment agreement required Swartz, after the Company put shares of common stock to it, to purchase the Company's common stock on the twentieth day following the put. The previous agreement enabled Swartz, in its sole discretion, to purchase the Company's common stock at any time during a twenty-day period following the Company's put to it.

The registration statement went effective on October 5, 1999.   As a result of
an increase in the market price and trading volume of the Company's common stock, the Company completed the $5 million placement of shares in February 2000. The total number of shares placed with Swartz was 13.9% of the total number of shares outstanding at the time or 7,014,796 common shares at prices ranging from $0.248 to $0.9775. The average price per share paid by Swartz was $0.71 compared to the average closing price during the twenty day pricing periods of $1.34 per share.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

An additional 1,052,219 shares of common stock at exercise prices ranging initially from $0.341 to $1.265 are issuable to Swartz upon the exercise of warrants issued under the investment agreement. The warrants contain a reset provision which may reduce the exercise price if the price, as defined in the agreement, is lower on any subsequent six month anniversary. As a result of the reset provision, the exercise prices have been reduced to a range of $0.072 to
$0.08 as of May 31, 2002.   None of the warrants had been exercised as of May
31, 2002.

$30 Million Equity Line of Credit Agreement
-------------------------------------------

In May 2000, we entered into an investment agreement with Swartz. The investment agreement entitled us , at our option, to issue and sell our common stock for up to an aggregate of $30 million from time to time during a three-year period, subject to certain conditions including among other items (1) an effective registration statement must be on file with the SEC registering the resale of the common shares, and (2) a limitation on the number of common shares that can be sold to Swartz within a 30 day time period based on the trading volume of the stock. Swartz could purchase the common stock from us at a discount. If the market price was less than $1.00 per share, the discount was $.10 per share; if the market price was between $1.00 to $1.99 per share, the discount was 10%; and if the market price was $2.00 or greater, the discount was
7%.   In addition to the common stock purchased, Swartz received warrants to purchase an additional 15% of the common stock equal to 110% of the market price as determined during the pricing period, subject to further semi-annual price adjustments if the price of our common stock goes down.

The registration statement went effective on June 23, 2000. In May 2001, we issued 588,680 shares of common stock in excess of the required shares under the May 30, 2001 put. These shares were applied to puts subsequent to May 31, 2001 and, accordingly, were not included as issued or outstanding in the May 31, 2001 consolidated financial statements. Since the inception of the agreement through May 31, 2002, we received proceeds of $4,381,601 from the sale of 12,000,000 shares of common stock . Per the terms of the investment agreement, through May 31, 2002, we issued ten five-year warrants for 1,800,000 shares of common stock exercisable initially at prices ranging from $0.091 to $1.562. The warrants contain a reset provision which may reduce the exercise price if the price, as defined in the agreement, is lower on any subsequent six month anniversary. As a result of the reset provision, the exercise prices have been reduced to a
range of $0.072 to $0.132 as of May 31, 2002.   None of the warrants had been
exercised as of May 31, 2002.

On September 17, 2001, we entered into a $25 million equity line of credit agreement with Swartz, thereby, effectively concluding the $30 million equity line of credit at the conclusion of the put in effect on that date.

On September 24, 2001, we entered into a waiver and agreement with Swartz whereby Swartz was able to advance us $227,800 prior to the close of the final put under the $30 million equity line of credit. The waiver and agreement extended the time of the put beyond twenty days and redefined the price of the put to be the lesser of the factor of (a) the volume weighted average price per share,

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

as defined by Bloomberg L.P., for each day of the put multiplied by .70 or (b) the volume weighted average price per share minus $0.05 multiplied by 20% of the acceptable daily volume as defined in the waiver. At the discretion of Swartz the 20% daily volume limitation could be increased up to 30% of the daily volume. In addition, the waiver included the issuance of a purchase warrant to purchase 2,125,000 shares of common stock at an initial exercise price of $0.0911. The purchase warrant shares were issued to Swartz as restricted shares subject to "piggyback' registration rights and are subject to repricings on each six month anniversary if 110% of the lowest closing bid price for the five days previous to the anniversary date is less than the initial or subsequent reset exercise prices. See Note 8 for further information on the warrants.

$25 Million Equity Line of Credit Agreement
-------------------------------------------

Overview.  On September 17, 2001, we entered into an investment agreement with
--------
Swartz. The investment agreement entitles us to issue and sell our common stock to Swartz for up to an aggregate of $25 million from time to time during a three-year period following the effective date of the registration statement. This is also referred to as a put right. We filed a registration statement on Form S-1 on October 11, 2001 that was declared effective on November 5, 2001 for 15,000,000 shares of our common stock which we issued to Swartz during the fiscal year ended May 31, 2002. There remains approximately $24 million available under this line conditioned on us filing one or more additional registration statements. As of August 1, 2002, we have not filed a statement requesting the registration of additional shares to put to Swartz under the $25 million equity line of credit.

Put Rights.  In order to invoke a put right, we must have an effective
----------
registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right, and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $3 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz may purchase shares during the put. The number of common shares sold to Swartz may not exceed 20% of the aggregate daily reported trading volume during each of two consecutive ten business day periods beginning on the business day immediately following the day we invoked the put right.

The price Swartz will pay for each share of common stock sold in a put is equal to the lesser of (i) the market price for each of the two consecutive ten business day periods beginning on the business day immediately following the day we invoked the put right minus $0.10, or (ii) X percent of the market price for each of the two ten day periods, where, X is equal to 90% if the market price is below $2.00 and 93% if market price is equal to or greater than $2.00. Market price is defined as the lowest closing bid price for the common stock during each of the two consecutive ten business day periods. However, the purchase price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

We issued to Swartz a commitment warrant to purchase up to 900,000 shares of our common stock concurrent with the execution of the investment agreement. This warrant is exercisable through September 17, 2006 at an initial exercise price of $0.22. The commitment warrant exercise price is subject to being reset on each six month anniversary of its issuance.

Limitations and Conditions Precedent to Our Put Rights.  We may not initiate a
-------------------------------------------------------
put if, as of the proposed date of such put:

     - we have issued shares of our common stock that have been paid for by Swartz and the amount of proceeds we have received is equal to the maximum offering amount;
     - the registration statement covering the resale of the shares becomes ineffective or unavailable for use;
     - our common stock is not actively trading on the OTC Bulletin Board, the NASDAQ Small Cap Market, the NASDAQ National Market, the American Stock Exchange, or the New York Stock Exchange, or is suspended or desisted with respect to the trading on such market or exchange.

If any of the following events occur during the pricing period for a put, the volume accrual shall cease. For the put, the pricing period shall be adjusted to end 10 business days after the date that we notify Swartz of the event, and any minimum price per share we specified should not apply to the put:

     - we have announced or implemented a stock split or combination of our common stock between the advanced put notice date and the end of the pricing period;
     - we have paid a common stock dividend or made any other distribution of our common stock between the advanced put notice date and the end of the pricing period;
     - we have made a distribution to the holders of our common stock or of all or any portion of our assets or evidences of indebtedness between the put notice date and the end of the pricing period;
     - we have consummated a major transaction (including a transaction, which constitutes a change of control) between the advance put notice date and the end of the pricing period, the registration statement covering the resale of the shares becomes ineffective or unavailable for use, or our stock becomes delisted for trading on our then primary exchange; or
     - we discover the existence of facts that cause us to believe that the registration statement contains an untrue statement or omits to state a material fact.

Short Sales.  Swartz and its affiliates are prohibited from engaging in short
-----------
sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

Shareholder  Approval.  We  may currently issue more than 20% of our outstanding
----------------------
shares under the investment agreement. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Since we are currently a bulletin board company, we do not need shareholder approval.

Termination of Investment Agreement.  We may also terminate our right to
------------------------------------
initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

Restrictive Covenants.  During the term of the investment agreement and for a
---------------------
period of two months thereafter, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities or with a fixed conversion or exercise price subject to adjustment without obtaining Swartz's prior written approval.

Right of First Refusal.  Swartz has a right of first refusal to purchase any
----------------------
variable priced securities offered by us in any private transaction which closes on or prior to two months after the termination of the investment agreement and a right of participation for any equity securities offered by us in any private transaction which closes on or prior to two months after the termination of the investment agreement.

Swartz's Right of Indemnification.  We are obligated to indemnify Swartz
---------------------------------
(including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement.

Waiver and Agreement. On March 12, 2002, we entered into an amended waiver and
---------------------
agreement with Swartz which replaced and superseded all previous waivers and agreements. This amended waiver and agreement extended the time of the put beyond twenty days and redefined the price of the put to be the lesser of the factor of (a) the volume weighted average price per share, as defined by Bloomberg L.P., for each day of the put multiplied by .70 or (b) the volume weighted average price per share minus $0.05 multiplied by 20% of the acceptable daily volume as defined in the waiver. At the discretion of Swartz, the 20% daily volume limitation could be increased up to 30% of the daily volume. In addition, the amended waiver and agreement increased the intended put share amount for the first put to 14,100,000 shares, which is the total number of shares we had registered so far under the $25 million equity line of credit. On May 30, 2002 we closed the first put under the $25 million equity line of credit by applying the proceeds of $926,924 to the secured note payable discussed below.

Warrants.  In connection with closing the $25 million equity line of credit, we
--------
issued to Swartz a commitment warrant to purchase 900,000 shares of our common stock as discussed further in Note 8 to the consolidated financial statements. This warrant was valued on the issuance date using the Black-Scholes pricing model and the value was recorded as a debt discount.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.   STOCKHOLDERS' EQUITY (DEFICIT)

PRIVATE OFFERINGS AND WARRANTS
------------------------------

During fiscal 2002, 2,200,000 shares of common stock were issued to an investment bank in exchange for services. The fair value (as determined by the quoted market price) of the common stock of $198,000 is being amortized over the life of the contract and $99,000 was recorded as additional general and administrative expense during the year ended May 31, 2002. Also, during fiscal 2002, the Company issued 800,000 shares of common stock to two individual investors for cash of $68,000.

At May 31, 2002, the Company had warrants outstanding to purchase 24,477,724 common shares at exercise prices ranging from $0.048 to $1.12 per share expiring beginning in 2002 through 2007.

During fiscal 2002, the Company issued warrants to purchase 23,197,201 common shares of stock at exercise prices ranging from $0.048 to $0.54 per share. Of this amount, warrants to purchase 3,113,302 common shares of stock were issued to Swartz related to the $30 million investment agreement, a warrant to purchase 900,000 common shares of stock was issued to Swartz related to the $25 million investment agreement, warrants to purchase 16,519,090 common shares of stock were issued to Swartz related to the 5% Secured Note Payable of which 3,630,940 were cancelled, a warrant to purchase 2,514,809 common shares of stock was issued to Lincoln Ventures LLC related to the first funding under the 8% Convertible Debenture and a warrant to purchase 150,000 common shares of stock was issued to a consultant. See Notes 5 and 6 for further discussion.

During fiscal 2001, the Company issued warrants to purchase 836,698 common shares of stock at initial exercise prices ranging from $0.65 to $1.09 per share. Of this amount, warrants to purchase 811,698 common shares of stock were issued to Swartz related to the $30 million investment agreement and a warrant to purchase 25,000 common shares of stock was issued to the bank related to a $400,000 factoring agreement.

Also, during fiscal 2002, the Company's shareholders approved an increase in the authorized number of common shares from 100,000,000 to 200,000,000.

1992 INCENTIVE STOCK OPTION PLAN ("ISO")
----------------------------------------

The Company has an ISO Plan which expired May 20, 2002. The ISO Plan provided for grants to either full or part time employees, at the discretion of the board of directors, to purchase common stock of the Company at a price not less than the fair market value of the shares on the date of grant. In the case of a significant stockholder, the option price of the share could not be less than 110 percent of the fair market value of the share on the date of grant. Any options granted under the ISO Plan must be exercised within ten years of the date they were granted (five years in the case of a significant stockholder). At May 31, 2002, options to purchase up to 45,834 shares of common stock remained outstanding and will expire starting in 2002 through 2005.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1992 NON-STATUTORY STOCK OPTION PLAN("NSO")
-------------------------------------------

The Company has an NSO Plan which expired May 20, 2002. The NSO Plan provided, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value of the shares on the date of grant. Any options granted under the NSO Plan must
be exercised within ten years of the date they were granted.   At May 31, 2002,
options to purchase up to 50,000 shares of common stock remained outstanding and will expire in 2005.

1996 STOCK OPTION PLAN
----------------------

Effective March 1996, the Company adopted the 1996 Stock Option Plan, which was amended by the Stockholders in December 1997, expiring March 24, 2006, reserving for issuance 4,000,000 shares of the Company's common stock. The 1996 Stock Option Plan provides, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 1996 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal year ended May 31, 2002, the Company granted options to purchase 1,000,000 shares of stock at market value. During the fiscal year ended May 31, 2001, the Company granted options to purchase 1,860,000 shares of stock at market value.

2001 STOCK OPTION PLAN
----------------------

Effective February 2001, the Company adopted the 2001 Stock Option Plan, expiring February 21, 2011, reserving for issuance 3,000,000 shares of the Company's common stock. The 2001 Stock Option Plan provides, at the discretion of the board of directors, for grants to either full or part time employees, directors and consultants of the Company to purchase common stock of the Company at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options. In the case of a significant stockholder, the option price of the share is not less than 110 percent of the fair market value of the shares on the date of grant. Any option granted under the 2001 Stock Option Plan must be exercised within ten years of the date they are granted (five years in the case of a significant stockholder). During the fiscal year ended May 31, 2002, the Company granted options to purchase 3,145,000 shares of stock at market value.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During fiscal 2000, the Company repriced stock options to purchase 2,706,000 shares of common stock at exercise prices originally ranging from $.3625 to $2.30 using fixed accounting rules in effect at the time. The stock options were repriced to an exercise price of $.32 and no additional compensation expense was recorded. Subsequent to the repricing, the Company adopted accounting principles generally accepted in the United States of America that require stock options that have been modified to reduce the exercise price to be accounted for using variable accounting. Accordingly, if the market price of the Company's stock increases subsequent to July 1, 2000, it will recognize additional compensation expense that it otherwise would not have incurred. As of May 31, 2002, there was no additional compensation expense recorded because the market price of the Company's common stock was lower than the price at July 1, 2000. However, the ultimate impact cannot be determined as it is dependent on the change in the market price of the stock from July 1, 2000 until the stock options are exercised, forfeited or expire unexercised.

Non-cash compensation expense of $3,739,267 was recorded in the fiscal year ended May 31, 2000 as a result of employees and directors exercising their stock options using a cashless exercise provision. Generally accepted accounting principles require that such exercises must be recorded using variable accounting which reflect the incremental difference between the exercise price and the market price on the date of exercise as though it were additional compensation. Since no cash is exchanged in the transaction, a like amount was recorded as additional paid-in capital.

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for the three years ended May 31, 2002, 2001 and 2000, respectively: dividend yield of zero percent for all years; expected volatility of 90, 90 and 50 percent; risk-free interest rates of 3.5 to 4.8, 4.8 to 6.4, and 5.6 to 6.1 percent; and expected lives of 3 to 5 years for all years.

Under the accounting provisions for SFAS No. 123, the Company's net loss per share would have been increased by the pro forma amounts indicated below:



                                            2002                  2001                   2000
----------------------------------------------------------------------------------------------------

As reported
     Net loss                       $       (5,487,051)   $       (4,968,903)    $       (7,488,708)
                                    ===================   ===================    ===================
Pro forma
     Net loss                       $       (6,054,061)   $       (5,348,529)    $       (7,492,658)
                                    ===================   ===================    ===================
As reported per share
     Basic and diluted loss         $            (0.08)   $            (0.09)    $            (0.17)
                                    ===================   ===================    ===================
Pro forma per share
     Basic and diluted loss         $            (0.09)   $            (0.10)    $            (0.17)
                                    ===================   ===================    ===================

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

A summary of the status of the Company's stock option plans and warrants as of May 31, 2002, 2001 and 2000 and changes during the years ending on those dates is presented below:




                                                              Options                                      Warrants
                                                   ---------------------------------     -------------------------------------------
                                                                         Weighted                                     Weighted
                                                                         Average                                       Average
                                                                         Exercise                                     Exercise
                                                    Shares                Price                Shares                   Price
---------------------------------------------------------------------------------------------------------------------------------

Outstanding, June 1, 1999                            3,723,444      $          0.83             2,141,062      $            0.36
      Granted                                        2,856,000                 0.32             4,834,009                   0.40
      Cancelled                                     (3,516,251)                0.84              (100,000)                  1.25
      Exercised                                     (1,631,869)                0.37            (2,118,890)                  0.31
---------------------------------------------------------------------------------------------------------------------------------
Outstanding, May 31, 2000                            1,431,324                 0.38             4,756,181                   0.40
---------------------------------------------------------------------------------------------------------------------------------
      Granted                                        2,092,500                 1.16               836,698                   0.74
      Cancelled                                       (580,000)                0.72                     -                      -
      Exercised                                       (366,000)                0.32              (631,416)                  0.27
---------------------------------------------------------------------------------------------------------------------------------
Outstanding, May 31, 2001                            2,577,824      $          0.92             4,961,463      $            0.42
---------------------------------------------------------------------------------------------------------------------------------
      Granted                                        4,145,000                 0.21            23,197,201                   0.09
      Cancelled                                     (2,281,419)                0.67            (3,630,940)                  0.10
      Exercised                                       (191,666)                0.32               (50,000)                  0.25
---------------------------------------------------------------------------------------------------------------------------------
Outstanding, May 31, 2002                            4,249,739      $          0.39            24,477,724      $            0.11
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
Exercisable, May 31, 2000                              851,824      $          0.32             4,756,181      $            0.40
---------------------------------------------------------------------------------------------------------------------------------
Exercisable, May 31, 2001                            1,200,158      $          0.68             4,961,463      $            0.42
---------------------------------------------------------------------------------------------------------------------------------
Exercisable, May 31, 2002                            2,418,072      $          0.48            24,477,724      $            0.11
---------------------------------------------------------------------------------------------------------------------------------

Weighted average fair value of options and warrants
      granted during the year ended May 31, 2000                    $          0.22                            $            0.68
Weighted average fair value of options and warrants
      granted during the year ended May 31, 2001                    $          0.86                            $            0.44
Weighted average fair value of options and warrants
      granted during the year ended May 31, 2002                    $          0.07                            $            0.11
---------------------------------------------------------------------------------------------------------------------------------



Included in the above table are certain options for which vesting is contingent based on various future performance measures.

The following table summarizes information about stock options and warrants outstanding at May 31, 2002:

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                      Outstanding                              Exercisable
                     ----------------------------------------------   -------------------------------
                                       Weighted
                                        Average         Weighted                          Weighted
        Range of                       Remaining         Average                           Average
        Exercise         Number       Contractual       Exercise          Number          Exercise
         Prices        Outstanding       Life             Price        Exercisable          Price
-----------------------------------------------------------------------------------------------------

Options

   $       0.09-0.11       2,600,000          4.50   $        0.10         1,200,000   $        0.10
         0.1275-.032         461,000          3.64            0.18           311,000            0.21
           0.60-0.69         320,000          1.44            0.67           300,000            0.68
           1.16-1.20         435,000          2.48            1.18           255,000            1.19
         1.325-1.615         433,739          2.72            1.33           352,072            1.33
-----------------------------------------------------------------------------------------------------
   $      0.09-1.615       4,249,739          3.79   $        0.39         2,418,072   $        0.48

Warrants

   $     0.048-0.099      16,769,358          4.45   $        0.08        16,769,358   $        0.08
         0.103-0.132       4,510,820          4.40            0.11         4,510,820            0.11
                0.25       2,155,000          0.36            0.25         2,155,000            0.25
           0.30-0.32         652,168          0.17            0.32           652,168            0.32
           0.40-1.12         390,378          2.37            0.48           390,378            0.48
-----------------------------------------------------------------------------------------------------
   $      0.048-1.12      24,477,724          3.93   $        0.11        24,477,724   $        0.11


9.  NET LOSS PER SHARE

The Company has implemented Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share ("EPS"). Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity. The Company's net losses for the periods presented cause the inclusion of potential common stock instruments outstanding to be antidilutive and, therefore, in accordance with SFAS No. 128, the Company is not required to present a diluted EPS. During the years ended May 31, 2002, 2001 and 2000, common stock options and warrants convertible or exercisable into approximately 28,727,463, 7,539,287 and 6,187,505 shares of common stock were not included in diluted loss per share as the effect was antidilutive due to the Company recording losses in each of those years.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Patriot Scientific Corporation
Notes to Consolidated Financial Statements (Continued)


                                      Outstanding                              Exercisable
                     ----------------------------------------------   -------------------------------
                                       Weighted
                                        Average         Weighted                          Weighted
        Range of                       Remaining         Average                           Average
        Exercise         Number       Contractual       Exercise          Number          Exercise
         Prices        Outstanding       Life             Price        Exercisable          Price
-----------------------------------------------------------------------------------------------------

Options

   $       0.09-0.11       2,600,000          4.50   $        0.10         1,200,000   $        0.10
         0.1275-.032         461,000          3.64            0.18           311,000            0.21
           0.60-0.69         320,000          1.44            0.67           300,000            0.68
           1.16-1.20         435,000          2.48            1.18           255,000            1.19
         1.325-1.615         433,739          2.72            1.33           352,072            1.33
-----------------------------------------------------------------------------------------------------
   $      0.09-1.615       4,249,739          3.79   $        0.39         2,418,072   $        0.48

Warrants

   $     0.048-0.099      16,769,358          4.45   $        0.08        16,769,358   $        0.08
         0.103-0.132       4,510,820          4.40            0.11         4,510,820            0.11
                0.25       2,155,000          0.36            0.25         2,155,000            0.25
           0.30-0.32         652,168          0.17            0.32           652,168            0.32
           0.40-1.12         390,378          2.37            0.48           390,378            0.48
-----------------------------------------------------------------------------------------------------
   $      0.048-1.12      24,477,724          3.93   $        0.11        24,477,724   $        0.11



9.  NET LOSS PER SHARE

The Company has implemented Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 provides for the calculation of "Basic" and "Diluted" earnings per share ("EPS"). Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity. The Company's net losses for the periods presented cause the inclusion of potential common stock instruments outstanding to be antidilutive and, therefore, in accordance with SFAS No. 128, the Company is not required to present a diluted EPS. During the years ended May 31, 2002, 2001 and 2000, common stock options and warrants convertible or exercisable into approximately 28,727,463, 7,539,287 and 6,187,505 shares of common stock were not included in diluted loss per share as the effect was antidilutive due to the Company recording losses in each of those years.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


10.    INCOME TAXES             The net deferred tax asset recorded and its approximate tax effect consisted of the following:

                                                                                            May 31,
                                                                            ----------------------------------------
                                                                                   2002                  2001
                                ------------------------------------------------------------------------------------
                                Net operating loss carryforwards         $         11,030,000   $         9,309,000
                                Purchased technology                                  470,000               519,000
                                Depreciation and amortization                       1,754,000             1,982,000
                                Other, net                                            192,000               179,000
                                --------------------------------------------------------------  --------------------
                                                                                   13,446,000            11,989,000
                                Valuation allowance                                13,446,000            11,989,000
                                --------------------------------------------------------------  --------------------

                                Net deferred tax asset                   $                  -   $                 -
                                ------------------------------------------------------------------------------------




A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:

May 31,                                                                     2002               2001             2000
----------------------------------------------------------------------------------------------------------------------------

    Federal income tax benefit computed at the Federal statutory rate $    (1,866,000)  $     (1,689,000)  $(2,546,000)
    State income tax benefit net of Federal benefit                          (211,000)          (298,000)     (449,000)
    Other- permanent differences                                              502,000             43,000      (265,000)
    Exercise of stock options using a cashless exercise provision                   -                  -    (1,496,000)
    Expiration of state net operating loss carryforwards                      118,000             81,000             -
    Change in valuation allowance                                           1,457,000          1,863,000     4,756,000
----------------------------------------------------------------------------------------------------------------------------

Income tax benefit                                                    $             -   $              -    $        -
----------------------------------------------------------------------------------------------------------------------------


As of May 31, 2002 and 2001, valuation allowances equal to the net deferred tax asset recognized have been recorded, as Management has not determined that it is more likely than not that the deferred tax asset will be realized. No current tax provision was recorded for fiscal 2002, 2001 and 2000 due to reported losses. The valuation allowance increased $1,457,000 for the year ended May 31, 2002 and $1,863,00 for the year ended May 31, 2001.

At May 31, 2002, the Company has federal net operating loss carryforwards of approximately $28,972,000 that expire through 2021 and are subject to certain limitations under the Internal Revenue Code of 1986, as amended. As such, certain federal net operating loss carryforwards may expire unused.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

At May 31, 2002, the Company has state net operating loss carryforwards of approximately $19,671,000 that expire through 2008.

11.   Profit-Sharing Plan

Effective July 1, 1993, the Company adopted a savings and profit-sharing plan that allows participants to make contributions by salary reduction pursuant to
Section 401(k) of the Internal Revenue Code. At the Company's discretion, the Company may match contributions at 20% of the employee's contribution up to 6% of the employee's salary. The Company contributions are vested 20% per year beginning with the first year of service. The Company made no matching contribution in fiscal 2002, 2001 or 2000.

12.  Contingencies

In January 1999, we were sued in the Superior Court of San Diego County, California by the Fish Family Trust, a co-inventor of the original ShBoom technology. The suit also named as defendants nanoTronics and Gloria Felcyn on behalf of the Falk Family Trust. The suit sought a judgment for damages, a rescission of the Technology Transfer Agreement and a restoration of the technology to the co-inventor. In March 1999, we joined with nanoTronics and Gloria Felcyn and filed our response and cross-complaint against the Fish Family Trust. In November 2000, the judge issued a summary ruling in favor of the defendants on all counts. The Fish Family Trust filed an appeal in January 2001. Management believes that it is unlikely that the appellate court will overturn the trial court's ruling and that the resolution of the appeal process will have no impact on our financial position, income or cash flows.

In September 2001, an action was filed against us in the Superior Court of San Diego County, California by Richard G. Blum, our former Chairman, President and Chief Executive Officer. Mr. Blum contends that he was wrongfully terminated on August 5, 2001 in violation of his employment agreement dated December 1, 2000. He seeks damages for the alleged breach of his employment agreement, age discrimination, as well as other related claims. Management denies Mr. Blum's claims and contends it exercised its business judgment for legitimate nondiscriminatory reasons. In accordance with his employment agreement, we may be obligated to pay him between $0 and $400,000 as severance pay. We intend to vigorously defend our position in this case.

In October 2001, an action was filed against us in the Superior Court of San Diego County, California by Daniel Beach, a former marketing and sales consultant whose contract we terminated in August 2001. Mr. Beach contends that we breached both a written and an oral contract, that we did not perform on certain promises, and that we made false and misleading representations in addition to other claims. In July 2002, we entered into negotiations on a settlement agreement with Mr. Beach. Management believes that it is probable that a settlement will be reached whereby we will agree to pay him $50,000 over five months. Accordingly, a liability for $50,000 has been recorded in the financial statements as of May 31, 2002, in connection with this litigation.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUed)

13.      Commitments and Lease Obligations

The Company is obligated under employment contracts with certain key employees to pay severance upon termination under certain defined conditions. Generally, unless relieved of their duties for cause, the executive officers are entitled to severance pay equal to four months of their then current monthly salary. In the case of a change in control, generally, the executive officers are entitled to severance pay equal to twelve months of their then current monthly salary unless they continue to work for the new controlling interest in the same function as previous to the change.

The Company granted a lien and security interest in substantially all of its assets to the bank under the accounts receivable factoring line.

The Company has a non-cancellabe operating lease for its office and manufacturing facilities located in San Diego, California.

Future minimum lease payments required under the operating lease are as follows:

 Years ending May 31,
 ------------------------------------------------------------------------------------------------
                                              Gross             Sublease                Net
                                             Payments            Income              Payments
 2003                                   $       123,046    $         56,250     $         66,796
 2004                                           129,250              68,850               60,400
 2005                                           135,454              70,470               64,984
 2006                                           141,658              72,540               69,118
 2007                                            23,782              12,150               11,632
 ------------------------------------------------------------------------------------------------

 Total minimum lease payments           $       553,190    $        280,260     $        272,930
 ------------------------------------------------------------------------------------------------

 Rent expense for fiscal 2002, 2001 and 2000 was $147,373, $149,494, and $105,964, respectively.

The Company has one capital lease at May 31, 2002.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Future minimum lease payments are as follows:

Year ending May 31,
        2003                                       $        9,562
        2004                                                9,562
        2005                                                9,562
        2006                                                2,391
------------------------------------------------------------------
Total minimum lease payments                               31,077
Amount representing interest                                9,230
------------------------------------------------------------------
Present value of minimum lease payments                    21,847

Total obligation                                           21,847
Less current portion                                       (5,116)
------------------------------------------------------------------
Long-term portion                                  $       16,731
==================================================================

Capital leases included in fixed assets at May 31, 2002, were $20,135 net of an allowance for depreciation of $4,860. Depreciation expense related to the capitalized lease was $4,860 for the year ended May 31, 2002.

14.      SEGMENT  INFORMATION

Export Sales
------------

The Company is engaged in one business segment, the development and marketing of microprocessor technology related products and licenses. Telecommunication products have reached the end of their life cycles and will no longer provide any significant sales. During the fiscal years ended May 31, 2002, 2001 and 2000, the Company's product sales of high technology computer products and licenses were $9,625, $50,511 and $63,088 and telecommunication products and licenses were $349,184, $286,173 and $653,872.

For the purpose of allocating revenues by geographic location, the Company uses the physical location of its customers as its basis. During the fiscal years ended May 31, 2002, 2001 and 2000, the Company's sales by geographic location consisted of the following:

                                 2002             2001              2000
                             -------------    -------------    --------------

 Domestic sales            $      355,000   $      253,000   $       469,000

 Foreign sales:
       Europe                       4,000           19,000           136,000
       North America                    -           40,000            64,000
       Asia                             -           25,000            47,000
       Other                            -                -             1,000
                           --------------------------------------------------
 Total foreign sales                4,000           84,000           248,000
                           --------------------------------------------------

 Total net product sales   $      359,000   $      337,000   $       717,000
                           ==================================================

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The Company has no foreign assets.

SALES TO MAJOR CUSTOMERS
------------------------

During the fiscal years ended May 31, 2002, 2001 and 2000, revenues from significant customers consisted of the following:


                            2002                              2001                              2000
                       -------------------------------  ---------------------------------  ------------------------------
         Customer            Sales         Percent             Sales          Percent            Sales         Percent
         --------      ---------------   -------------  ------------------  -------------  ---------------   ------------

         A             $      151,000           42.0%   $               -              -   $            -              -
         B                     59,000           16.4%                   -              -                -              -
         C                          -               -              88,000          26.1%                -              -
         D                          -               -              41,000          12.2%                -              -
         E                          -               -              40,000          11.9%                -              -
         F                          -               -                   -              -          138,000          19.2%
         G                          -               -                   -              -          137,000          19.1%
         H                          -               -                   -              -          127,000          17.8%

15.  RELATED PARTY TRANSACTIONS

During fiscal years 2002 and 2001, the Company contracted with a company, which was owned by the daughter of our previous President, Chairman and CEO, for web site development, marketing support and other various services. The Company paid $70,292 and $139,253, respectively, in fiscal years 2002 and 2001 to the related party for these services. No such related party transactions occurred during fiscal year 2000.

16.  SUBSEQUENT EVENTS

Subsequent to year end, we concluded the second funding of our 8% Convertible Debenture. We received advances against the second closing of $283,000 as of May 31, 2002 and the balance of $492,000 subsequent to year end from a group of six investors. In conjunction with the debentures, in June 2002, we also issued warrants to purchase up to 10,344,366 shares of our common stock at an initial exercise price of $0.08616 per share, subject to being reset at each six month anniversary to the closing.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Allowance for Doubtful Accounts
-------------------------------

                                            Balance at       Charged to                         Balance at
                                           beginning of       costs and                           end of
              Description                     period          expenses         Deductions         period
              -----------                     ------          --------         ----------         ------
Year ended May 31, 2002                    $ 54,000          $ 76,027        $ 124,027          $   6,000

Year ended May 31, 2001                    $  5,000          $ 49,000        $       -          $  54,000

Year ended May 31, 2000                    $ 22,000          $ 41,919        $  58,919          $   5,000


Reserve for Inventory Obsolescence
----------------------------------

                                            Balance at       Charged to                         Balance at
                                           beginning of       costs and                           end of
              Description                     period          expenses         Deductions         period
              -----------                     ------          --------         ----------         ------

Year ended May 31, 2002                    $ 262,000         $ 149,433         $ 38,052         $ 373,381

Year ended May 31, 2001                    $ 339,000         $ 100,000        $ 177,000         $ 262,000

Year ended May 31, 2000                    $ 416,000         $ 270,000        $ 347,000         $ 339,000


                                             PATRIOT SCIENTIFIC CORPORATION
                                               CONSOLIDATED BALANCE SHEETS

                                                                                  November 30,              May 31,
                                                                                      2002                    2002
                                                                             --------------------     -------------------
                                                                                  (Unaudited)

                           ASSETS (Notes 4 and 5)

Current assets:
       Cash and cash equivalents                                             $             2,210      $           88,108
       Accounts receivable, net of allowance
         of $6,000 and $6,000 for uncollectible accounts (Note 1)                          4,235                   4,797
       Prepaid expenses                                                                  140,803                  35,749
                                                                             --------------------     -------------------

Total current assets                                                                     147,248                 128,654

Property and equipment, net                                                              219,508                 285,488

Other assets, net                                                                        107,621                 330,863

Patents and trademarks, net                                                              188,602                 189,521
                                                                             --------------------     -------------------
                                                                             $           662,979      $          934,526
                                                                             ====================     ===================

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
       Note payable, net of unamortized debt discount
         of  $0 and $189,516 (Notes 3 and 4)                                 $           635,276      $          445,760
       Notes payable to a related party                                                  150,000                       -
       Accounts payable                                                                  429,167                 385,255
       Accrued liabilities                                                               195,016                 211,291
       Current portion of capital lease obligation                                         5,724                   5,116
                                                                             --------------------     -------------------

Total current liabilities                                                              1,415,183               1,047,422

8% Convertible debentures, net of debt discount of $1,015,086                            264,914                 315,198
   and  $192,802  (Notes 3 and 5)

Long term portion of capital lease obligation                                             13,708                  16,731

Commitments and contingencies (Notes 3, 6, 7 and 9)

Stockholders' deficit: (Note 7)
       Preferred stock, $.00001 par value; 5,000,000 shares
         authorized none outstanding                                                           -                       -
       Common stock, $.00001 par value; 200,000,000 shares
         authorized; issued and outstanding 87,489,354 and 81,465,757                        875                     815
       Additional paid-in capital                                                     42,874,769              41,440,101
       Accumulated deficit                                                           (43,826,470)            (41,805,741)
       Note receivable                                                                   (80,000)                (80,000)
                                                                             --------------------     -------------------
Total stockholders' deficit                                                           (1,030,826)               (444,825)
                                                                             --------------------     -------------------
                                                                             $           662,979      $          934,526
                                                                             ====================     ===================

See accompanying summary of accounting policies and notes to unaudited consolidated financial statements.


                         PATRIOT SCIENTIFIC CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                         Three Months Ended                      Six Months Ended
                                               -------------------------------------  -------------------------------------
                                                  November 30,        November 30,       November 30,        November 30,
                                                      2002                2001               2002                2001
                                               -----------------   -----------------  ------------------  -----------------
Net sales                                      $          5,160    $          7,389   $          45,049   $        321,889

Cost of sales:
     Product costs                                        7,080              36,409              11,989            240,578
     Inventory obsolescence                                   -             149,433                   -            149,433
                                               -----------------   -----------------  ------------------  -----------------
Cost of sales                                             7,080             185,842              11,989            390,011

Gross profit (loss)                                      (1,920)           (178,453)             33,060            (68,122)

Operating expenses:
     Research and development                           164,218             375,439             373,505            871,247
     Selling, general and
       administrative                                   577,133             738,672           1,064,234          1,392,412
                                               -----------------   -----------------  ------------------  -----------------
                                                        741,351           1,114,111           1,437,739          2,263,659
                                               -----------------   -----------------  ------------------  -----------------
Operating loss                                         (743,271)         (1,292,564)         (1,404,679)        (2,331,781)
                                               -----------------   -----------------  ------------------  -----------------
Other income (expenses):
     Interest income                                         10                  58                 185                363
     Interest expense                                  (334,027)           (266,096)           (616,235)          (274,154)
                                               -----------------   -----------------  ------------------  -----------------
                                                       (334,017)           (266,038)           (616,050)          (273,791)
                                               -----------------   -----------------  ------------------  -----------------
Net loss                                       $     (1,077,288)   $     (1,558,602)  $      (2,020,729)  $     (2,605,572)
                                               =================   =================  ==================  =================

Basic and diluted loss
     per common share                          $          (0.01)   $          (0.02)  $           (0.02)  $          (0.04)
                                               =================   =================  ==================  =================

Weighted average number of
  common shares outstanding
  during the period (Note 1)                   84,054,186          62,761,554         82,752,899          60,741,712
                                               =================   =================  ==================  =================


See accompanying summary of accounting policies and notes to unaudited consolidated financial statements.


                         PATRIOT SCIENTIFIC CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                                   Six Months Ended
                                                                   -----------------------------------------------
                                                                      November 30, 2002         November 30, 2001
                                                                   ----------------------   ----------------------

Decrease in Cash and Cash Equivalents
Operating activities:
       Net loss                                                    $          (2,020,729)   $          (2,605,572)
       Adjustments to reconcile net loss
         to cash used in operating activities:
           Amortization and depreciation                                         105,306                  121,464
           Provision for doubtful accounts                                             -                   70,600
           Provision for inventory obsolescense                                        -                  149,433
          Non-cash interest expense related to convertible
              debentures, notes payable and warrants                             550,566                  261,068
          Common stock issued for services and litigation settlements            126,000                        -
           Changes in:
               Accounts receivable                                               (11,315)                 (43,248)
               Inventories                                                             -                   73,960
               Prepaid expenses and other assets                                 114,021                  (53,190)
               Accounts payable and accrued liabilities                           28,031                  (48,327)
                                                                   -----------------------------------------------
Net cash used in operating activities                                         (1,108,120)              (2,073,812)
                                                                   -----------------------------------------------

Investing activities:
                                                                   -----------------------------------------------
       Purchase of property, equipment and patents                               (34,240)                 (51,348)
                                                                   -----------------------------------------------

Financing activities:
       Proceeds from the issuance of short term notes payable                    150,000                  665,000
       Proceeds from the issuance of convertible debentures                      847,000                        -
       Proceeds from the issuance of common stock                                 50,000                  811,604
       Principal payments for capital lease obligations                           (2,415)                    (992)
       Proceeds from sales of accounts receivable                                 11,877                  154,158
       Proceeds from exercise of common stock
         warrants and options                                                          -                   73,833
                                                                   -----------------------------------------------
Net cash provided by financing activities                                      1,056,462                1,703,603
                                                                   -----------------------------------------------

Net decrease in cash and cash equivalents                                        (85,898)                (421,557)

Cash and cash equivalents, beginning of period                                    88,108                  464,350
                                                                   -----------------------------------------------

Cash and cash equivalents, end of period                           $               2,210    $              42,793
                                                                   -----------------------------------------------

Supplemental Disclosure of Cash Flow Information:
       Cash payments for interest                                  $               8,223    $              11,656
       Warrants and options issued for prepaid services            $                   -    $              57,500
       Capital lease obligation                                    $                   -    $              24,996
       Cancellation of options issued for prepaid services         $                   -    $              10,574
       Common stock issued on conversion of debentures,
         notes payable and accrued interest                        $              75,394    $             227,800
       Debt discount                                               $           1,240,622    $             351,000
                                                                     ---------------------------------------------
    See accompanying summary of accounting policies and notes to unaudited consolidated financial statements.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.       BASIS OF PRESENTATION

The consolidated financial statements of Patriot Scientific Corporation ("Patriot") presented herein have been prepared pursuant to the rules of the Securities and Exchange Commission for quarterly reports on Form 10-Q and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America. These statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the year ended May 31, 2002.

In the opinion of management, the interim consolidated financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of the results for interim periods. Operating results for the three and six month periods are not necessarily indicative of the results that may be expected for the year.

Loss Per Share

We follow Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Under SFAS No. 128, basic loss per share is calculated as loss available to common stockholders divided by the weighted average number of common shares outstanding. Diluted loss per share is calculated as net loss divided by the diluted weighted average number of common shares. The diluted weighted average number of common shares is calculated using the treasury stock method for common stock issuable pursuant to outstanding stock options and common stock warrants. Common stock options and warrants of 48,744,320 and 13,450,923 for the three and six months ended November 30, 2002 and 2001, respectively, were not included in diluted loss per share for the periods as the effect was antidilutive due to our recording losses in each of those periods. See Notes 5 and 7 for discussion of commitments to issue additional shares of common stock and warrants.

Sale of Accounts Receivable

We follow SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," a replacement of SFAS No. 125. SFAS No. 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A $400,000 factoring line we established with a bank enables us to sell selected accounts receivable invoices to the bank with full recourse against us. These transactions qualify for a sale of assets since (1) we have transferred all of our rights, title and interest in the selected accounts receivable invoices to the bank, (2) the bank may pledge, sell or transfer the selected accounts receivable invoices, and (3) we have no effective control over the selected accounts receivable invoices since we are not entitled to or obligated to repurchase or redeem the invoices before their maturity and we do not have the ability to unilaterally cause the bank to return the invoices. Under SFAS No.140, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


assets when control has been surrendered, and derecognizes liabilities when extinguished. During the first six months of fiscal 2003, we sold $14,846 of our accounts receivable to a bank under the factoring agreement for $11,877. Pursuant to the provisions of SFAS No. 140, we reflected the transactions as sales of assets and established a receivable from the bank for the retained amount less the costs of the transactions and less any anticipated future loss in the value of the retained asset. The retained amount was equal to 20% of the total accounts receivable invoices sold to the bank less 1% of the total invoices as an administrative fee and 1.75% per month of the total outstanding accounts receivable invoices as a finance fee. The estimated future loss reserve for each receivable included in the estimated value of the retained asset was based on the payment history of the accounts receivable customer. As of November 30, 2002, there were no qualifying accounts receivable invoices available to factor resulting in no balance outstanding under the factoring line and $400,000 remaining available for future factoring of accounts receivable invoices.

Reclassifications

Certain items in the unaudited November 30, 2001 consolidated financial statements have been reclassified to conform to the current presentation.

2.   RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 was effective for us on June 1, 2001. The adoption of this statement had no material impact on our consolidated financial statements.

In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that companies recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS No. 142, that companies reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that companies identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 142. SFAS No.142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS No. 142 requires companies to complete a transitional goodwill impairment test six months from the date of adoption. Companies are also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS No. 142. The adoption of this statement had no material impact on our consolidated financial statements.

Our previous business combinations were accounted for using the pooling-of-interests method. The pooling-of-interests method does not result in the recognition of acquired goodwill or other intangible assets. As a result, the adoption of SFAS No. 141 and No. 142 will not affect the results of past acquisition transactions. However, all future business combinations will be accounted for under the purchase method, which may result in the recognition of goodwill and other intangible assets, some of which will be recognized through operations, either by amortization or impairment charges, in the future.
In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for the fiscal year ending May 31, 2003. The adoption of this statement had no material impact on our consolidated financial statements.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, is to be applied prospectively. The adoption of this statement had no material impact on our consolidated financial statements.

In April 2002, FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement eliminates the current requirement that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classification. In addition, SFAS 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sale-leaseback accounting rules. The statement

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

also contains other nonsubstantive corrections to authoritative accounting literature. The changes related to the debt extinguishment are effective for fiscal years beginning after May 15, 2002. Adoption of this standard did not have any effect on the Company's consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force (EITF) Issue No. 94-3. The Company will adopt the provisions of SFAS No. 146 for restructuring activities initiated after December 31, 2002. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. Adoption of this standard will not have any effect on the Company's consolidated financial statements.

3.       CONTINUED EXISTENCE AND MANAGEMENT'S PLAN

Our consolidated financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our obtaining sufficient financing to sustain our operations. We incurred a net loss of $2,020,729, $5,487,051 and $4,968,903 and negative cash flow from operations of $1,108,120, $3,632,534 and $4,839,180 in the six months ended November 30, 2002 and the years ended May 31, 2002 and 2001, respectively. At November 30, 2002, we had deficit working capital of $1,267,935 and cash and cash equivalents of $2,210. We have historically funded our operations primarily through the issuance of securities and debt financings. Cash and cash equivalents decreased $85,898 during the six months ended November 30, 2002.

We estimate our current cash requirements to sustain our operations for the next twelve months through November 2003 to be $2.4 million. Since we are no longer supporting the communications product line, we are assuming that there will be no communications product revenue. We have a note payable to Swartz Private Equity, LLC ("Swartz") of $635,276 at November 30, 2002 which was originally due in January 2003 and subsequent to the end of the quarter has been extended to April 2003. We also have convertible debentures with a group of investors as of November 30, 2002 aggregating $1,280,000. At the option of the debenture holders, they may purchase additional debentures up to $1 million at any time during the next two years as long as the price of our common stock is in excess of $0.20 per share. During the first six months ended November 30, 2002, we obtained $50,000 from the sale of equity to several private investors and $150,000 from short term notes entered into with a related party. Subsequent to November 30, 2002, we obtained an additional $28,350 from the sale of equity to several private investors, $200,000 from the issuance of additional convertible debentures and $30,000 from a short term note entered into with a related party. In addition, we are negotiating the terms of a $12 million equity line of credit.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

If we are not successful at obtaining and drawing down on the $12 million equity line of credit or if the optional amounts under the convertible debentures are not raised in sufficient amounts, then we may not have funds sufficient to meet our cash requirements. In such circumstances, we may need to receive additional advances from Swartz, secure additional short-term debt, private placement debt and/or equity financings with individual or institutional investors. In addition, we may need to make additional cost reductions if our cash requirements cannot be met from external sources. We expect that the $2.4 million requirement will be provided by:

o additional funds under the $12 million equity line of credit if we are successful in negotiating with the potential investor and are able to register additional shares of common stock, and such available funding exceeds the remaining balance of the note payable to Swartz;

o        proceeds from the exercise of outstanding stock options and warrants;
         and

o        additional debt and/or equity financings.

In addition, we have formulated additional cost reduction plans which can be implemented if the required funds are not obtainable. We also have remaining a $400,000 accounts receivable factoring agreement with our bank; however, we have no eligible accounts receivable to factor as of November 30, 2002.

We anticipate our future revenue to be derived primarily from the sale of licenses and royalties. To receive this revenue, we may require additional equipment, fabrication, components and supplies during the next twelve months to support potential customer requirements and further develop our technologies. Product introductions such as those currently underway for the Ignite I and JUICEtechnology may require significant product launch, marketing personnel and other expenditures that cannot be currently estimated. Further, if expanded development is commenced or new generations of microprocessor technology are accelerated beyond current plans, additional expenditures we cannot currently estimate, may be required. It is possible therefore, that higher levels of expenditures may be required than we currently contemplate resulting from changes in development plans or as required to support new developments or commercialization activities or otherwise.

If we are unable to obtain the necessary funds, we could be forced to substantially curtail or cease operations which would have a material adverse effect on our business. Further, there can be no assurance that we will be able to timely receive shareholder approval to increase the number of authorized shares or that required funds, if available, will be available on attractive terms or that they will not have a significantly dilutive effect on our existing shareholders. As such, there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.       SECURED NOTE PAYABLE

On March 12, 2002, we replaced and superceded a previously issued Secured Promissory Note with Swartz with an Amended Secured Promissory Note and Agreement with an effective date of October 9, 2001 and an Addendum to Amended Secured Promissory Note dated March 12, 2002. The amended note, which originally was to mature on January 9, 2003, has been extended to April 2003 and amounts outstanding under the note bear interest at the rate of 5% per annum. Per the addendum to the amended note, principal and interest payments are deferred until April 2003.

As part of the consideration for entering into the above amended note, we agreed to issue warrants to Swartz related to each advance against the note. In connection with each advance, we issued to Swartz a warrant to purchase a number of shares of common stock equal to the amount of the advance multiplied by 8.25 at an initial exercise price equal to the lesser of (a) the factor of the average of the volume weighted average price per share, as defined by Bloomberg L.P., for each trading day in the period beginning on the date of the previous advance and ending on the trading day immediately preceding the date of the current advance multiplied by .70 or (b) the volume weighted average price per share minus $0.05. In addition, if after March 12, 2002, we issue common stock to any parties other than Swartz, we are obligated to issue to Swartz warrants equal to 20% of the common stock so issued. The amended note also gives to Swartz the right of first refusal and rights to participate in subsequent debt or equity transactions entered into by us through March 15, 2003.

As of November 30, 2002 we issued warrants to purchase up to 14,817,481 shares of our common stock in accordance with the amended note agreements. The warrants issued were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. See Note 7 to the consolidated financial statements for discussion of the terms of the warrants

The note is secured by our assets.

All debt discounts are to be amortized as additional interest expense over the term of the note payable. As of November 30, 2002, $1,107,238 had been reflected as debt discount of which $917,722, $86,781 and $189,516 was amortized to interest expense during the year ended May 31, 2002 and the three and six months ended November 30, 2002, respectively.


         Advances against the note                                                      $1,790,000
         Less amount applied against $30 million equity line of credit                    (227,800)
         Less amount applied against $25 million equity line of credit                    (926,924)

         Less debt discount
                  Total                                          1,107,238
                  Amount amortized to expense                   (1,107,238)                     -
                                                              -------------              ----------

         Note payable at November 30, 2002                                               $  635,276
                                                                                         ==========

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On November 9, 2001, an offset of $227,800 from the sale of 2,500,000 shares of common stock was applied against the final put under the $30 million equity line of credit discussed below.

On May 30, 2002, an offset of $926,924 from the sale of 14,100,000 shares of common stock was applied against the first and only put under the $25 million equity line of credit discussed below.

5.       8% CONVERTIBLE DEBENTURES

Overview. From April 23, 2002 through November 30, 2002, we sold an aggregate of $1,355,000 of 8% convertible debentures to a group of eleven investors. The convertible debentures entitle the debenture holder to convert the principal and unpaid accrued interest into our common stock for two years from the date of closing. In addition, the debenture holders received warrants exercisable into a number of our common shares.

Number of Shares Debentures May Be Converted Into. The debentures can be converted into a number of our common shares at conversion prices that initially equaled $0.05126 to $0.10289 per share.

Resets of Conversion Price and Conversion Shares. A reset date occurs on each three month anniversary of the closing date of each debenture and on the date the registration statement becomes effective, October 29, 2002 for the first $1,000,000 of principal. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date. On October 29, 2002, the date the registration statement for the first $1,000,000 of principal became effective, the conversion price for debentures dated April 23, 2002 in an amount of $225,000 and June 10, 2002 in amounts accumulating $775,000 were reset to $0.04457 from initial conversion prices of $0.10289 and $0.08616.

Warrants. Concurrent with the issuance of the convertible debentures, we issued to the debenture holders warrants to purchase up to 19,665,438 shares of our common stock. These warrants are exercisable for five years from the date of issuance at initial exercise prices equal to 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is subject to being reset on each six month anniversary of its issuance. On October 23, 2002, the six month anniversary for a debenture dated April 23, 2002 in an amount of $225,000, the warrant exercise price was reset to $0.04685 from an initial exercise price of $0.10289.

Options to Purchase Additional Debentures. Subject to the price of our common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were closed. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the convertible debentures. If we become listed on the NASDAQ Small Cap Market or NASDAQ National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

Restrictive Covenants. For a period of 18 months from the date of the debentures, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements without obtaining the debenture holders' prior written approval.

Right of First Refusal. The debenture holders have a right of first refusal to purchase or participate in any equity securities offered by us in any private transaction which closes on or prior to the date that is two years after the issue date of each debenture.

Registration Rights. We are responsible for registering the resale of the shares of our common stock which will be issued on the conversion of the debentures. On October 29, 2002, a registration statement covering the first $1,000,000 of debentures was declared effective by the Securities and Exchange Commission.

As of November 30, 2002 we issued warrants to purchase up to 19,665,438 shares of our common stock in accordance with the convertible debentures. The warrants issued were valued using the Black-Scholes pricing model based on the expected fair value at issuance and the estimated fair value was also recorded as debt discount. See Note 7 to the consolidated financial statements for discussion of the terms of the warrants. Debt discounts related to the warrant valuations are to be amortized as additional interest expense over the term of the convertible debenture. As of November 30, 2002, $950,268 has been reflected as debt discount of which $108,689, $203,104 and $8,383 was amortized to interest expense during the three and six months ended November 30, 2002 and the year ended May 31, 2002, respectively.

In addition, the convertible debentures contain beneficial conversion features. Such features require us to allocate the proceeds received to both the warrants and the debt and to calculate an intrinsic value for the debt portion if the per share price allocated to debt is less than the fair market per share price as of the first date the debenture is sold. Accordingly, during the three and six months ended November 30, 2002, we recorded $58,842 and $404,732 to additional paid in capital to reflect the intrinsic value of the convertible debentures. The intrinsic value of the beneficial conversion feature of the convertible debenture is amortized to non-cash interest expense over the life of the

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

convertible debenture. Accordingly, we amortized to non-cash interest expense $45,688 and $71,139 during the three and six months ended November 30, 2002.

During November 2002, holders converted debentures accumulating $75,000 of principal and $394 of accrued interest into 1,691,597 shares of our common stock. The balance of unamortized debt discount related to the beneficial conversion features and debt discount on the date of conversion of $57,288 was charged to additional paid in capital.


The convertible debentures are secured by our assets.

Convertible debenture dated April 23, 2002                                       $  225,000
Convertible debentures dated June 10, 2002                                          775,000
Convertible debenture dated August 23, 2002                                         175,000
Convertible debentures dated October 29, 2002                                       180,000

Less amounts converted to common stock                                             ( 75,000)

Less debt discount
                           Total                                1,355,000
                           Amount amortized to expense         (  282,626)
                           Amount cancelled on conversion      (    57,288)     (1,015,086)
                                                               ------------     -----------

Convertible debentures at November 30, 2002                                     $   264,914
                                                                                ===========

6.       INVESTMENT AGREEMENTS

$5 Million Equity Line of Credit Agreement

In February 1999, the Company entered into an investment agreement with Swartz. The investment agreement entitled the Company, at the Company's option, to issue and sell its common stock for up to an aggregate of $5 million from time to time during a three-year period through February 24, 2002, subject to certain conditions including (1) an effective registration statement must be on file with the SEC registering the resale of the common shares, and (2) a limitation on the number of common shares which could be sold to Swartz within a 30 day time period based on the trading volume of the stock, among others. Swartz could purchase the common stock from the Company at a discount ranging from 10% to 20% depending on the price of the common stock. In addition to the common stock purchased, Swartz received warrants to purchase an additional 15% of the common stock equal to 110% of the market price as determined during the pricing period, subject to further semi-annual price adjustments if the price of the common stock goes down.

In July 1999, the Company amended and restated the investment agreement with Swartz to eliminate the discretion of Swartz as to the timing of its purchase of the Company's common stock.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The amended and restated investment agreement required Swartz, after the Company put shares of common stock to it, to purchase the Company's common stock on the twentieth day following the put. The previous agreement enabled Swartz, in its sole discretion, to purchase the Company's common stock at any time during a twenty-day period following the Company's put to it.

The registration statement went effective on October 5, 1999. As a result of an increase in the market price and trading volume of the Company's common stock, the Company completed the $5 million placement of shares in February 2000. The total number of shares placed with Swartz was 13.9% of the total number of shares outstanding at the time or 7,014,796 common shares at prices ranging from $0.248 to $0.9775. The average price per share paid by Swartz was $0.71 compared to the average closing price during the twenty day pricing periods of $1.34 per share.

An additional 1,052,219 shares of common stock at exercise prices ranging initially from $0.341 to $1.265 are issuable to Swartz upon the exercise of warrants issued under the investment agreement. The warrants contain a reset provision which may reduce the exercise price if the price, as defined in the agreement, is lower on any subsequent six month anniversary. As a result of the reset provision, the exercise prices have been reduced to a range of $0.066 to $0.077 as of November 30, 2002. None of the warrants had been exercised as of November 30, 2002.

$30 Million Equity Line of Credit Agreement

In May 2000, we entered into an investment agreement with Swartz. The investment agreement entitled us , at our option, to issue and sell our common stock for up to an aggregate of $30 million from time to time during a three-year period, subject to certain conditions including among other items (1) an effective registration statement being on file with the SEC registering the resale of the common shares, and (2) a limitation on the number of common shares that could have been sold to Swartz within a 30 day time period based on the trading volume of the stock. Swartz could purchase the common stock from us at a discount. If the market price was less than $1.00 per share, the discount was $.10 per share; if the market price was between $1.00 to $1.99 per share, the discount was 10%; and if the market price was $2.00 or greater, the discount was 7%. In addition to the common stock purchased, Swartz received warrants to purchase an additional 15% of the common stock equal to 110% of the market price as determined during the pricing period, subject to further semi-annual price adjustments if the price of our common stock goes down.

The registration statement went effective on June 23, 2000 and we received a total of $4,381,601 from the sale of 12,000,000 shares of common stock . Per the terms of the investment agreement, we issued ten five-year warrants for 1,800,000 shares of common stock exercisable initially at prices ranging from $0.091 to $1.562. The warrants contain a reset provision which may reduce the exercise price if the price, as defined in the agreement, is lower on any subsequent six month anniversary. As a result of the reset provision, the exercise prices have been reduced to a range of $0.0385 to $0.0858 as of November 30, 2002. None of the warrants had been exercised as of November 30, 2002.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On September 17, 2001, we entered into a $25 million equity line of credit agreement with Swartz, thereby, effectively concluding the $30 million equity line of credit at the conclusion of the put in effect on that date.

On September 24, 2001, we entered into a waiver and agreement with Swartz whereby Swartz was able to advance us $227,800 prior to the close of the final put under the $30 million equity line of credit. The waiver and agreement extended the time of the put beyond twenty days and redefined the price of the put to be the lesser of the factor of (a) the volume weighted average price per share, as defined by Bloomberg L.P., for each day of the put multiplied by .70 or (b) the volume weighted average price per share minus $0.05 multiplied by 20% of the acceptable daily volume as defined in the waiver. At the discretion of Swartz the 20% daily volume limitation could be increased up to 30% of the daily volume. In addition, the waiver included the issuance of a purchase warrant to purchase 2,125,000 shares of common stock at an initial exercise price of $0.0911. The purchase warrant shares were issued to Swartz as restricted shares subject to "piggyback" registration rights and are subject to repricings on each six month anniversary if 110% of the lowest closing bid price for the five days previous to the anniversary date is less than the initial or subsequent reset exercise prices. As a result of the reset provision, the exercise price has been reduced to $0.0858 as of November 30, 2002. None of the warrants had been exercised as of November 30, 2002.
See Note 7 for further information on the warrants.

$25 Million Equity Line of Credit Agreement

On September 17, 2001, we entered into an investment agreement with Swartz. The investment agreement entitled us to issue and sell our common stock to Swartz for up to an aggregate of $25 million from time to time during a three-year period following the effective date of the registration statement. We filed a registration statement on Form S-1 that was declared effective on November 5, 2001 for 15,000,000 shares of our common stock. We issued the 15,000,000 shares of common stock to Swartz during the fiscal year ended May 31, 2002 to be applied against a note payable that Swartz had issued to us.

We issued to Swartz a commitment warrant to purchase up to 900,000 shares of our common stock concurrent with the execution of the investment agreement. This warrant is exercisable through September 17, 2006 at an initial exercise price of $0.22. The commitment warrant exercise price is subject to being reset on each six month anniversary of its issuance. As a result of the reset provision, the exercise price has been reduced to $0.0858 as of November 30, 2002. None of the warrants had been exercised as of November 30, 2002.

Restrictive Covenants. For a period of two years after the termination of the agreeement, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities or with a fixed conversion or exercise price subject to adjustment without obtaining Swartz's prior written approval.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Right of First Refusal. Swartz has a right of first refusal to purchase any variable priced securities offered by us in any private transaction which closes on or prior to two years after the termination of the investment agreement and a right of participation for any equity securities offered by us in any private transaction which closes on or prior to two years after the termination of the investment agreement.

Waiver and Agreement. On March 12, 2002, we entered into an amended waiver and agreement with Swartz which replaced and superseded all previous waivers and agreements. This amended waiver and agreement extended the time of the put beyond twenty days and redefined the price of the put to be the lesser of the factor of (a) the volume weighted average price per share, as defined by Bloomberg L.P., for each day of the put multiplied by .70 or (b) the volume weighted average price per share minus $0.05 multiplied by 20% of the acceptable daily volume as defined in the waiver. At the discretion of Swartz, the 20% daily volume limitation could be increased up to 30% of the daily volume. In addition, the amended waiver and agreement increased the intended put share amount for the first put to 14,100,000 shares, which is the total number of shares we had registered under the $25 million equity line of credit. On May 30, 2002 we closed the first put and effectively the $25 million equity line of credit by applying the proceeds of $926,924 to the secured note payable discussed below.

Warrants. In connection with closing the $25 million equity line of credit, we issued to Swartz a commitment warrant to purchase 900,000 shares of our common stock as discussed further in Note 7 to the consolidated financial statements. This warrant was valued on the issuance date using the Black-Scholes pricing model and the value was recorded as a debt discount.

7.       STOCKHOLDERS' DEFICIT

The following table summarizes equity transactions during the six months ended November 30, 2002:

                                              Common
                                              Shares               Dollars
                                         ----------------    -----------------

Balance June 1, 2002                          81,465,757     $     41,440,916

Sale of common stock                           1,932,000               50,000
Stock issued for services                      2,000,000              110,000
Stock issued to settle litigation                400,000               16,000
Stock issued on conversion of
  debentures and accrued interest              1,691,597               75,395
Non-cash interest and debt discount
  related to warrants and debentures                   -            1,183,333
                                         ----------------    -----------------

Balance November 30, 2002                     87,489,354     $     42,875,644
                                         ================    =================

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Stock Options

At November 30, 2002, we had 17,500 options outstanding pursuant to our 1992 ISO Stock Option Plan exercisable at $1.325 per share expiring in 2005; 50,000 options outstanding pursuant to our 1992 NSO Stock Option Plan exercisable at $1.325 per share expiring in 2005; 2,204,405 options outstanding pursuant to our 1996 Stock Option Plan exercisable at a range of $0.0575 to $1.41 per share expiring beginning in 2002 through 2007; and 2,305,000 options outstanding pursuant to our 2001 Stock Option Plan exercisable at a range of $0.07 to $0.70 per share expiring beginning in 2002 through 2007.

Some of the options outstanding under these plans are not presently exercisable and are subject to meeting vesting criteria.

Warrants

At November 30, 2002, we had warrants outstanding exercisable into 44,167,415 common shares at exercise prices ranging from $0.033 to $1.12 per share expiring beginning in 2002 through 2007. During the six months ended November 30, 2002, we issued warrants to purchase 17,150,629 shares of common stock which are subject to repricings at the six month anniversary of the issuance of the warrant. At each anniversary date the warrants will be repriced to the lesser of the initial exercise price or 110% of the lowest closing bid price of our common stock for the five trading days ending on such six month anniversary date. During the six months ended November 30, 2002, warrants to purchase 14,202,869 shares of common stock with initial or reset exercise prices ranging from $0.0657 to $0.1320 have been repriced to exercise prices ranging from $0.033 to $0.077.

During the six months ended November 30, 2002, we issued to two individuals warrants exercisable for five years into 1,000,000 common shares at an exercise price of $0.05 per share. These individuals are acting as our marketing representatives and the warrants are scheduled to vest based on sales activity as defined in their contracts.

Also, during the six months ended November 30, 2002, we issued to Swartz snap shot warrants exercisable for five years into 1,929,331 common shares at exercise prices ranging from $0.047 to $0.068 per share. These snap shot warrants were issued under an agreement with Swartz whereby we will issue to Swartz warrants to purchase common shares equal to 20% of any common stock or warrants we issue to parties other than Swartz or their affiliates after March 12, 2002.

Common Stock

During the six months ended November 30, 2002, we sold to a group of individual private investors a total of 1,932,000 shares of common stock at prices ranging from $0.025 to $0.0301 for an accumulated total of $50,000. The investors have agreed to hold these shares for a minimum of one year.

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


In October 2002, we entered into an agreement with Barry Clark whereby he will provide consulting services through April 2003 to help structure financing, provide innovative capital resources and advise us on other strategic decisions. In October 2002 we issued to Mr. Clark 2,000,000 shares of our common stock as compensation for the consulting services. We recorded $110,000, the value of the common stock on the day it was issued, as a prepaid expense and additional paid-in capital of which, during the six months ended November 30, 2002, we amortized to expense $36,667 as non-cash compensation.

In October 2002, we entered into a settlement agreement with a former executive officer of the Company. As part of the agreement, we issued to him 400,000 shares of our common stock. During the six months ended November 30, 2002, we recorded $16,000, the value of the common stock on the day of the settlement, as litigation expense. The shares are subject to registration and will be included in our next registration statement.

In December 2001, we entered into a series of agreements with iCapital Corporation ("iCapital") and several principals of iCapital whereby they provided consulting services through December 2002 to help structure financing, provide innovative capital resources, identify and assist with merger and acquisition opportunities and advise us on other strategic decisions. In January 2002, based on meeting several performance criteria, we issued to iCapital and the principals of iCapital 2,200,000 shares of our common stock as compensation for the consulting services. During our previous fiscal year, we recorded $198,000, the value of the common stock on the day it was issued, as a prepaid expense and additional paid-in capital of which, during the six months ended November 30, 2002, we amortized to expense $99,000 as non-cash compensation.

8.       NOTE RECEIVABLE

In June 2000, we entered into a three-year, $80,000 Secured Promissory Note Receivable with an individual who was, at the time of the issuance of the note, an executive officer of Patriot. On September 25, 2000, he requested and was relieved of his duties as an executive officer and director of Patriot. The note bears interest at the rate of 6% per annum with interest payments due semi-annually and the principal due at the maturity of the note. The individual pledged 100,000 shares of our common stock that he held on the date of issuance as security for this note.

9.       LEGAL PROCEEDINGS

In January 1999, we were sued in the Superior Court of San Diego County, California by the Fish Family Trust, a co-inventor of the original ShBoom technology. The suit also named as defendants nanoTronics and Gloria Felcyn on behalf of the Falk Family Trust. The suit sought a judgment for damages, a rescission of the Technology Transfer Agreement and a restoration of the technology to the co-inventor. In March 1999, we joined with nanoTronics and Gloria Felcyn and filed our response and cross-complaint against the Fish Family Trust. In November 2000, the judge issued a summary ruling in favor of the defendants on all counts. The Fish Family Trust filed an appeal in January 2001. Management believes that it is unlikely that the appellate court will overturn the trial

PATRIOT SCIENTIFIC CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

court's ruling and that the resolution of the appeal process will have no impact on our financial position, income or cash flows.

In September 2001, an action was filed against us in the Superior Court of San Diego County, California by Richard G. Blum, our former Chairman, President and Chief Executive Officer. Mr. Blum contended that he was wrongfully terminated on August 5, 2001 in violation of his employment agreement dated December 1, 2000. He sought damages for the alleged breach of his employment agreement, age discrimination, as well as other related claims. In October 2002, we entered into a settlement agreement with Mr. Blum whereby we agreed to pay him $60,000 over twelve months and to issue him 400,000 shares of our common stock. This liability has been recorded in our consolidated financial statements for the six months ended November 30, 2002.


===========================================================  ========================================================
Until the completion of the resale of the common stock
included in this prospectus, all dealers that effect
transactions in these securities, whether or not
participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation
to deliver a prospectus when acting as
underwriters  and with respect to their  unsold  allotments                        The Resale of
or subscriptions.                                                               21,929,013 Shares
                                                                                        of
                     Table of Contents                                             Common Stock
                                                                                    Offered by
Prospectus Summary.....................    5                                   Selling Shareholders
Risk Factors...........................    8
Plan of Distribution ..................   14
Selling Shareholders...................   15
The Company............................   16
Use of Proceeds........................   31
Litigation.............................   31
Selected Financial Data................   32                                   PATRIOT SCIENTIFIC
Management's Discussion and                                                        CORPORATION
Analysis of Financial Condition........   33
Changes in Accountants.................   48
Quantitative and Qualitative
Disclosure About Market Risk...........   49
Management.............................   50
Principal Shareholders.................   56                                        PROSPECTUS
Certain Transactions...................   58
Trading Market and Related Matters        59
Description of Securities .............   60
Legal Matters..........................   61
Experts ...............................   61
Index to Financial Statements..........  F-1                             Subject to Completion, February 19, 2003

=========================================================== =========================================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows:

Registration Fee - Securities and Exchange Commission..........     $    93
Printing and Engraving..........................................      1,000*
Legal Fees and Expenses.........................................     15,000*
Accounting Fees.................................................     15,000*
Blue Sky Fees and Expenses......................................      1,000*
                                                                   ----------
         Total..................................................    $32,093*

     * Estimated

ITEM 14.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Pursuant to the Company's Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES

         We offered and sold the following common stock, either for cash or in consideration of services rendered as indicated below, without registration under the Securities Act of 1933, as amended, and exemption for such sales from registration under the Act is claimed in reliance upon the exemption provided by
Section 4(2) thereof on the basis that such offers and sales were transactions not involving any public offering. Appropriate precautions against transfer have been taken, including the placing of a restrictive legend on all certificates evidencing such securities. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

                                                                                    Purchase
                                                   Number of       Aggregate       Price Per
           Name                Date of Sale         Shares      Purchase Price       Share
           ----                ------------         ------      --------------     -----------

Donald Longo                 December 6, 2002          111,111            $5,000     $0.05  Cash

Red Oak Inc.                 December 6, 2002          111,111            $5,000     $0.05  Cash

Donald Riley                 December 9, 2002          118,889            $5,350     $0.04  Cash

Greg Erickson                December 16, 2002         100,000            $5,000     $0.05  Cash

Dean Gulick                  December 19, 2002         102,459            $5,000     $0.05  Cash

Robert Vincent               December 19, 2002          61,475            $3,000     $0.05  Cash

John Laws                    January 21, 2003           98,039            $5,000     $0.05  Cash

REC Music Foundation         February 3, 2003          400,000           $12,000     $0.03  Cash

John Castellano              February 3, 2003          138,889            $5,000     $0.04  Cash

Lyle Armstrong               February 7, 2003          125,000            $4,500     $0.04  Cash


ITEM 16.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         The Exhibits and Financial Statement Schedules to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 17.     UNDERTAKINGS.

         The undersigned Registrant hereby undertakes the following:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration, or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of this offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the Registrant in connection with any securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on February 19, 2003

                                            PATRIOT SCIENTIFIC CORPORATION

                                      By:      /s/ LOWELL W. GIFFHORN
                                            --------------------------------
                                                    Lowell W. Giffhorn
                                                    Executive Vice President,
                                                    Chief Financial Officer,
                                                    Secretary and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                          Title                                                 Date
                ---------                          -----                                                 ----
        /s/JEFFREY E. WALLIN                       President and Chief Executive               February 19, 2003
        --------------------                       Officer
        Jeffrey E. Wallin



        /s/LOWELL W. GIFFHORN                      Chief Financial Officer, Principal          February 19, 2003
        ---------------------                      Financial Officer, Principal
        Lowell W. Giffhorn                         Accounting  Officer, Secretary
                                                   and Director


        /s/DAVID POHL                              Director                                    February 19, 2003
        -------------
        David Pohl


        /s/CARLTON JOHNSON                         Director                                    February 19, 2003
        --------------------------
        Carlton Johnson


        /s/DONALD BERNIER                          Chairman of the Board and                   February 19, 2003
        -----------------                          Director
        Donald Bernier


        /s/HELMUT FALK JR.                         Director                                    February 19, 2003
        ------------------
        Helmut Falk Jr.


        /s/GLORIA H. FELCYN                        Director                                    February 19, 2003
        -------------------
        Gloria H. Felcyn


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-1
                             Registration Statement
                        Under The Securities Act of 1933






                                    EXHIBITS








                         PATRIOT SCIENTIFIC CORPORATION
             (Exact name of registrant as specified in its charter)


                                       Ex-1

                         PATRIOT SCIENTIFIC CORPORATION

(a)   Exhibits

         The following exhibits are included as part of this registration statement, except those exhibits marked (1), which have previously been filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or document. References to the "Company" in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.


Exhibit No.       Document                                                                                 No.
-----------       --------                                                                                 ---

2.0               PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION.

2.1               Agreement to Exchange Technology for Stock in Patriot Scientific Corporation,            (1)
                  incorporated by reference to Exhibit 2.1 to Form 8-K dated August 10, 1989

2.2               Assets Purchase Agreement and Plan of Reorganization dated June 22,  1994,               (1)
                  among the Company, nanoTronics Corporation and Helmut Falk, incorporated by reference to Exhibit 10.4 to Form 8-K dated
                  July 6, 1994

2.2.1             Amendment to Development Agreement dated April 23, 1996 between the Company and          (1)
                  Sierra Systems, incorporated by reference to Exhibit 2.2.1 to Pre-Effective
                  Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

2.3               Form of Exchange Offer dated December 4, 1996 between the Company and certain            (1)
                  shareholders of Metacomp, Inc. incorporated by reference to Exhibit 2.3 to Form
                  8-K dated January 9, 1997

2.4               Letter of Transmittal to Accompany Shares of Common Stock of Metacomp, Inc.              (1)
                  Tendered Pursuant to the Exchange Offer Dated December 4, 1996 incorporated by reference to Exhibit 2.4 to Form 8-K dated January 9, 1997

3.0               ARTICLES AND BYLAWS.

3.1               Original Articles of Incorporation of the Company's predecessor, Patriot                 (1)
                  Financial Corporation, incorporated by reference to Exhibit
                  3.1 to registration statement on Form S-18, file no.
                  33-23143-FW

3.2               Articles of Amendment of Patriot Financial Corporation, as filed with the                (1)
                  Colorado Secretary of State on July 21, 1988, incorporated by reference to
                  Exhibit 3.2 to registration statement on Form S-18, File No. 33-23143-FW

3.3               Certificate of Incorporation of the Company, as filed with the Delaware                  (1)
                  Secretary of State on March 24, 1992, incorporated by
                  reference to Exhibit 3.3 to Form 8-K dated May 12, 1992

3.3.1             Certificate of Amendment to the Certificate of Incorporation of the Company, as          (1)
                  filed with the Delaware Secretary of State on April 18, 1995, incorporated by reference to Exhibit 3.3.1 to Form 10-KSB for the fiscal year ended May 31,
                  1995

                                              Ex-2

Exhibit No.       Document                                                                                 No.
-----------       --------                                                                                 ---

3.3.2             Certificate of Amendment to the Certificate of Incorporation of the Company, as          (1)
                  filed with the Delaware Secretary of State on June 19,1997, incorporated by reference to Exhibit 3.3.2 to Form 10-KSB for the fiscal year ended May 31, 1997

3.3.3             Certificate of Amendment to the Certificate of Incorporation of the Company, as          (1)
                  filed with the Delaware Secretary of State on April 28, 2000, incorporated by reference to Exhibit 3.3.3 to Registration Statement on Form S-3 dated
                  May 5, 2000

3.3.4             Certificate of Amendment to the Certificate of Incorporation of the Company, as          (1)
                  filed with the Delaware Secretary of State on May 6, 2002, incorporated by reference to Exhibit 3.3.4 to Registration Statement on Form S-3 dated June 27,
                  2002

3.4               Articles and Certificate of Merger of Patriot Financial Corporation into the             (1)
                  Company dated May 1, 1992, with Agreement and Plan of Merger attached thereto as Exhibit A, incorporated by reference to Exhibit 3.4 to Form 8-K dated May
                  12, 1992

3.5               Certificate of Merger issued by the Delaware Secretary of State on May  8,               (1)
                  1992, incorporated by reference to Exhibit 3.5 to Form 8-K dated May 12, 1992

3.6               Certificate of Merger issued by the Colorado Secretary of State on May 12,               (1)
                  1992, incorporated by reference to Exhibit 3.6 to Form 8-K dated May 12, 1992

3.7               Bylaws of the Company, incorporated by reference to Exhibit 3.7 to Form 8-K              (1)
                  dated May 12, 1992

4.0                INSTRUMENTS ESTABLISHING RIGHTS OF SECURITY HOLDERS.

4.1               Specimen common stock certificate, incorporated by reference to Exhibit 4.1              (1)
                  Form 8-K dated May 12, 1992

4.2               Form of Stock Purchase Warrant (Labway Corporation) dated February 29, 1996,             (1)
                  exercisable to purchase 253,166 common shares at $1.58 per share until August 31, 1996, granted to investors in
                  connection with an offering of securities made in reliance upon Regulation S, incorporated by reference to Exhibit 4.2 to
                  Form 10-QSB for fiscal quarter ended February 29, 1996

4.3               Form of 6% Convertible Subordinated Promissory Note due September 30, 1998               (1)
                  aggregating $1,500,000 to six investors incorporated by reference to Exhibit
                  4.3 to Form 10-QSB for fiscal quarter ended August 31, 1996

4.4               Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999             (1)
                  aggregating $2,000,000 to two investors incorporated by reference to Exhibit
                  4.4 to Form 8-K dated June 16, 1997

                                       Ex-3

Exhibit No.       Document                                                                                 No.
-----------       --------                                                                                 ---

4.5               Form of Stock Purchase Warrant (CC Investments, LDC) dated June 2, 1997                  (1)
                  exercisable to purchase an aggregate of 400,000 common shares at $1.69125 per share until June 2, 2002, granted to two investors in connection with the offering of securities in Exhibit 4.4 incorporated by
                  reference to Exhibit 4.5 to Form 8-K dated June 16, 1997

4.6               Registration Rights Agreement dated June 2, 1997 by and among the Company and            (1)
                  CC Investments, LDC and the Matthew Fund, N.V. related to the registration of the common stock related to Exhibits 4.4 and 4.5 incorporated by reference to Exhibit 4.6 to Form 8-K dated June 16, 1997


4.7               Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.)                (1)
                  dated June 2, 1997 exercisable to purchase an aggregate of 211,733 common shares at $1.69125 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.7 to Form 8-K dated June 16, 1997

4.8               Registration Rights Agreement dated June 2, 1997 by and among the Company and
                  Swartz Investments, LLC related to the registration of the common stock related           (1)
                  to Exhibit 4.7 incorporated by reference to Exhibit 4.8 to Form 8-K dated June
                  16, 1997

4.9               Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999              (1)
                  aggregating $1,000,000 to two investors incorporated by
                  reference to Exhibit 4.9 to Form 10-KSB for the fiscal year ended May 31, 1998

4.10              Form of Stock Purchase Warrant (CC Investments, LDC) dated November 24, 1997              (1)
                  exercisable to purchase an aggregate of 200,000 common shares at $1.50 per share until June 2, 2002, granted to two
                  investors in connection with the offering of securities
                  described in Exhibit 4.9 incorporated by reference to Exhibit
                  4.10 to Form 10-KSB for the year ended May 31, 1998

4.11              Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.)                (1)
                  dated November 24, 1997 exercisable to purchase an aggregate of 105,867 common shares at $1.50 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.11 to Form 10-KSB for the year ended May
                  31, 1998

4.12              Form of Warrant to Purchase Common Stock (Investor Communications Group, Inc.)            (1)
                  dated June 16, 1997 exercisable to purchase an aggregate of 130,000 common shares at prices ranging from $2.50 to $7.50 per share until June 15, 1999 incorporated by reference to Exhibit 4.12 to Form 10-KSB for the year ended May
                  31, 1998

4.13              Warrant to Purchase Common Stock issued to Spellcaster Telecommunications, Inc.           (1)
                  dated April 28, 1998 exercisable to purchase an aggregate of
                  100,000 common shares at $1.25 per share until April 28, 2000 incorporated by reference to Exhibit 4.13 to Form 10-KSB for the year ended May 31, 1998


                                                 Ex-4

Exhibit No.       Document                                                                                 No.
-----------       --------                                                                                 ---


4.14              Investment agreement dated February 24, 1999 by and between the Company and               (1)
                  Swartz Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated  by reference to Exhibit 4.14 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.15              Registration Rights Agreement dated February 24, 1999 by and between the                  (1)
                  Company and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.14 incorporated  by reference to Exhibit 4.15 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.16              Form of Warrant to Purchase Common Stock (Swartz Private Equity, LLC) dated               (1)
                  February 24, 1999 exercisable to purchase common shares in connection with the offering of securities in Exhibit 4.14 incorporated  by reference to Exhibit
                  4.16 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998

4.17              Amended and Restated Investment Agreement dated July 12, 1999 by and between              (1)
                  the Company and Swartz Private Equity, LLC for a maximum aggregate amount of
                  $5,000,000 incorporated by reference to Exhibit 4.17 to Pre-Effective Amendment
                  No. 2 to Registration Statement on Form SB-2 dated July 14, 1999

4.18              Investment Agreement dated April 28, 2000 by and between the Company and Swartz           (1)
                  Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit 4.18 to Registration Statement on Form S-3 dated May 5,
                  2000

4.18.1            Waiver and Agreement dated September 24, 2001 amending the Investment Agreement           (1)
                  dated April 28, 2000 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to
                  Exhibit 4.18.1 to Registration Statement on Form
                  S-1 dated October 11, 2001

4.19              2001 Stock Option Plan of the Company dated February 21, 2001 incorporated by             (1)
                  reference to Exhibit 4.19 to Registration Statement on Form S-8 dated March 26,
                  2001

4.20              Investment agreement dated September 17, 2001 by and between the Company and              (1)
                  Swartz Private Equity, LLC for a maximum aggregate amount of $25,000,000 incorporated by reference to Exhibit 4.20 to Registration Statement on Form S-1 dated October 11, 2001


                                       Ex-5

Exhibit No.       Document                                                                                 No.
-----------       --------                                                                                 ---


4.21              Registration Rights Agreement dated September 17, 2001 by and between the                 (1)
                  Company and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.20 incorporated by reference to Exhibit 4.21 to Registration Statement on Form S-1 dated October 11, 2001

4.22              Warrant to Purchase Common Stock dated September 17, 2001 exercisable to                  (1)
                  purchase common shares in connection with the Offering of securities in Exhibit
                  4.20 incorporated by reference to Exhibit 4.22 to Registration Statement on
                  Form S-1 dated October 11, 2001


4.23              Financial Consulting Services Agreement between the Company and M. Blaine                 (1)
                  Riley, Randall Letcavage and Rosemary Nguyen incorporated by reference to
                  Exhibit 4.23 to Registration Statement on Form S-8 dated January 22, 2002

4.24              Form of  8% Convertible Debenture (Lincoln Ventures, LLC) due June 10, 2004               (1)
                  aggregating $1,000,000 to six investors incorporated by reference to Exhibit
                  4.24 to Registration Statement on Form S-3 dated June 27, 2002

4.25              Form of Stock Purchase Warrant (Lincoln Ventures, LLC) dated June 10, 2002                (1)
                  exercisable to purchase an aggregate of 12,859,175 common shares at initial exercise prices ranging form $0.08616 to $0.10289 per share until June 10,
                  2007, granted to six investors in connection with the offering of securities described in Exhibit 4.24  incorporated by reference to Exhibit 4.25 to
                  Registration Statement on Form S-3 dated June 27, 2002


4.26              Form of Registration Rights Agreement (Lincoln Ventures, LLC)                             (1)
                  dated June 10, 2002 by and among the Company and six investors related to the registration of the common stock related to
                  Exhibit 4.24 incorporated by reference to Exhibit 4.26 to
                  Registration Statement on Form S-3 dated June 27, 2002

5.0               OPINION RE LEGALITY.

5.1               Legal opinion of Luce, Forward, Hamilton & Scripps LLP, attorney                          (2)


10.0              MATERIAL CONTRACTS.

10.1              1992 Incentive Stock Option Plan of the Company, incorporated by reference to              (1)
                  Exhibit 10.1 to Form 8-K dated May 12, 1992

10.1.1            Amendment to 1992 Incentive Stock Option Plan dated January 11, 1995,                      (1)
                  incorporated by reference to Exhibit 10.1.1 to Form S-8 dated July 17, 1996

10.2              1992 Non-Statutory Stock Option Plan of the Company, incorporated by reference             (1)
                  to Exhibit 10.2 to Form 8-K dated May 12, 1992

                                           Ex-6

Exhibit No.       Document                                                                                 No.
-----------       --------                                                                                 ---


10.2.1            Amendment to 1992 Non-Statutory Stock Option Plan dated January 11, 1995                   (1)
                  incorporated by reference to Exhibit 10.2.1 to Form 10-KSB for fiscal year ended May 31, 1996

10.3               Lease Agreement between the Company's subsidiary Metacomp, Inc. and                       (1)
                  Clar-O-Wood Partnership, a California limited partnership dated April 11, 1991 as amended November 11, 1992 and November 2, 1995 incorporated by reference to
                  Exhibit 10.3 to Form 10-KSB for fiscal year ended May 31, 1997

10.4              Stock Purchase Agreement dated November 29 and 30, 1995, between the  Company              (1)
                  and SEA, Ltd., incorporated by reference to Exhibit 10.4 to Form 8-K dated
                  December 11, 1995

10.4.1            Letter Amendment to Stock Purchase Agreement dated February 21, 1996, between              (1)
                  the Company and SEA, Ltd., incorporated by reference to Exhibit 10.4.1 to Form
                  10-QSB for fiscal quarter ended 2/29/96

10.5              1995 Employee Stock Compensation Plan of the Company, incorporated by reference            (1)
                  to Exhibit 10.5 to Form 10-QSB for fiscal quarter ended 11/30/95

10.6              Letter Stock and Warrant Agreement dated January 10, 1996 between the Company              (1)
                  and Robert E. Crawford, Jr., incorporated by reference to Exhibit 10.6 to Form
                  10-QSB for fiscal quarter ended February 29, 1996

10.7              Non-Exclusive Manufacturing and Line of Credit Agreement dated February 28,                (1)
                  1996, between the Company and Labway Corporation, incorporated by reference to
                  Exhibit 10.7 to Form 10-QSB for fiscal quarter ended February 29, 1996

10.8              Distribution and Representation Agreement dated February 28, 1996, between the             (1)
                  Company and Innoware, Inc., incorporated by reference to Exhibit 10.8 to Form
                  10-QSB for fiscal quarter ended February 29, 1996

10.9              Employment Agreement dated November 20, 1995 between the Company and Elwood G.             (1)
                  Norris, incorporated by reference to Exhibit 10.9 to
                  Registration Statement on Form SB-2 dated March 18, 1996

10.9.1            First Amendment to Employment Agreement dated May 17, 1996 between the Company             (1)
                  and Elwood G. Norris, incorporated by reference to Exhibit 10.9.1 to
                  Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May
                  23, 1996

10.10             Employment Agreement dated November 20, 1995 between the Company and Robert                (1)
                  Putnam, incorporated by reference to Exhibit 10.10 to
                  Registration Statement on Form SB-2 dated March 18, 1996

10.11             Sales Contractual Agreement dated March 19, 1996 between the Company and Evolve            (1)
                  Software, Inc., incorporated by reference to Exhibit 10.11 to Pre-Effective
                  Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

                                               Ex-7

Exhibit No.       Document                                                                                 No.
-----------       --------                                                                                 ---


10.11.1           Two Year Stock Purchase Warrant dated March 19, 1996 Granted to Evolve                     (1)
                  Software, Inc. Providing for the Purchase of up to 50,000 Common Shares at
                  $2.85, incorporated by reference to Exhibit 10.11.1 to Pre-Effective Amendment
                  No. 1 to Registration Statement on Form SB-2 dated April 29, 1996

10.12             Employment Agreement dated as of May 8, 1996 between the Company and Michael A.            (1)
                  Carenzo, including Schedule A - Stock Option Agreement, incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 2 to Registration
                  Statement on Form SB-2 dated May 23, 1996

10.12.1           First Amendment to Employment Agreement dated as of May 8, 1996 between the                (1)
                  Company and Michael A. Carenzo dated September 23, 1996,  incorporated by reference to Exhibit 10.12.1 to Form 10-KSB for the fiscal year ended May 31,
                  1997

10.13             1996 Stock Option Plan of the Company dated March 25, 1996 and approved by the             (1)
                  Shareholders on May 17, 1996,  incorporated by reference to Exhibit 10.13 to
                  Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May
                  23, 1996

10.14             Sales Contractual Agreement dated June 20, 1996 between the Company and                    (1)
                  Compunetics Incorporated incorporated by reference to Exhibit
                  10.14 to Form 10-KSB for fiscal year ended May 31, 1996

10.15             Sales Contractual Agreement dated July 31, 1996 between the Company and Premier            (1)
                  Technical Sales, Inc. incorporated by reference to Exhibit 10.15 to Form 10-KSB for fiscal year ended May 31, 1996

10.16             Employment Agreement dated January 1, 1997 between the Company and Norman J.               (1)
                  Dawson incorporated by reference to Exhibit 10.16 to Form
                  10-KSB for fiscal year ended May 31, 1997

10.17             Employment Agreement dated January 1, 1997 between the Company and Jayanta K.              (1)
                  Maitra incorporated by reference to Exhibit 10.17 to Form
                  10-KSB for fiscal year ended May 31, 1997

10.18             Technology License and Distribution Agreement dated June 23, 1997 between the              (1)
                  Company and Sun Microsystems, Inc. incorporated by reference to Exhibit 10.18 to Form 10-KSB for the fiscal year ended May 31, 1997

10.19             Employment Agreement dated March 23, 1998 between the Company and James T.                 (1)
                  Lunney incorporated by reference to Exhibit 10.19 to Form
                  10-KSB for the fiscal year ended May 31, 1998

10.20             Employment Agreement dated July 28, 1997 between the Company and Phillip                   (1)
                  Morettini incorporated by reference to Exhibit 10.20 to Form
                  10-KSB for the fiscal year ended May 31, 1998

10.21             Employment Agreement dated July 23, 1998 between the Company and Lowell W.                 (1)
                  Giffhorn incorporated by reference to Exhibit 10.21 to Form
                  10-KSB for the fiscal year ended May 31, 1998

                                                           Ex-8

Exhibit No.       Document                                                                                 No.
-----------       --------                                                                                 ---


10.22             Secured Promissory Note dated June 12, 2000 between the Company and James T.               (1)
                  Lunney incorporated by reference to Exhibit 10.22 to Form
                  10-KSB for the fiscal year ended May 31, 2000

10.23             Purchase Agreement dated June 29, 2000 between the Company and 4S 37/38, LLC               (1)
                  incorporated by reference to Exhibit 10.23 to Form 10-KSB for the fiscal year ended May 31, 2000

10.24             Employment Agreement dated October 2, 2000 between the Company and Miklos B.               (1)
                  Korodi incorporated by reference to Exhibit 10.24 to Form
                  10-QSB for the fiscal quarter ended November 30, 2000

10.25             Employment Agreement dated December 1, 2000 between the Company and Richard G.             (1)
                  Blum incorporated by reference to Exhibit 10.25 to Form 10-QSB for the fiscal quarter ended November 30, 2000

10.26             Employment Agreement dated January 29, 2001 between the Company and Serge J.               (1)
                  Miller incorporated by reference to Exhibit 10.26 to Form
                  10-KSB for the fiscal year ended May 31, 2001

10.27             Lease Agreement dated February 23, 2001 between the Company and Arden Realty               (1)
                  Finance IV, LLC incorporated by reference to Exhibit 10.27 to
                  Form 10-KSB for the fiscal year ended May 31, 2001

10.28             Employment Agreement dated January 1, 2001 between the Company and David H.                (1)
                  Pohl incorporated by reference to Exhibit 10.28 to Form 10-KSB for the fiscal year ended May 31, 2001

10.29             Employment Agreement dated April 26, 2001 between the Company and David H. Pohl            (1)
                  incorporated by reference to Exhibit 10.29 to Form 10-KSB for the fiscal year ended May 31, 2001

10.30             Employment Agreement dated November 17, 2001 between the Company and Lowell W.             (1)
                  Giffhorn incorporated by reference to Exhibit 10.30 to Registration Statement on Form S-3 dated June 27, 2002

10.31             Employment Agreement dated December 20, 2001 between the                                   (1)
                  Company and Jayanta Maitra incorporated by reference to
                  Exhibit 10.31 to Registration Statement on Form S-3 dated June
                  27, 2002

10.32             Consulting Agreement dated March 7, 2002 between the Company                               (1)
                  and SDMC, Inc.
                  incorporated by reference to Exhibit 10.32 to Registration
                  Statement on Form S-3 dated June 27, 2002

23.0              CONSENTS OF EXPERTS AND COUNSEL


                                                    Ex-9

Exhibit No.       Document                                                                                 No.
-----------       --------                                                                                 ---

23.1              Consent of Luce, Forward, Hamilton & Scripps LLP, attorneys at law ( included           (2)
                  in Exhibit 5.1)

23.2              Consent of BDO Seidman, LLP independent certified public accountants                    (2)

23.3              Consent of Nation Smith Hermes Diamond, LLP independent certified public                (2)
                  accountants

99.0              Additional Exhibits.

99.1              Form of ISO Plan Option (Gaspar) dated May 29, 1992, incorporated by reference          (1)
                  to Exhibit 28.2 to registration statement on Form SB-2, file no. 33-57858

99.2              Form of NSO Plan Option (Berlin) dated May 29, 1992, incorporated by reference          (1)
                  to Exhibit 28.3 to registration statement on Form SB-2, file no. 33-57858

99.3              Form of Incentive Stock Option Agreement to the Company's 1996 Stock Option             (1)
                  Plan (individual agreements differ as to number of shares, dates, prices and vesting), incorporated by reference to
                  Pre-Effective Amendment No. 2 to Registration Statement on
                  Form SB-2 dated May 23, 1996

99.4              Form of NonQualified Stock Option Agreement to the Company's 1996 Stock Option          (1)
                  Plan (individual agreement differ as to number of shares,
                  date, prices and vesting), incorporated by reference to
                  Pre-Effective Amendment No. 2 to Registration Statement on
                  Form SB-2 dated May 23, 1996

99.5              Press Release of the Company dated November 4, 1996 incorporated by                      (1)
                  reference to Exhibit 99.5 to Form 8-K dated January 9, 1997

99.6              Form of Incentive Stock Option Agreement to the Company's 2001 Stock Option              (1)
                  Plan  incorporated by reference to Exhibit 99.6 to Registration Statement on
                  Form S-8 filed March 26, 2001

99.7              Form of Non-Qualified Stock Option Agreement to the Company's 2001 Stock Option          (1)
                  Plan  incorporated by reference to Exhibit 99.6 to Registration Statement on
                  Form S-8 filed March 26, 2001

99.8              Certification of Chief Executive Officer pursuant to Section 906 of the                  (2)
                  Sarbanes-Oxley Act of 2002

99.9              Certification of Chief Financial Officer pursuant to Section 906 of the                  (2)
                  Sarbanes- Oxley Act of 2002

                                                         Ex-10

(1) Previously filed in indicated registration statement or report.
(2) Exhibit filed herewith this Registration Statement on Form S-1.


(b) Financial Statement Schedule

The following financial statement schedule filed herein as a part of this report at F-37

         Schedule II- Valuation and Qualifying Accounts

(c) Reports on Form 8-K - None.


All other schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.



                                        Ex-11